Exhibit 10.1

Execution Version

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 27, 2026 (this “First Amendment”), by and among Dycom Industries, Inc., a Florida corporation (the “Borrower”), the Guarantors party hereto, and Bank of America, N.A. (“Bank of America”), as “Term Loan B Lender” (in such capacity, the “Term Loan B Lender”), and as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined in this First Amendment have the same meanings as specified in the Amended Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto, the Swingline Lender, L/C Issuers, and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of December 23, 2025 (together with all exhibits and schedules attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof prior to giving effect to this First Amendment, the “Existing Credit Agreement”);

WHEREAS, the Borrower, the Guarantors, the Term Loan B Lender and the Administrative Agent, as applicable, have agreed to amend the Existing Credit Agreement as hereinafter set forth (the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”);

WHEREAS, pursuant to Section 2.01(c) of the Amended Credit Agreement, the Borrower has requested that the Term Loan B Lender make a term loan (a “Term Loan B Loan”) to the Borrower on the First Amendment Effective Date (as defined below) in an aggregate principal amount of $800,000,000;

WHEREAS, the Term Loan B Lender hereby commits (the “Term Loan B Commitment”) to provide the percentage of the entire amount of the Term Loan B Loan set forth opposite its name on Schedule 1 hereto;

WHEREAS, BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One, National Association, Capital One Securities, Inc., U.S. Bank National Association, Fifth Third Bank, National Association, Flagstar Bank, N.A., Goldman Sachs Bank USA, The Huntington National Bank, MUFG Bank, Ltd. and TD Securities (USA) LLC will act as joint lead arrangers and BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One, National Association, Capital One Securities, Inc. and U.S. Bank National Association will act as joint lead bookrunners for the Term Loan B Loan (in such capacities, the “First Amendment Arrangers”); and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Term Loan B Loans.

(a) Subject to the terms and conditions set forth herein, at the First Amendment Effective Date, the Term Loan B Lender agrees to make a new term loan (a “Term Loan B Loan”) to the Borrower in an aggregate original principal amount equal to its Term Loan B Commitment.

(b) Following the incurrence by the Borrower of the Term Loan B Loan pursuant to this First Amendment, the Term Loan B Loan shall constitute a separate Class of Loans for all purposes under the Amended Credit Agreement and the other Credit Documents; it being understood that the Term Loan B Loans shall have the terms applicable to the Term Loan B Loans set forth in the Amended Credit Agreement.

(c) The Term Loan B Commitment of each Term Loan B Lender will terminate upon the making of the Term Loan B Loan on the First Amendment Effective Date.

SECTION 2. Amendments to Existing Credit Agreement. Subject to the satisfaction of all conditions precedent set forth in Section 3 below, on and after the First Amendment Effective Date, the Existing Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the form of Amended Credit Agreement attached as Annex I hereto.

SECTION 3. Conditions.

(a) Conditions to Effectiveness of the First Amendment. The effectiveness of this First Amendment is subject to the satisfaction (or waiver) of the following conditions (the time at which such conditions are satisfied or waived, the “First Amendment Effective Date”):

(i) this First Amendment shall have been duly executed by each Credit Party, the Administrative Agent and the Term Loan B Lender (which may include a copy transmitted by facsimile or other electronic method);

(ii) the Administrative Agent (or its counsel) shall have received, on behalf of the Term Loan B Lender on the First Amendment Effective Date, (x) a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special counsel for the Credit Parties and (y) a customary written opinion of Akerman LLP, in its capacity as special Florida counsel for the Credit Parties, in each case dated as of the First Amendment Effective Date and addressed to the Administrative Agent and the Term Loan B Lender;

(iii) the Administrative Agent shall have received the following (or their equivalent) for each Credit Party, each (other than with respect to clause (D)) certified by the secretary, assistant secretary, director or officer responsible for the administration of the obligations of such Credit Party as of the First Amendment Effective Date to be true and correct and in force and effect pursuant to a certificate substantially in the form attached to the Existing Credit Agreement as Exhibit 5.01(d): (A) copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization (or a certification that such articles of incorporation or charter documents previously delivered to the Administrative Agent have not been amended and remain in full force and effect), (B) copies of resolutions of the board of directors or comparable managing body approving and adopting the First Amendment, the transactions contemplated therein and authorizing execution and delivery thereof, (C) copies of the bylaws, operating agreement or partnership agreement certified by a secretary or assistant secretary as of the First Amendment Effective Date to be true and correct and in force and effect as of such date (or a certification that such bylaws, operating agreement or partnership agreement previously delivered to the Administrative Agent have not been amended and remain in full force and effect), (D) copies, where applicable, of certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authorities of the State of organization and (E) an incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the First Amendment Effective Date;

(iv) the Administrative Agent shall have received an executed Loan Notice in accordance with Section 2.02 of the Existing Credit Agreement;

(v) the Administrative Agent shall have received an executed prepayment notice, in accordance with Section 2.05(a)(i) of the Existing Credit Agreement in respect of the prepayment of the Bridge Term Loans;

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(vi) the Administrative Agent (including for the account of any Lender or First Amendment Arranger) shall have received, on or before the First Amendment Effective Date, (i) all fees required to be paid on the First Amendment Effective Date pursuant to that certain Amended and Restated Engagement Letter, dated of the Closing Date, by and among the Borrower and the First Amendment Arrangers and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the First Amendment Effective Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel required to be paid), which amounts may be offset against the proceeds of the Term Loan B Loans;

(vii) the representations and warranties in Section 4 shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct (after giving effect to such materiality qualifications set forth therein) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respect, in each case, on and as of the First Amendment Effective Date as if made on and as of such date except for any representation or warranty made as of an earlier date, in which case such representation or warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such earlier date;

(viii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or after giving effect to the Term Loan B Loans to be made on such date;

(ix) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in clauses (vii) and (viii) of this Section 3(a);

(x) the Administrative Agent shall have received an officer’s certificate for the Credit Parties prepared by the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower in substantially the form of Exhibit 5.01(j) to the Existing Credit Agreement; and

(xi) the Administrative Agent shall have received, no later than three Business Days in advance of the First Amendment Effective Date, all documentation and other information that any Term Loan B Lender shall have reasonably requested in writing at least ten days prior to the First Amendment Effective Date in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering laws and regulations, including (i) the Patriot Act and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this First Amendment, the Borrower hereby makes the representations and warranties in the Existing Credit Agreement and any other Credit Document to the Administrative Agent and the Lenders party hereto, in each case on and as of the First Amendment Effective Date except for any representation or warranty made as of an earlier date, in which case such representation or warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such earlier date.

SECTION 5. Effects on Credit Documents.

(a) Except as specifically amended herein or contemplated hereby, each Credit Document continues to be in full force and effect and is hereby ratified and confirmed in all respects.

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(b) The execution, delivery and effectiveness of this First Amendment does not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Documents.

(c) (i) Each of the Borrower and each Guarantor acknowledges and agrees that on and after the First Amendment Effective Date, this First Amendment constitutes a Credit Document for all purposes under the Amended Credit Agreement and (ii) each of the Borrower and each Guarantor hereby acknowledges and confirms all of its obligations and liabilities under the Existing Credit Agreement and each other Credit Document to which it is a party, in each case after giving effect to this First Amendment, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Existing Credit Agreement and the other Credit Documents, in each case after giving effect to this First Amendment.

(d) On and after the First Amendment Effective Date, (i) each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “the Existing Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement, (ii) this First Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument and (iii) this First Amendment shall constitute an “Incremental Amendment” under and as defined in the Existing Credit Agreement.

(e) Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a further consent to, or a further waiver, amendment, modification or other change of, any term, condition, obligation, covenant or agreement contained in the Amended Credit Agreement or any other Credit Document in similar or different circumstances.

SECTION 6. Amendments; Execution in Counterparts; Severability.

(a) This First Amendment may not be amended nor may any provision hereof be waived except in accordance with the provisions of Section 11.01 of the Amended Credit Agreement; and

(b) To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

SECTION 7. Administrative Agent. The Borrower acknowledges and agrees that Bank of America, in its capacity as administrative agent under the Existing Credit Agreement, will serve as Administrative Agent under the Amended Credit Agreement.

SECTION 8. Governing Law; Waiver of Jury Trial; Jurisdiction. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 9. Headings. Section headings in this First Amendment are included herein for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

SECTION 10. Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and each such counterpart, taken together, shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person. It is understood and

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agreed that the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any Credit Document shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any similar state laws based on the Uniform Electronic Transactions Act.

SECTION 11. Guarantor Consent and Reaffirmation. Each Guarantor hereby (i) consents to the amendment of the Existing Credit Agreement effected hereby, (ii) acknowledges and agrees that all of its obligations under the Existing Credit Agreement, the Security Documents and the other Credit Documents to which it is a party (in each case, to the extent applicable) as amended hereby, are reaffirmed and remain in full force and effect, (iii) reaffirms (A) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (B) any guarantee made by it pursuant to the Guaranty, (iv) acknowledges and agrees that the grant of a security interest by it as set forth in the Pledge and Security Agreement and/or any other applicable Security Document remains in full force and effect and continues to secure the obligations of the Credit Parties under the Amended Credit Agreement, including, without limitation, the Term Loan B Loan, (v) agrees that the Obligations include, among other things and without limitation, the payment of any principal or interest on the Term Loan B Loan and (vi) nothing contained in this First Amendment shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or the other Credit Documents, which remain in full force and effect, except as modified hereby.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DYCOM INDUSTRIES, INC., as the Borrower

By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Senior Vice President, General Counsel & Corporate Secretary

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

ANSCO & ASSOCIATES, LLC

BIGHAM CABLE CONSTRUCTION, INC.

BLAIR PARK SERVICES, LLC

C-2 UTILITY CONTRACTORS, LLC

CABLECOM, LLC

COMMUNICATIONS CONSTRUCTION GROUP, LLC

DYCOM CAPITAL MANAGEMENT, INC.

DYCOM CORPORATE IDENTITY, INC.

DYCOM IDENTITY, LLC

DYCOM INVESTMENTS, INC.

ENGINEERING ASSOCIATES, LLC

ERVIN CABLE CONSTRUCTION, LLC

FIBER TECHNOLOGIES SOLUTIONS, LLC

GLOBE COMMUNICATIONS, LLC

IVY H. SMITH COMPANY, LLC

JANSEN CABLE CONSTRUCTION, LLC

KANAAN COMMUNICATIONS, LLC

LAMBERT’S CABLE SPLICING COMPANY LLC

LOCATING, INC.

NEOCOM SOLUTIONS, LLC

NIELS FUGAL SONS COMPANY, LLC

NORTH SKY COMMUNICATIONS, LLC

PARKSIDE UTILITY CONSTRUCTION, LLC

PAULEY CONSTRUCTION, LLC

POINT TO POINT COMMUNICATIONS, INC.

PRECISION VALLEY COMMUNICATIONS OF VERMONT, LLC

PRINCE TELECOM, LLC

PROFESSIONAL TELECONCEPTS, LLC

PROFESSIONAL TELECONCEPTS, LLC

RJE CANADA, INC.

RJE TELECOM, LLC

SAGE TELECOMMUNICATIONS CORP. OF COLORADO, LLC

STAR CONSTRUCTION, LLC

TCS COMMUNICATIONS, LLC

TELCOM CONSTRUCTION, LLC

TESINC,LLC

TEXSTAR ENTERPRISES, LLC

TJADER & HIGHSTROM UTILITY SERVICES, LLC

TRAWICK CONSTRUCTION COMPANY, LLC

TRIPLE-D COMMUNICATIONS, LLC

UNTRA EXPRESS, LLC

UTILIQUEST, LLC,

VCI CONSTRUCTION, LLC

WHITE MOUNTAIN CABLE CONSTRUCTION, LLC, each as a Guarantor

By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Secretary

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

UTILITY TECHNOLOGIES, LLC, as a Guarantor

By:	/s/ Kevin Schenck
Name:	Kevin Schenck
Title:	President

POWER SOLUTIONS, LLC, as a Guarantor

By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Authorized Representative

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as the Administrative Agent and the Term Loan B Lender

By:	/s/ David Van Hoy
Name:	David Van Hoy
Title:	Director

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

SCHEDULE 1

TERM LOAN B COMMITMENT

Term Loan B Lender	Term Loan B Commitment
Bank of America, N.A.	$800,000,000

ANNEX I

AMENDED CREDIT AGREEMENT

[attached]

Execution Version

Deal CUSIP# : 26747FAR0

Revolver CUSIP# : 26747FAS8

Term Loan A CUSIP# : 26747FAT6

Bridge Facility CUSIP# : 26747FAU3

Term Loan B CUSIP# : 26747FAV1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 23, 2025

among

DYCOM INDUSTRIES, INC.,

as the Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO FROM TIME TO TIME,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and L/C Issuer,

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME,

BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC,

TRUIST SECURITIES, INC., PNC CAPITAL MARKETS LLC,

BMO CAPITAL MARKETS CORP., CAPITAL ONE, NATIONAL ASSOCIATION,

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers,

BOFA SECURITIES, INC., PNC CAPITAL MARKETS LLC,

TRUIST SECURITIES, INC.,

and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners,

WELLS FARGO SECURITIES, LLC, TRUIST BANK,

PNC BANK, NATIONAL ASSOCIATION, BMO CAPITAL MARKETS CORP.,

CAPITAL ONE, NATIONAL ASSOCIATION,

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

FLAGSTAR BANK, N.A., GOLDMAN SACHS BANK USA,

THE HUNTINGTON NATIONAL BANK,

MUFG BANK, LTD.,

and

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

as Co-Documentation Agents

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01.	Definitions	1
1.02.	Other Interpretive Provisions	50
1.03.	Accounting Terms	51
1.04.	Times of Day	53
1.05.	Letter of Credit Amounts	53
1.06.	Rates	53
1.07.	Certain Determinations	54
1.08.	Timing of Payment or Performance	54
1.09.	Effectuation of Transactions	54

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		55

2.01.	Commitments	55
2.02.	Borrowings, Conversions and Continuations of Loans	58
2.03.	Letters of Credit	60
2.04.	Swingline Loans	69
2.05.	Prepayments	61
2.06.	Termination or Reduction of Aggregate Revolving Commitments	91
2.07.	Repayment of Loans	91
2.08.	Interest	92
2.09.	Fees	93
2.10.	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	93
2.11.	Evidence of Debt	94
2.12.	Payments Generally; Administrative Agent’s Clawback	94
2.13.	Sharing of Payments by Lenders	96
2.14.	Cash Collateral	96
2.15.	Defaulting Lenders	97
2.16.	Reverse Dutch Auction Prepayments	99
2.17.	Refinancing Facilities	100
2.18.	Amend and Extend Transactions	102

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		104

3.01.	Taxes	104
3.02.	Illegality	108
3.03.	Inability to Determine Rates	108
3.04.	Increased Costs	110
3.05.	[Reserved]	111
3.06.	Mitigation Obligations; Replacement of Lenders	111
3.07.	Survival	112

ARTICLE IV GUARANTY		112

4.01.	The Guaranty	112
4.02.	Obligations Unconditional	112
4.03.	Reinstatement	113
4.04.	Certain Additional Waivers	114
4.05.	Remedies	114
4.06.	Rights of Contribution	114
4.07.	Guarantee of Payment; Continuing Guarantee	115
4.08.	Keepwell	115
4.09.	Appointment of Borrower	115

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ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		98

5.01.	Conditions of Effectiveness	98
5.02.	Conditions to all Credit Extensions	101

ARTICLE VI REPRESENTATIONS AND WARRANTIES		102

6.01.	Financial Condition	102
6.02.	No Material Adverse Change	102
6.03.	Organization; Existence	102
6.04.	Power; Authorization; Enforceable Obligations	102
6.05.	Conflict	103
6.06.	No Material Litigation	103
6.07.	No Event of Default	103
6.08.	Taxes	103
6.09.	ERISA	103
6.10.	Governmental Regulations, Etc.	104
6.11.	Subsidiaries	104
6.12.	Use of Proceeds	104
6.13.	Compliance with Laws	104
6.14.	Accuracy and Completeness of Information	104
6.15.	Environmental Matters	105
6.16.	Solvency	106
6.17.	Insurance	106
6.18.	Anti-Corruption Laws	106
6.19.	Sanctions	106
6.20.	Security Documents	106

ARTICLE VII AFFIRMATIVE COVENANTS		107

7.01.	Financial Statements	107
7.02.	Certificates; Other Information	108
7.03.	Notices	109
7.04.	Maintenance of Existence; Compliance with Laws	109
7.05.	Maintenance of Property; Insurance	110
7.06.	Inspection of Property; Books and Records; Discussions	110
7.07.	Financial Covenants	110
7.08.	Limitation on Restricted Actions	111
7.09.	Additional Guarantors	111
7.10.	Payment of Taxes	114
7.11.	Environmental Laws	114
7.12.	Use of Proceeds	114
7.13.	Further Assurances	115
7.14.	Anti-Corruption Laws	115
7.15.	Sanctions	115
7.16.	Nature of Business	115
7.17.	Transactions with Affiliates	115
7.18.	Fiscal Year	116
7.19.	Post-Closing Covenant	116

ARTICLE VIII NEGATIVE COVENANTS		116

8.01.	Indebtedness	116
8.02.	Liens	119
8.03.	Consolidation, Merger, Sale or Purchase of Assets, Etc.	119
8.04.	Advances; Investments and Loans	121
8.05.	Restricted Payments	122

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		124

9.01.	Events of Default	124
9.02.	Remedies upon Event of Default	126
9.03.	Application of Funds	126

ARTICLE X ADMINISTRATIVE AGENT		127

10.01.	Appointment and Authority	128
10.02.	Rights as a Lender	128
10.03.	Exculpatory Provisions	128
10.04.	Reliance by Administrative Agent	129
10.05.	Delegation of Duties	129
10.06.	Resignation of Administrative Agent	130
10.07.	Non-Reliance on Administrative Agent and Other Lenders	131
10.08.	No Other Duties; Etc	132
10.09.	Administrative Agent May File Proofs of Claim; Credit Bids	132
10.10.	Collateral and Guaranty Matters	133
10.11.	Secured Treasury Management Agreements and Secured Swap Contracts	134
10.12.	ERISA Matters	134
10.13.	Recovery of Erroneous Payments	135

ARTICLE XI MISCELLANEOUS		135

11.01.	Amendments, Etc.	135
11.02.	Notices; Effectiveness; Electronic Communications	138
11.03.	No Waiver; Cumulative Remedies; Enforcement	139
11.04.	Expenses; Indemnity; and Damage Waiver	140
11.05.	Payments Set Aside	142
11.06.	Successors and Assigns	142
11.07.	Treatment of Certain Information; Confidentiality	148
11.08.	Set-off	149
11.09.	Interest Rate Limitation	149
11.10.	Integration; Effectiveness; Amendment and Restatement	149
11.11.	Survival of Representations and Warranties	150
11.12.	Severability	150
11.13.	Replacement of Lenders	150
11.14.	Governing Law; Jurisdiction; Etc	151
11.15.	Waiver of Right to Trial by Jury	152
11.16.	No Advisory or Fiduciary Responsibility	153
11.17.	Electronic Execution; Electronic Records; Counterparts	153
11.18.	Patriot Act Notice	154
11.19.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	154
11.20.	Acknowledgement Regarding Any Supported QFCs	155

SCHEDULES

1. 01	Existing Letters of Credit
1.01(a)	Security Documents
2.01	Commitments and Applicable Percentages
2.03	L/C Commitment
2.04	Swingline Commitment
6.11	Subsidiaries
7.19	Post-Closing Covenant
8.01	Indebtedness Existing on the Closing Date

8.02	Liens Existing on the Closing Date
8.05	Investments Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

1.01(a)	Perfection Certificate
1.01(b)	Intellectual Property Security Agreement
2.02	Form of Loan Notice
2.03	Form of Letter of Credit Report
2.04	Form of Swingline Loan Notice
2.05	Form of Notice of Loan Prepayment
2.11(a)-1	Form of Revolving Note
2.11(a)-2	Form of Swingline Note
2.11(a)-3	Form of Term Note
2.16	Form of Auction Procedures
3.01(e)-1-4	Form of U.S. Tax Compliance Certificates
5.01(d)	Form of Secretary’s Certificate
5.01(j)	Form of Solvency Certificate
7.02(b)	Form of Compliance Certificate
7.09	Form of Guarantor Joinder Agreement
11.06(b)	Form of Assignment and Assumption

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 23, 2025 among DYCOM INDUSTRIES, INC., a Florida corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer (each, as defined herein).

The Borrower is party to that certain Second Amended and Restated Credit Agreement, dated as of May 15, 2024 (as amended, supplemented or otherwise modified from time to time until (but not including) the Closing Date, the “Existing Credit Agreement”) with the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer.

On the Closing Date, the parties to this Credit Agreement desire to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit Agreement in its entirety as follows to, among other things, (a) extend the maturity of, and increase the Commitments (as defined in the Existing Credit Agreement) under the existing Term Loan A (as defined in the Existing Credit Agreement) and the existing Revolving Commitments (as defined in the Existing Credit Agreement), (b) permit the acquisition, directly or indirectly, by the Borrower (the “Closing Date Acquisition”) of all of the outstanding units of Power Solutions, LLC, a Maryland limited liability company (the “Closing Date Target”), pursuant to the terms of that certain Unit Purchase Agreement, dated as of November 18, 2025, by and among, the Borrower, the Closing Date Target and Project Eastern Shore, LLC, a Maryland limited liability company (the “Acquisition Agreement”) and (c) establish the Bridge Term Loans (as hereinafter defined).

The Borrower has requested that the Lenders provide the credit facilities specified herein for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Definitions.

As used in this Credit Agreement, the following terms shall have the meanings set forth below:

“Acceptable Intercreditor Agreement” means any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (a) consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto and/or (b) reasonably acceptable to the Borrower and the Administrative Agent.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Acquisition Agreement” has the meaning set forth in the recitals hereto.

“Additional Revolving Commitments” means any revolving credit commitment established pursuant to Section 2.17 and/or 2.18 that does not constitute a Revolving Commitment.

“Additional Revolving Loans” means any revolving loan made under any Additional Revolving Commitment.

“Additional Term Commitments” means any term loan commitment established pursuant to Section 2.01(c), 2.17 and/or 2.18 that does not constitute a Term Loan A Commitment, Term Loan B Commitment or Bridge Term Loan Commitment.

“Additional Term Loan” means any term loan added pursuant to Section 2.01(c), 2.17 and/or 2.18 and/or any term loan funded under any Additional Term Commitment, in each case, that does not constitute a Term Loan A Loan, Term Loan B Loan or a Bridge Term Loan.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders in writing.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Fee Letter” means that certain Fee Letter, dated as of November 18, 2025, among the Borrower, Bank of America and BofA Securities, Inc.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is $800,000,000.

“Applicable Percentage” means, with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments, and (b) with respect to each Lender providing a portion of any Term Loan, the percentage (carried out to the ninth decimal place) the numerator of which is, prior to funding of the applicable Term Loan, such Lender’s Term Loan Commitment, and after funding of the applicable Term Loan, the principal amount of such Lender’s portion of the Term Loan, and the denominator of which is, prior to funding of the applicable Term Loan, the aggregate principal amount of the applicable Term Loan Commitments, and after funding of the applicable Term Loan, the Outstanding Amount of the applicable Term Loan. The Applicable Percentage of each Lender on the Closing Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Applicable Percentages shall be subject to adjustment as provided in Section 2.15.

“Applicable Rate” means,

(a) with respect to the Commitment Fee, the Revolving Loans and the Term Loan A Loans, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate required to be delivered pursuant to Section 7.02(b); provided, that, from the Closing Date until the date the Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending August 1, 2026 the percentage per annum set forth in Pricing Tier 2 of the table below shall be the applicable rate; and

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Term SOFR Loans	Base Rate Loans
1	Greater than 3.50:1.00	0.40%	2.00%	1.00%
2	Less than or equal to 3.50:1.00 but greater than 2.75:1.00	0.35%	1.75%	0.75%
3	Equal to or less than 2.75:1.00 but greater than 2.00:1.00	0.30%	1.625%	0.625%
4	Equal to or less than 2.00:1.00 but greater than 1.25:1.00	0.25%	1.50%	0.50%
5	Equal to or less than 1.25:1.0	0.20%	1.375%	0.375%

(b) with respect to the Bridge Term Loans, (i) 0.75% per annum in the case of Base Rate Loans and (ii) 1.75% per annum in the case of Term SOFR Loans; provided, that, the foregoing percentage per annum shall increase by 0.25% on each 90-day anniversary of the Closing Date.

(c) with respect to the Term Loan B Loans, (i) 0.75% per annum in the case of Base Rate Loans and (ii) 1.75% per annum in the case of Term SOFR Loans.

Any increase or decrease in clause (a) of the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the applicable Required Class Lenders for such Loans, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (and if the applicable Required Class Lenders for such Loans do not make such request, the then applicable Pricing Tier in effect shall be maintained) and shall remain in effect until the date on which such Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon clause (a) of the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate.

The Applicable Rate with respect to any Additional Term Loan hereunder shall be percentages per annum specified in the loan documentation whereby such Additional Term Loan is established.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Arranger Fee Letter” means that certain Amended and Restated Fee Letter, dated as of the date hereof, among the Borrower and the Lenders party thereto.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06(b) or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent and the Borrower.

“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) [reserved], (c) [reserved] and (d) in respect of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Auction” has the meaning specified in Section 2.16(a).

“Auction Effective Date” has the meaning specified in Section 2.16(b).

“Auction Manager” has the meaning specified in Section 2.16(a).

“Auction Procedures” means the procedures set forth in Exhibit 2.16.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Revolving Loan Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR plus 1.00%; and if Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means each of the following: (a) a borrowing of Swingline Loans pursuant to Section 2.04 and (b) a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Bridge Term Loans” has the meaning specified in Section 2.01(b)(ii).

“Bridge Term Loan Commitment” means, as to each Lender, its obligation to make a Bridge Term Loan in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Bridge Term Loan Commitment”. The aggregate principal amount of the Bridge Term Loan Commitment of all the Lenders as in effect on the Closing Date is $600,000,000.

“Bridge Term Loan Maturity Date” means the date that is 364 days after the Closing Date.

“Business” has the meaning specified in Section 6.15(c).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Business Optimization Initiative” has the meaning specified in the definition of “Consolidated EBITDA”.

“Canadian Dollar” means the lawful money of Canada.

“Capital Expenditures” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease.

“Capped Call Transactions” means one or more call options (or substantively equivalent derivative transaction) referencing the Borrower’s Equity Interests purchased by the Borrower (or a Restricted Subsidiary) in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion price or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding) (whether settled in shares, cash or a combination thereof) and limiting the amount deliverable to the Borrower (or a Restricted Subsidiary) upon exercise thereof based on a cap or upper strike price (howsoever defined).

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is subject to regulation as an insurance company and any Restricted Subsidiary thereof.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer or the Swingline Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a)(i) Dollars, (ii) Canadian Dollars and (iii) Euro; (b) securities issued or directly and fully guaranteed or insured by (i) the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) or (ii) the government of any Participating Member State or any agency or instrumentality of such Participating Member State (provided that the full faith and credit of such Participating Member State is pledged in support of those securities) having maturities, unless such securities are deposited to defease any indebtedness, of not more than one year from the date of acquisition or other securities issued by government agencies, including government sponsored enterprises, having maturities of not more than one year from the date of acquisition; (c) time deposits maturing no more than 30 days from the date of creation, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender party to this Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250,000,000; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) any money market deposit account issued or offered by any Lender party to this Credit Agreement or with any U.S. commercial bank having capital and surplus in excess of $250,000,000; (f) commercial paper having one of the three highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; (g) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any Participating Member State or by any political subdivision or taxing authority thereof, rated at least “BBB” (or any comparable rating) by Moody’s or S&P and having maturities of not more than one year from the date of acquisition; (h) money market funds that invest primarily in Cash Equivalents of the kinds described in clauses (a) through (g) of this definition; and (i) in the case of Foreign Subsidiaries of the Borrower, substantially similar instruments to those set forth in clauses (a) through (h) above in the relevant jurisdiction.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means any Person, or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor or (ii) underwriters in connection with any offering of Equity Interests), shall have acquired “beneficial ownership,” directly or indirectly, of, or having acquired by contract or otherwise, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower.

For purposes of this definition, (1) “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Act of 1934, (2) a Person or group shall not be deemed to beneficially own Voting Stock or voting power subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock or voting power pursuant to the transactions contemplated by such agreement, (3) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of the Equity Interests or other securities of such other Person’s parent company (or any related contractual right) unless it beneficially owns or controls more than 50% of the total voting power of the Equity Interests entitled to vote for the election of directors of such Person’s parent company having a majority of the aggregate votes on the board of directors (or equivalent governing body) of such Person’s parent company and (4) any veto or approval right in respect to certain matters provided to any equityholder in any shareholder agreement, investor rights agreement or other similar agreement shall not constitute voting power for purposes hereunder.

“Class”, when used with respect to

(a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loan A Loans, Bridge Term Loans, Term Loan B Loans, Additional Term Loans of any series established as a separate “Class” pursuant to Section 2.01(c), 2.17 and/or 2.18, Revolving Loans and/or Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.17 and/or 2.18,

(b) any Commitment, refers to whether such Commitment is a Term Loan A Commitment, Bridge Term Loan Commitment, Term Loan B Loan Commitment, an Additional Term Commitment of any series established as a separate “Class” pursuant to Section 2.01(c), 2.17 and/or 2.18, a Revolving Commitment and/or an Additional Revolving Commitment of any series established as a separate “Class” pursuant to Section 2.17 and/or 2.18,

(c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class, and

(d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Revolving Commitment of a particular Class.

“Closing Date” means December 23, 2025.

“Closing Date Acquisition” has the meaning specified in the recitals hereto.

“Closing Date Target” has the meaning specified in the recitals hereto.

“Closing Date Target Material Adverse Effect” has the meaning assigned to the term “Company Material Adverse Effect” in the Acquisition Agreement.

“Closing Date Target Refinancing” has the meaning specified in Section 5.01(l).

“CME” means CME Group Benchmark Administration Limited.

“Co-Documentation Agent” means Fifth Third Bank, National Association, Flagstar Bank, N.A., Goldman Sachs Bank USA, The Huntington National Bank, MUFG Bank, Ltd. and The Toronto-Dominion Bank, New York Branch, in their capacities as co-documentation agent.

“Co-Syndication Agent” means BofA Securities, Inc., Wells Fargo Securities, LLC, Truist Bank, PNC Bank, National Association, BMO Capital Markets Corp, Capital One, National Association. and U.S. Bank National Association in their capacities as co-syndication agent.

“Collateral” means any and all property of any Credit Party subject (or purported to be subject) to a Lien under any Security Document and any and all other property of any Credit Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Security Document to secure the Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject, in all cases, to (x) the applicable limitations set forth in this Credit Agreement and/or any other Credit Document, (including the terms of the last paragraph of Section 5.01 and the terms of any applicable Acceptable Intercreditor Agreement) and (y) the time periods (and extensions thereof) set forth in Section 7.09, the requirement that:

(a) on the Closing Date, the Administrative Agent shall have received (A) each applicable Security Document listed on Schedule 1.01(a), duly executed by the Borrower and each Guarantor party thereto, (B) a pledge of all of the Equity Interests (together, in the case of Equity Interests that are certificated, with undated stock powers or other transfer instruments executed in blank by a Responsible Officer of the pledgor thereof), listed on Schedule 3 to the Perfection Certificate, (C) each Material Debt Instrument listed on Schedule 4 to the Perfection Certificate, endorsed (without recourse) in blank or accompanied by an executed transfer form or other transfer instrument in blank by the pledgor thereof; and

(b) after the Closing Date, in the case of any Restricted Subsidiary that is required to become (or otherwise becomes) a Credit Party after the Closing Date, or any Discretionary Guarantor, the Administrative Agent shall have received (A) a Guarantor Joinder Agreement, (B) if such Restricted Subsidiary or Discretionary Guarantor owns registrations of or applications for US patents, trademarks and/or copyrights that constitute Collateral and are registered with the United States Patent and Trademark Office or the United States Copyright Office, an Intellectual Property Security Agreement, (C) a completed Perfection Certificate, (D) Uniform

Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (E) an executed joinder to each applicable Acceptable Intercreditor Agreement in substantially the form attached as an exhibit thereto or such other form to which the Administrative Agent may reasonably agree and (F) each item of Collateral that such Restricted Subsidiary or Discretionary Guarantor is required to deliver under Section 4.2 of the Pledge and Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 7.09(a)).

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender, any Additional Revolving Commitment of such Lender, the Term Loan A Commitment of such Lender, the Bridge Term Loan Commitment of such Lender, the Term Loan B Commitment of such Lender and any Additional Term Commitment of such Lender.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Credit Agreement, any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.

“Company Competitor” means any competitor of the Borrower and/or any of its subsidiaries.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution) that is (a) exclusively engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes (but not with a view towards investing in special, opportunistic or distressed situations) and (b) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor or its Affiliates, or the management, control or operation thereof, (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Borrower and/or any entity that forms part of its business (including any of its subsidiaries).

“Compliance Certificate” has the meaning specified in Section 7.02(b).

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) determines is reasonably necessary in connection with the administration of this Credit Agreement and any other Credit Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for the applicable period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted (or included) for (i) the Consolidated Interest Expense for such period deducted in determining Consolidated Net Income, (ii) the income tax expense for such period deducted in determining Consolidated Net Income, (iii) the aggregate amount of the depreciation expense and amortization expense for such period to the extent deducted in determining Consolidated Net Income, (iv) to the extent included in Consolidated Net Income, (A) non-cash purchase accounting adjustments in accordance with GAAP and (B) cash purchase accounting adjustments for such period which have been approved in writing by the Administrative Agent, (v) any extraordinary, non-recurring or unusual gains, losses or charges for such period recorded in determining Consolidated Net Income, (vi) any non-cash impairment charges for such period recorded in determining Consolidated Net Income, (vii) any non-cash losses, expenses or charges (or minus any non-cash gains) for such period recorded in determining Consolidated Net Income, (viii) any stock based compensation expense for such period recorded in determining Consolidated Net Income, (ix) any Acquisition costs related to permitted Acquisitions for such period deducted in determining Consolidated Net Income for such period, (x) any restructuring charges, integration costs or other business optimization expenses for such period deducted in determining Consolidated Net Income for such period, (xi) charges incurred related to the extinguishment of debt, including, but not limited to, the write-off of deferred financings fees, to the extent deducted in determining Consolidated Net Income, (xii) any non-cash losses or charges (or minus any non-cash gains) under any Swap Contract for such period recorded in determining Consolidated Net Income, and (xiii) expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to result from actions (any such action, a “Business Optimization Initiative”) with which substantial steps have been, will be, or are expected to be, taken within 18 months of such period, in each case determined for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and subject to Section 1.03; provided, that the aggregate amount added back pursuant to clause (b)(x) and (b)(xiii) for any period shall not exceed the greater of (A) $190,000,000 and (B) 20% of Consolidated EBITDA (calculated after giving effect to such add back ) for such period. Unless expressly indicated otherwise, the applicable period shall be for most recently ended Test Period as of the date of computation.

“Consolidated Funded Debt” means Funded Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Interest Coverage Ratio” means, for the applicable period, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense paid or payable in cash (excluding amortization of debt discount and premium, debt issuance costs paid in a previous period and interest expense incurred on tax liabilities) during such period. Unless expressly indicated otherwise, the applicable period shall be the most recently ended Test Period prior to the date of computation.

“Consolidated Interest Expense” means, for the applicable period, all interest expense in accordance with GAAP (including amortization of debt discount, premium and the interest component under Capital Leases) of the Borrower and its Restricted Subsidiaries for such period. Unless expressly indicated otherwise, the applicable period shall be the most recently ended Test Period prior to the date of computation.

“Consolidated Net Income” means, for the applicable period, net income of the Borrower and its Restricted Subsidiaries on a consolidated basis. Unless expressly indicated otherwise, the applicable period shall be the most recently ended Test Period prior to the date of computation.

“Consolidated Net Leverage Ratio” means the ratio of (a) Consolidated Funded Debt on the date of computation minus unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries in excess of $25,000,000 as of the date of computation to (b) Consolidated EBITDA for the most recently ended Test Period prior to the date of computation.

“Consolidated Net Tangible Assets” means, on the date of computation, (a) the amount of the Borrower’s consolidated total assets minus (b)(i) all current liabilities and (ii) the amount of the Borrower’s consolidated intangible assets, including goodwill, deferred financing charges and intellectual property, in each case determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP. Unless expressly indicated otherwise, on any relevant date of determination, Consolidated Net Tangible Assets will be determined as of the last day of the most recently ended Test Period.

“Consolidated Senior Secured Net Leverage Ratio” means the ratio of (a) Consolidated Funded Debt on the date of computation less (i) unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries in excess of $25,000,000 as of the date of computation, (ii) Subordinated Indebtedness and (iii) unsecured Indebtedness, in each case, included in the calculation of Consolidated Funded Debt to (b) Consolidated EBITDA. Unless expressly indicated otherwise, the applicable period shall be for the Test Period most recently ended prior to the date of computation.

“Consolidated Total Assets” means, on the date of computation, (a) the amount of the Borrower’s consolidated total assets minus (b) the amount of the Borrower’s consolidated intangible assets, including goodwill, deferred financing charges and intellectual property, in each case determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Contractual Obligation” means, as applied to any Person, any provision of any (a) fungible financial instrument that holds some monetary value, such as representing (i) an ownership interest in a publicly-traded company or rights to such ownership, or (ii) a creditor relationship with a Governmental Authority or company, in each case, issued by that Person or (b) of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Share” has the meaning specified in Section 4.06.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Bond Hedge Transactions” means one or more call options (or substantively equivalent derivative transaction) referencing the Borrower’s Equity Interests purchased by the Borrower (or a Restricted Subsidiary) requiring the counterparty thereto to deliver to the Borrower or such Restricted Subsidiary shares of common stock of the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding).

“Convertible Bond Indebtedness” means Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Interests of the Borrower.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covenant Acquisition Increase” has the meaning specified in Section 7.07(a).

“Covenant Acquisition Increase Period” has the meaning specified in Section 7.07(a).

“Covered Party” has the meaning specified in Section 11.20.

“Credit Agreement” means this Third Amended and Restated Credit Agreement.

“Credit Documents” means this Credit Agreement, each Note, each Issuer Document, each Guarantor Joinder Agreement, the Security Documents, the Fee Letters, each Refinancing Amendment, each Incremental Amendment, each Extension Amendment and any other document or instrument designated by the Borrower and the Administrative Agent as a “Credit Document”.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Parties” means, collectively, the Borrower and each Guarantor.

“Current Assets” means, at any date, (a) all assets of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current assets (excluding any (i) cash or Cash Equivalents (including cash and Cash Equivalents held on deposit for third parties by the Borrower and/or any Restricted Subsidiary), (ii) permitted loans to third parties, (iii) deferred bank fees and derivative financial instruments related to Indebtedness, (iv) the current portion of current and deferred Taxes and (v) management fees receivables) and (b) in the event that any Permitted Receivables Transaction is accounted for off-balance sheet, (i) gross receivables subject to such Permitted Receivables Transaction minus (ii) collections against the amounts sold pursuant to such Permitted Receivables Transaction.

“Current Liabilities” means, at any date, all liabilities of the Borrower and its Restricted Subsidiaries which under GAAP would be classified as current liabilities, other than (i) short term debts, including current maturities of long term debt, (ii) outstanding revolving loans and letter of credit exposure, (iii) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (iv) obligations in respect of derivative financial instruments related to Indebtedness, (v) the current portion of current and deferred Taxes, (vi) liabilities in respect of unpaid earnouts or unpaid acquisition, disposition or refinancing related expenses, deferred purchase price holdbacks, (vii) accruals relating to restructuring reserves, (viii) liabilities in respect of funds of third parties on deposit with the Borrower and/or any Restricted Subsidiary, (ix) management fees payables, (x) the current portion of any Capital Lease Obligation, (xi) the current portion of any other long term liability for Indebtedness, (xii) accrued settlement costs, (xiii) non-cash compensation costs and expenses, (xiv) deferred revenue arising from cash receipts that are earmarked for specific projects and (xv) any other liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date.

“Daily Simple SOFR” means, with respect to any applicable determination date, a rate per annum equal to SOFR for such day as published by the SOFR Administrator on the SOFR Administrator’s Website.

“De Minimis ECF Threshold” has the meaning specified in Section 2.05(b)(v)(C)(1).

“Debt Issuance” means the issuance by any Credit Party or any Restricted Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.01.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to (i) for each commercial Letter of Credit, half the Applicable Rate used to determine the interest rate applicable to Revolving Loans plus 2% per annum and (ii) for each standby Letter of Credit, the Applicable Rate used to determine the interest rate applicable to Revolving Loans plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied and has not been waived in accordance with Section 11.01, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied and has not been waived in accordance with Section 11.01), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanctions.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of consideration that is not cash or Cash Equivalents received by the Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 8.03(a)(xii) that is designated as Designated Non-Cash Consideration by the Borrower pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation (which amount will be reduced by the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to cash or Cash Equivalents).

“Discharged” means, with respect to any Indebtedness that has been fully defeased (pursuant to a contractual or legal defeasance) or discharged in full pursuant to the irrevocable prepayment or deposit of amounts sufficient to satisfy such Indebtedness as it becomes due or irrevocably called for redemption (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligors thereof).

“Discretionary Guarantor” has the meaning specified in Section 7.09(b).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by the Borrower or any Restricted Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Recovery Event.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Term Loan A Loan Maturity Date. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders of the Equity Interest have the right to require the Borrower to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Equity Interest if the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 8.05. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Credit Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Disqualified Institution” means:

(a)(i) any Person identified in writing to Bank of America on or prior to November 18, 2025, (ii) any Person that is identified in writing to the Administrative Agent after the Closing Date, (iii) any Affiliate of any Person described in clauses (i) or (ii) above that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person, and (iv) any other Affiliate of any Person described in clauses (i), (ii) or (iii) above that is identified in a written notice to the Administrative Agent (each such person, a “Disqualified Lending Institution”); and

(b)(i) any Person that is or becomes a Company Competitor (other than a Competitor Debt Fund Affiliate) that is identified in writing to the Administrative Agent, (ii) any Affiliate of any Person described in clause (i) above (other than any Competitor Debt Fund Affiliate) that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person and (iii) any other Affiliate of any Person described in clauses (i) or (ii) above that is identified in a written notice to the Administrative Agent; it being understood and agreed that no Competitor Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution pursuant to this clause (iii); and

provided that no written notice delivered pursuant to clauses (a)(ii), (a)(iv), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has acquired or agreed to acquire prior to the delivery of such notice (i) an assignment of an interest in the Loans pursuant to a fully executed Assignment and Assumption (including any consents thereto required hereby) or (ii) a participation interest in the Loans pursuant to a fully executed participation agreement that provides for “participation” only (including any consents thereto required hereby).

The Borrower shall be permitted to remove any Person from the list of Disqualified Institutions; provided, that at any time after the removal of such Person, the Borrower shall be permitted to re-designate such Person as a Disqualified Institution upon notice to the Administrative Agent without the consent of the Administrative Agent or any other Person (which notice shall not apply retroactively to disqualify any Person that has acquired or agreed to acquire prior to the delivery of such notice (i) an assignment of an interest in the Loans pursuant to a fully executed Assignment and Assumption (including any consents thereto required hereby) or (ii) a participation interest in the Loans pursuant to a fully executed participation agreement that provides for “participation” only (including any consents thereto required hereby)).

“Disqualified Lending Institution” has the meaning specified in the definition of “Disqualified Institution”.

“Disqualified Person” has the meaning specified in Section 11.06(g).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Earn Out Obligations” means, with respect to an Acquisition, payments by the Borrower or any Restricted Subsidiary required to be made as a result of reaching performance targets or milestones. For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the fair value in accordance with GAAP of the earn out payments in respect thereof.

“ECF Prepayment Amount” has the meaning specified in Section 2.05(b)(v).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line and/or amendment fee (regardless of whether any such fee is paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the issuer of such Indebtedness generally to all relevant lenders ratably; provided, that (A) to the extent that the Term SOFR (with an Interest Period of three months) or Base Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Indebtedness in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Term SOFR (for a period of three months) or Base Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Electronic Copy” has the meaning specified in Section 11.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided, that in any event, “Eligible Assignee” shall not include (i) any natural person or (ii) any Disqualified Institution.

“Environmental Laws” means any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, legally enforceable requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or its Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Consideration” has the meaning specified in the definition of “Transactions”.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Securities Exchange Act of 1934, as amended; provided, however, that Equity Interests shall not include Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions.

“Equity Issuance” means the issuance or sale by the Borrower of any Equity Interests, other than any issuance or sale of Equity Interests (a) contemplated by the Acquisition Agreement, (b) to any current or former officer, director or employee of the Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, retirement plan, shareholders’ agreement or similar agreement, (c) to members of management or directors of the Borrower or any of its Restricted Subsidiaries, (d) in

connection with the exercise of any stock options, warrants or other convertible securities, (e) in connection with the payment of withholding taxes or otherwise in connection with any settlement or set-off, netting and/or payment of an early termination payment or similar payment thereunder upon early termination thereof, in each case, made in Borrower’s common stock, (f) constituting directors’ qualifying shares and/or other nominal amounts required to be held by persons other than the Borrower or its Restricted Subsidiaries under applicable law and (e) to satisfy obligations in respect of Convertible Bond Indebtedness, Capped Call Transaction, Convertible Bond Hedge Transaction or Warrant Transaction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Credit Party within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of a Credit Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430 and 432 of the Internal Revenue Code or Sections 303 and 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, any amount (if positive) equal to:

(1) Consolidated EBITDA for such Excess Cash Flow Period (without giving effect to clause (b)(xiii) of the definition thereof, the amounts added back in reliance on which shall be deducted in determining Excess Cash Flow); plus

(2) any extraordinary, unusual or non-recurring cash gain during such Excess Cash Flow Period (whether or not accrued in such Excess Cash Flow Period) to the extent not otherwise included in Consolidated EBITDA (including any component definitions used therein); plus

(3) any foreign currency exchange gain actually realized and received in cash in Dollars (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Swap Contracts for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk), net of any loss from foreign currency translation; plus

(4) an amount equal to all cash received for such period on account of any net non-cash gain or income from any Investment deducted in a previous period pursuant to clause (17) of this definition; plus

(5) the decrease, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such decrease in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Swap Contract; minus

(6) the amount, if any, which, in the determination of Consolidated EBITDA (including any component definition used therein) for such Excess Cash Flow Period, has been included in respect of income or gain from any Disposition outside of the ordinary course of business (including Dispositions constituting covered losses or taking of assets in connection with a Recovery Event) of the Borrower and/or any Restricted Subsidiary; minus

(7) cash payments actually made in respect of the following (without duplication):

(a) any Investment permitted by Section 8.04 (other than Investments (i) in cash or Cash Equivalents or (ii) in any Credit Party) and/or any Restricted Payment permitted by Section 8.05 and actually made in cash during such Excess Cash Flow Period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent the relevant Investment and/or Restricted Payment is financed with the proceeds of long term funded Indebtedness (other than revolving Indebtedness) and

(b) without duplication of (1) any amount deducted from Excess Cash Flow for a prior Excess Cash Flow Period and/or (2) the amount of any deduction and/or reduction in the amount of any mandatory prepayment resulting from the application of Section 2.05(b)(v)(C);

(b) any realized foreign currency exchange loss actually paid or payable in cash (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Swap Contracts for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk);

(c) the aggregate amount of any extraordinary, unusual or non-recurring cash charge (whether or not incurred in such Excess Cash Flow Period) excluded in calculating Consolidated EBITDA (including any component definition used therein);

(d) consolidated Capital Expenditures actually made in cash during such Excess Cash Flow Period or, at the option of the Borrower, made prior to the date the Borrower is required to make a payment of Excess Cash Flow in respect of such Excess Cash Flow Period, (A) except to the extent financed with the proceeds of long term funded Indebtedness (other than revolving Indebtedness) and (B) without duplication of (1) any amount deducted from Excess Cash Flow for a prior Excess Cash Flow Period and/or (2) the amount of any deduction and/or reduction in the amount of any mandatory prepayment resulting from the application of 2.05(b)(v)(C);

(e) any long-term liability, excluding the current portion of any such liability (other than Indebtedness) of the Borrower and/or any Restricted Subsidiary;

(f) any cash charge added back in calculating Consolidated EBITDA pursuant to the definition thereof or excluded from the calculation of Consolidated Net Income in accordance with the definition thereof;

(g) the aggregate amount of expenditures actually made by the Borrower and/or any Restricted Subsidiary during such fiscal year (including any expenditure for the payment of financing fees) to the extent that such expenditures are not expensed; minus

(8) the aggregate principal amount of (i) all optional prepayments of Indebtedness (other than (A) any optional prepayment, repurchase, redemption or other retirement of any Indebtedness under the Credit Documents, any other First Lien Debt and/or any Junior Lien Debt, prior to such date, in each case, that is deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.05(b)(v) or (B) any optional repayment of revolving Indebtedness except to the extent any related commitment is permanently reduced in connection with such repayment) and/or any prepayment or repayment of any amount owing under any Permitted Receivables Transaction, (ii) all mandatory prepayments and scheduled repayments of Indebtedness during such Excess Cash Flow Period and (iii) the aggregate amount of any premium, make-whole or penalty payment actually paid in cash by the Borrower and/or any Restricted Subsidiary during such period that is required to be made in connection with any prepayment, repayment, repurchase, redemption or other retirement of Indebtedness, in each case except to the extent financed with the proceeds of long term funded Indebtedness (other than revolving Indebtedness); minus

(9) Consolidated Interest Expense actually paid or payable in cash by the Borrower and/or any Restricted Subsidiary during such Excess Cash Flow Period; minus

(10) Taxes (inclusive of Taxes paid or payable under tax sharing agreements or arrangements and/or in connection with any intercompany distribution) paid or payable by the Borrower and/or any Restricted Subsidiary with respect to such Excess Cash Flow Period; minus

(11) the increase, if any, in Consolidated Working Capital from the first day to the last day of such Excess Cash Flow Period, but excluding any such increase in Consolidated Working Capital arising from (i) the acquisition or Disposition of any Person by the Borrower or any Restricted Subsidiary, (ii) the reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, (iii) the application of purchase and/or recapitalization accounting and/or acquisition method accounting and/or (iv) the effect of any fluctuation in the amount of accrued and contingent obligations under any Swap Contract; minus

(12) the amount of any Tax obligation of the Borrower and/or any Restricted Subsidiary that is estimated in good faith by the Borrower as due and payable (but is not currently due and payable) by the Borrower and/or any Restricted Subsidiary as a result of the repatriation of any dividend or similar distribution of net income of any Foreign Subsidiary to the Borrower or any Restricted Subsidiary; minus

(13) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period and except to the extent deducted in calculating the amount of any Excess Cash Flow payment in accordance with Section 2.05(b)(v), at the option of the Borrower, (i) the aggregate consideration (including earn-outs) required to be paid in cash by the Borrower or its Restricted Subsidiaries pursuant to binding contracts, letters of intent or purchase orders entered into prior to or during such period relating to Capital Expenditures, acquisitions or Investments (other than Investments (A) in cash and Cash Equivalents or (B) in any Credit Party) and/or Restricted Payments described in clause (7)(A) above and/or (ii) the aggregate amount otherwise committed, planned or budgeted to be made in connection with Capital Expenditures, acquisitions or Investments (other than Investments (A) in cash and Cash Equivalents or (B) in any Credit Party) and/or Restricted Payments described in clause (7)(A) above(collectively, clauses (i) and (ii), the “Scheduled Expenditures”), in each case of the foregoing clauses (i) and (ii), to be consummated or made prior to the expiry of the immediately succeeding fiscal year (except, in each case, to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such Capital Expenditures, acquisitions, Investments or Restricted Payments during such immediately succeeding fiscal year is less than the Scheduled Expenditures, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow for such immediately succeeding fiscal year; minus

(14) cash payments (other than in respect of Taxes, which are governed by clause (10) above) made during such Excess Cash Flow Period for any liability the accrual of which in a prior Excess Cash Flow Period resulted in an increase in Excess Cash Flow in such prior period (provided that there was no other deduction to Consolidated EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness); minus

(15) cash expenditures made in respect of any Swap Contract during such period to the extent (i) not otherwise deducted in the calculation of Consolidated Net Income or Consolidated EBITDA and (ii) not financed with long term funded Indebtedness (other than revolving Indebtedness); minus

(16) amounts paid in cash (except to the extent financed with long term funded Indebtedness (other than revolving Indebtedness)) during such period on account of (i) items that were accounted for as non-cash reductions of Consolidated Net Income or Consolidated EBITDA in a prior period and (ii) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income; minus

(17) an amount equal to the sum of the aggregate net non-cash gain or income from any non-ordinary course Investment to the extent included in arriving at Consolidated EBITDA.

“Excess Cash Flow Period” means each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on or about January 29, 2028.

“Excess Payment” has the meaning specified in Section 4.06.

“Excluded Assets” means each of the following:

(a) the Equity Interests of any (A) Captive Insurance Subsidiary, (B) Unrestricted Subsidiary, (C) not-for-profit subsidiary, (D) Immaterial Subsidiary (other than an Immaterial Subsidiary that is a Credit Party) and/or (E) Receivables Subsidiary;

(b) any intent-to-use (or similar) trademark application prior to the filing and acceptance by the US Patent and Trademark Office (or similar Governmental Authority) of a “Statement of Use”, “Declaration of Use”, “Amendment to Allege Use” or similar filing with respect thereto, to the extent, if any, that (and only for so long as) the granting or perfection of a security interest, or the enforcement of the creditor’s rights hereunder, would result in the invalidation, abandonment, forfeiture, or loss of such intent-to-use (or similar) trademark application or any registration that issues therefrom under any Requirement of Law;

(c) any asset (including Equity Interests), to the extent and for so long as the grant or perfection of a security interest in which would (i) be prohibited under any Requirement of Law (including any rule and/or regulation of any Governmental Authority), (ii) require any governmental or regulatory consent, approval, license or authorization, in each case, to the extent such consent, approval, license or authorization has not been obtained (it being understood and agreed that no Credit Party shall have any obligation to procure any such consent, approval, license or authorization) (in each case of clauses (i) and (ii), after giving effect to applicable anti-assignment provisions of the UCC or other Requirement of Law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clauses (i) or (ii) to the extent that the assignment of such proceeds or receivables is effective under the UCC or other Requirement of Law notwithstanding the relevant requirement or prohibition or (iii) be reasonably likely to result in material and adverse tax consequences (including as a result of the application of Section 956 of the Code or any similar Requirement of Law) as reasonably determined by the Borrower;

(d)(i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement, any other leasehold interest, and (iii) any owned Real Estate Asset;

(e) the Equity Interests of (i) any Person that is not a wholly-owned Subsidiary of the Borrower and/or (ii) any subsidiary of any non-wholly-owned Subsidiary of the Borrower;

(f) any Margin Stock;

(g) the Equity Interests of any (i) Foreign Subsidiary or (ii) U.S. Foreign Holdco, in each case, in excess of 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of any such Person;

(h) any Commercial Tort Claim (as defined in Article 9 of the UCC);

(i) any Deposit Account, securities account and/or similar account (including any securities entitlement), any escrow, fiduciary and/or trust account, payroll and other employee wage and benefit accounts, tax accounts (including sales tax accounts), any cash collateral account, any cash and Cash Equivalents and any funds and other property held or maintained in any such accounts (other than, in each case, proceeds of other Collateral as to which perfection may be accomplished by filing a general “all assets” UCC-1 financing statement);

(j) assets subject to any purchase money security interest, Capital Lease obligation or similar arrangement, in each case, that is permitted by the terms of this Credit Agreement and to the extent (and for so long as) the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any subsidiary of the Borrower), other than proceeds and receivables thereof;

(k) any Letter-of-Credit Right (as defined in Article 9 of the UCC) that does not constitute a Supporting Obligation (as defined in Article 9 of the UCC), except to the extent the security interest therein may be perfected by filing of a financing statement under the UCC of any applicable jurisdiction;

(l) motor vehicles and other assets subject to certificates of title other than, in each case, to the extent a lien therein may be perfected by the filing of a general “all assets” UCC financing statement;

(m)

any asset of a Restricted Subsidiary acquired in a transaction permitted under this Credit Agreement by the Borrower or any Restricted Subsidiary that, at the time of the relevant acquisition, is encumbered to secure assumed Indebtedness permitted by this Credit Agreement to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such asset from being pledged to secure the Obligations and the relevant prohibition was not implemented in contemplation of the applicable acquisition;

(n) any asset with respect to which the Borrower, in consultation with the Administrative Agent, has in good faith determined that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein (including (i) any mortgage, stamp, intangibles or other tax or expenses relating to such security interest and (ii) any effect on the ability of the relevant Credit Party to conduct its operations and business in the ordinary course of business) outweighs, or is excessive in light of, the practical benefit of a security interest to the relevant Secured Parties afforded thereby (and the Lenders acknowledge that the Collateral that may be provided by any Credit Party may be limited to minimize stamp duty, notarization, registration or other applicable fees, Taxes and duties where the benefit to the Secured Parties of increasing the Guaranty and/or secured amount is disproportionate to the level of such fees, Taxes and duties);

(o) any governmental license or state or local franchise, charter and/or authorization, to the extent (as for so long as) a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby and to the extent such consent, approval, license or authorization has not been obtained, after giving effect to the anti-assignment provisions of the UCC of any applicable jurisdiction, other than any proceeds or receivable thereof to the extent the assignment of the same is expressly deemed effective under the UCC of any applicable jurisdiction notwithstanding such consent or restriction;

(p) any asset subject to any Permitted Receivables Transaction; and

(q) any aircraft, airframes, aircraft engines, helicopters and equipment and/or other assets that are affixed to, or otherwise constitute, such aircraft, airframes, aircraft engines and/or helicopters.

“Excluded Subsidiary” means:

(a)(i) any Restricted Subsidiary that is not a wholly-owned Subsidiary and (ii) each subsidiary of any Person described in the foregoing clause (i);

(b) any Immaterial Subsidiary;

(c) any Restricted Subsidiary (i) that is prohibited or restricted from providing the Guaranty by (A) any Requirement of Law or (B) any Contractual Obligation that exists on the Closing Date or at the time such Restricted Subsidiary becomes a Subsidiary (which Contractual Obligation was not entered into in contemplation of the acquisition of such Restricted Subsidiary (including pursuant to assumed Indebtedness that is permitted to be incurred under this Credit Agreement)), in each case, for so long as such prohibition or restriction remains in effect, (ii) that would require a governmental (including regulatory) or third party consent (in the case of any such third party consent, which is required on the Closing Date or at the time of the acquisition of such subsidiary), approval, license or authorization in order to provide the Guaranty, in each case, that has not been obtained (it being understood that there is no obligation to obtain or seek to obtain any such consent, approval, license or authorization) or (iii) with respect to which the provision of the Guaranty could reasonably be expected to result in material and adverse tax consequences to the Borrower and/or any of its direct or indirect subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent;

(d) any not-for-profit subsidiary;

(e) any Captive Insurance Subsidiary;

(f) any Receivables Subsidiary;

(g) any Foreign Subsidiary;

(h) any (i) U.S. Foreign Holdco and (ii) Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary or a U.S. Foreign Holdco;

(i) any Unrestricted Subsidiary;

(j)(i) any Restricted Subsidiary acquired by the Borrower or any Restricted Subsidiary in a transaction permitted under this Credit Agreement that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted under this Credit Agreement to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Guaranty (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of providing a Guaranty) and (ii) any subsidiary of any Restricted Subsidiary described in the immediately preceding clause (i) that is subject to any prohibition described in such clause (i);

(k) any other Restricted Subsidiary with respect to which the burden or cost of providing a Guaranty outweighs, or would be excessive in light of, the practical benefits afforded thereby as determined by the Borrower in consultation with the Administrative Agent;

(l) solely in the case of any Excluded Swap Obligation, any Subsidiary that is not a Specified Loan Party; and

(m) any broker-dealer subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereto.

“Existing Letters of Credit” means those standby letters of credit outstanding on the Closing Date and identified on Schedule 1.01.

“Extended Revolving Commitment” means any Revolving Commitments the maturity of which shall have been extended pursuant to Section 2.18.

“Extended Revolving Loans” means any Revolving Loans made pursuant to the Extended Revolving Commitments.

“Extended Term Loans” means any Term Loans the maturity of which shall have been extended pursuant to Section 2.18.

“Extension” has the meaning specified in Section 2.18(a).

“Extension Amendment” means an amendment to this Credit Agreement, in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and the Lenders effecting the Extension in accordance with Section 2.18.

“Extension Offer” has the meaning specified in Section 2.18(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards

Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.

“Fee Letters” means the Arranger Fee Letter and the Agent Fee Letter.

“First Amendment” means the First Amendment to Third Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors party hereto, the Term Loan B Lender and the Administrative Agent.

“First Amendment Effective Date” means January 27, 2026.

“First Lien Debt” means (a) the Term Loan B Loans and (b) any other Indebtedness (other than any such Indebtedness among the Borrower and/or any of its subsidiaries) that is secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Loan B Loans.

“Fixed Amounts” has the meaning specified in Section 1.08(b).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Lender with Revolving Commitments that is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and

(b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds (excluding performance, payment and other surety bonds incurred in the ordinary course of business), debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within 12 months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, including Earn Out Obligations recognized as a liability on the balance sheet of the Borrower and its Restricted Subsidiaries in accordance with GAAP, (e) the principal portion of all obligations of such Person under Capital Leases, (f) all drafts drawn under letters of credit issued or bankers’ acceptances facilities created for the account of such Person (to the extent unreimbursed), (g) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments prior to the date 91 days after the Term Loan A Loan Maturity Date, redemption prior to the 91 days after the Term Loan A Loan Maturity Date or other acceleration, (h) the Attributable Indebtedness of any Sale and Leaseback Transaction, (i) all Indebtedness of others of the type described in clauses (a) through (h) hereof secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that so long as such Indebtedness is non-recourse to such Person, only the portion of such obligations which is secured shall constitute Indebtedness hereunder, (j) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) through (h) hereof, and (k) all Indebtedness of the type described in clauses (a) through (h) hereof of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Person would be liable therefor under applicable Requirement of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person; provided, however, that Funded Debt shall not include (i) Indebtedness among the Borrower and its Restricted Subsidiaries to the extent such Indebtedness would be eliminated on a consolidated basis, (ii) any Indebtedness that has been Discharged, (iii) any amount in respect of any Permitted Receivables Transaction, (iv) the stated amount of all letters of credit (including the Letters of Credit) and (v) all Swap Obligations. Notwithstanding the foregoing, the term “Funded Debt” shall be deemed not to include (x) any operating lease or operating lease liability and/or (y) any obligation not constituting “Indebtedness” under this Credit Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States that are applicable to the circumstances as of the date of determination, consistently applied and as in effect from time to time and subject to the terms of Section 1.03.

“Governmental Authority” means the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor Joinder Agreement” means a Guarantor Joinder Agreement in substantially the form of Exhibit 7.09, executed and delivered by each Person that becomes a Guarantor in accordance with the provisions of Section 7.09.

“Guarantors” means (a) on the Closing Date, any Restricted Subsidiary identified as a “Guarantor” or a “Discretionary Guarantor” on the signature pages hereto, (b) thereafter and, in each case subject to and in accordance with Section 7.09 and the definition of “Collateral and Guarantee Requirement”, each Subsidiary of the Borrower that becomes a guarantor of the Obligations pursuant to the terms of this Credit Agreement (including any such Subsidiary designated as a Discretionary Guarantor pursuant to Section 7.09(b)) and (c) with respect to Obligations owing by any Credit Party (other than the Borrower) under any Swap Contract or any Treasury Management Agreement, the Borrower, in each case of clauses (a) through (c), together with their successors and permitted assigns, and until the Guaranty of such Person is released in accordance with the terms of this Credit Agreement.

“Guaranty” means the guaranty of the Guarantors set forth in Article IV.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any Acquisition, Disposition or other transaction permitted under this Credit Agreement) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or

(d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“HMT” has the meaning specified in the definition of “Sanctions”.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” means, as of any date of determination, (a) any Restricted Subsidiary of the Borrower whose contribution to Consolidated Net Tangible Assets, on an individual basis, does not exceed 7.5% of Consolidated Net Tangible Assets and (b) any Restricted Subsidiary of the Borrower whose contribution to Consolidated Net Tangible Assets, when taken together with the contribution to Consolidated Net Tangible Assets of all other Restricted Subsidiaries that qualify as Excluded Subsidiaries solely because they are Immaterial Subsidiaries, does not exceed 10% of Consolidated Net Tangible Assets.

“Incremental Amendment” means an amendment to this Credit Agreement executed by each of (a) the Borrower, (b) each Lender that agrees to provide all or any portion of the Incremental Credit Facility being incurred pursuant to Section 2.01(c), and (c) the Administrative Agent.

“Incremental Calculation Methodology” has the meaning specified in Section 2.01(c)(i)(C).

“Incremental Credit Facilities” has the meaning specified in Section 2.01(c).

“Incurrence Based Amounts” has the meaning specified in Section 1.08(b).

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds (excluding performance, payment and other surety bonds incurred in the ordinary course of business), debentures, notes or similar instruments to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (x) trade debt incurred in the ordinary course of business and due within 12 months of the incurrence thereof and (y) Earn Out Obligations and similar obligations, except if unpaid for five Business Days after due and payable) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that so long as such Indebtedness is non-recourse to such Person, only the portion of such obligations which is secured shall constitute Indebtedness hereunder, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto), (i) all net obligations of such Person under Swap Contracts, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments prior to the date 91 days after the Term Loan A Loan Maturity Date, redemption prior to the date 91 days after the Term Loan A Loan Maturity Date, (l) [reserved], and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Person would be liable therefor under applicable Requirement of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date and the amount in respect of any Permitted Receivables Transaction shall not constitute Indebtedness. Notwithstanding the foregoing, the term “Indebtedness” shall exclude (x) any operating lease or operating lease liability and (y) obligations incurred in connection with the consummation of any transaction solely to the extent the proceeds thereof are and continue to be held in an escrow, trust, collateral or similar account or arrangement and are not otherwise made available to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement substantially in the form of Exhibit 1.01(b) to the extent required to be executed pursuant to the Pledge and Security Agreement.

“Initial Reinvestment Period” has the meaning specified in Section 2.05(b)(ii).

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Interest Payment Date” means, (a) as to any Base Rate Loan (including Swingline Loans), the last Business Day of each March, June, September and December, the applicable Maturity Date and, in the case of any Swingline Loan, any other dates as may be mutually agreed upon by the Borrower and the Swingline Lender, and (b) as to any Term SOFR Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, the applicable Maturity Date and, in addition, where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the immediately succeeding Business Day.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, or such other period that is 12 months or less requested by the Borrower and consented to by all the relevant Lenders, as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means (a) any purchase or acquisition for consideration by the Borrower or any of its Restricted Subsidiaries of the Equity Interests of any Person (other than a Credit Party), (b) the purchase or other acquisition for consideration by the Borrower or any of its Restricted Subsidiaries (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person constituting an operating division or operating line of business or other operating business unit of such other Person and (c) any loan, advance

(other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower or its Restricted Subsidiaries for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Restricted Subsidiaries in exchange for consideration.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Bookrunners” means BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC in their capacities as joint bookrunners.

“Joint Lead Arrangers” means (i) BofA Securities, Inc., Wells Fargo Securities, LLC, Truist Securities, Inc., PNC Capital Markets LLC, BMO Capital Markets Corp, Capital One Securities, Inc. and U.S. Bank National Association in their capacities as joint lead arrangers and (ii) on and after the First Amendment Effective Date, the First Amendment Arrangers (as defined in the First Amendment).

“Junior Lien Debt” means any Indebtedness (other than any such Indebtedness among the Borrower and/or any of its subsidiaries) that is secured by a Lien on the Collateral that is expressly junior to the Lien on the Collateral securing the Term Loan B Loans.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when due or refinanced as a Borrowing of Revolving Loans.

“L/C Commitment” means, as to each L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite its name on Schedule 2.03, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) with respect to the Existing Letters of Credit, the issuer of those letters of credit as identified on Schedule 1.01, (b)(i) Bank of America in its capacity as issuer of Letters of Credit hereunder, (ii) Wells Fargo Bank, National Association in its capacity as issuer of Letters of Credit hereunder and (iii) Truist Bank in its capacity as issuer of Letters of Credit hereunder and/or (b) any Lender appointed by the Borrower (with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed) as an additional L/C Issuer pursuant to Section 2.03(l) or a replacement for any L/C Issuer who is at the time of such appointment a Defaulting Lender, in each case in its capacity as an issuer of Letters of Credit pursuant to Section

2.03 and together with its successors and assigns. Any reference in this Credit Agreement or any other Credit Document to the L/C Issuer shall be deemed to be a reference to all L/C Issuers or to any one of them, as the context may require.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, binding requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. Specifically, for purposes of Section 3.01, the term “Laws” includes FATCA.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Credit Agreement and their successors and assigns and, as the context requires, includes the Swingline Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Loan Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Report” means a report substantially in the form of Exhibit 2.03 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $225,000,000 and (b) the Aggregate Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof), in each case, in the nature of security.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, Swingline Loan or Term Loan.

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or Term Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Party” has the meaning specified in Section 10.13.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) on the Closing Date (including, for the avoidance of doubt, for purposes of any representation and warranty made as of the Closing Date), a Closing Date Target Material Adverse Effect and (b) after the Closing Date, a material adverse effect on (a) the business, assets, financial condition or liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their payment obligations, when such obligations are required to be performed, under this Credit Agreement or any other Credit Document or (c) the validity or enforceability of this Credit Agreement or any of the other Credit Documents or the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, taken as a whole.

“Material Debt Instrument” means any physical Instrument (as defined in the UCC) evidencing any debt for borrowed money owing from any Person (other than any Credit Party) having an individual outstanding principal balance in excess of $75,000,000 (other than any Excluded Asset).

“Material Intellectual Property” means trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights that are material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Materials of Environmental Concern” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Maturity Date” means with respect to (a) the Revolving Loans, the Swingline Loans and the Letters of Credit (and the related L/C Obligations), the Revolving Loan Maturity Date, (b) the Term Loan A Loans, the Term Loan A Loan Maturity Date ~~and~~, (c) the Bridge Term Loans, the Bridge Term Loan Maturity Date and (d) the Term Loan B Loans, the Term Loan B Loan Maturity Date; provided, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“MFN Indebtedness” means any Incremental Credit Facility that is incurred prior to the date that is 6 months after the First Amendment Effective Date in the form of broadly syndicated floating rate term B loan incremental term loans that are pari passu in right of payment and security with the Term Loan B Loans.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100%of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 100%of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“MNPI” means material non-public information of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Credit Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Credit Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds actually received by the Borrower or any Restricted Subsidiary in respect of any Disposition, Recovery Event, Debt Issuance or Equity Issuance, net of (a) costs and/or out-of-pocket expenses incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions) and any cost and/or expense reasonably anticipated by the Borrower or such Restricted Subsidiary to be incurred in connection with any transition service to be provided in connection with any Disposition, Recovery Event, Debt Issuance or Equity Issuance, (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or Recovery Event, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents actually received upon the sale or other Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any Disposition, Recovery Event, Debt Issuance or Equity Issuance. Net Cash Proceeds shall not include any cash payments held in escrow until such time as such amounts are released from escrow.

“Non-Consenting Lender” has the meaning specified in Section 11.13.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Notes” means the Revolving Notes, the Swingline Note and the Term Notes, individually or collectively, as appropriate.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 2.05 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) obligations under any Swap Contract between any Credit Party or any Subsidiary and any Swap Contract Provider that is permitted to be incurred pursuant to Section 8.01(e) and (b) obligations under any Treasury Management Agreement between any Credit Party and any Treasury Management Bank; provided, that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts or any L/C Borrowing with respect to such L/C Obligations.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning specified in Section 11.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by any Credit Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Perfection Certificate” means a certificate substantially in the form of Exhibit 1.01(a) or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.

“Perfection Requirements” means, with respect to any Credit Party, the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Credit Party, the filing of Intellectual Property Security Agreements or other appropriate instruments or notices with the US Patent and Trademark Office and the US Copyright Office (or successors thereto) (solely as required under the Pledge and Security Agreement), in each case in favor of the Administrative Agent for the benefit of the Secured Parties and delivery to the Administrative Agent of any stock certificate or Material Debt Instrument (subject to the terms of any applicable Acceptable Intercreditor Agreement), together with instruments of transfer executed in blank, to the extent required by the applicable Credit Documents.

“Permitted Acquisition” means any Acquisition or any series of related Acquisitions by the Borrower or its Restricted Subsidiaries so long as (a) no Event of Default shall then exist or would exist after giving effect thereto, (b) the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 7.07 as of the most recently ended Test Period (after giving effect to any increase of the Consolidated Net Leverage Ratio enacted pursuant to Section 7.07(a)) (subject to Section 1.03(d)), and (c) Total Consideration paid for all Acquisitions of Persons incorporated, formed or organized in any jurisdiction other than any state of the United States or the District of Columbia shall not exceed the greater of (A) $500,000,000 and (B) 22.5% of Consolidated Net Tangible Assets.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or any combination of Related Business Assets between the Borrower and/or any Restricted Subsidiary, on the one hand, and any other Person, on the other hand.

“Permitted Investments” means:

(a) Investments in (i) cash and Cash Equivalents and (ii)(A) Investments existing as of the Closing Date and with respect to any Investment with a value in excess of $25,000,000, set forth on Schedule 8.05 and (B) any modification, replacement, renewal or extension of any such Investment so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted under Section 8.04;

(b) receivables owing to the Borrower or any of its Restricted Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(c) Investments by any Credit Party to any other Credit Party;

(d) loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed the greater of (i) $7,000,000 and (ii) 0.5% of Consolidated Net Tangible Assets at any time outstanding; provided that such loans and advances shall comply with all applicable Requirements of Law;

(e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(f) any assignment of intellectual property from the Borrower or any Restricted Subsidiary to (i) any Restricted Subsidiary or (ii) any Unrestricted Subsidiary if, at the time of such assignment, such intellectual property has not been registered with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any other governmental authority in the United States or any other jurisdiction.

(g) Investments, acquisitions or transactions permitted under Section 7.17 (other than clause (a)(i) of the proviso thereto), Section 8.01 (other than Section 8.01(n)), Section 8.02, Section 8.03 (other than Section 8.03(a)(x)) and/or Section 8.05 (other than Section 8.05(n));

(h) Permitted Acquisitions;

(i) Investments in Swap Contracts to the extent permitted by Section 8.01(e);

(j) Investments (i) in wholly owned Unrestricted Subsidiaries in an aggregate amount outstanding at any time not to exceed the greater of (A) $325,000,000 and (B) 15% of Consolidated Net Tangible Assets, (ii) in non-wholly owned Unrestricted Subsidiaries in an aggregate amount outstanding at any time not to exceed the greater of (A) $110,000,000 and (B) 5% of Consolidated Net Tangible Assets, and (iii) in non-wholly owned Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed the greater of (A) $110,000,000 and (B) 5% of Consolidated Net Tangible Assets;

(k)(i) Investments in wholly owned Restricted Subsidiaries that are Domestic Subsidiaries and (ii) Investments in wholly owned Restricted Subsidiaries that are Foreign Subsidiaries in an aggregate amount outstanding at any time not to exceed the greater of (A) $215,000,000 and (B) 10% of Consolidated Net Tangible Assets;

(l) to the extent constituting Investments, Investments in Convertible Bond Hedge Transactions, Capped Call Transactions and Warrant Transactions;

(m) additional Investments of a nature not contemplated by the foregoing clauses hereof; provided that such Investments made pursuant to this clause and outstanding at any time shall not exceed the greater of (i) $215,000,000 and (ii) 10% of Consolidated Net Tangible Assets;

(n)(i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by Section 8.04 to the extent that such acquired Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any such Investment so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment, except as otherwise permitted by Section 8.04;

(o) Investments made in connection with the Transactions;

(p)(i) Guaranty Obligations of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guaranty Obligations of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(q) Investments in the Borrower and/or any Restricted Subsidiary in connection with internal reorganizations and/or restructurings and/or activities related to tax planning; provided, that, after giving effect to any such reorganization, restructuring or activity, in the good faith determination of the Borrower, neither the Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;

(r) Investments in the Borrower, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business; and

(s) Investments (i) of Receivables Facility Assets in connection with any Permitted Receivables Transaction and/or (ii) necessary to permit the payment of fees, expenses and/or indemnification obligations and/or the satisfaction of any repurchase obligation in connection with any Permitted Receivables Transaction.

“Permitted Liens” means:

(a) Liens (i) securing the Obligations under this Credit Agreement and the other Credit Documents and (ii) in favor of a Swap Contract Provider in connection with a Swap Contract that is permitted under Section 8.01(e);

(b) Liens securing purchase money Indebtedness and Capital Lease Obligations to the extent permitted under Section 8.01(c); provided, that (i) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction (it being understood that such financings may be cross-collateralized);

(c) Liens for taxes, assessments, charges or other governmental levies (i) not yet due or as to which the period of grace, if any, related thereto has not expired, (ii) which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, in conformity with GAAP or (iii) which taxes, assessments, charges or other governmental levy would not have a Material Adverse Effect;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which (i) are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or (ii) are for amounts with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(e) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements incurred in the ordinary course of business;

(f) deposits or other Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds, performance, payment or other surety bonds, and any other obligations of a like nature incurred in the ordinary course of business;

(g) Liens existing on the Closing Date and, to the extent securing obligations in excess of $25,000,000, set forth on Schedule 8.02; provided that no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date (and replacements thereof);

(h) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purpose;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses and in clauses (j), (k) and (m); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced;

(j) Liens securing Indebtedness incurred pursuant to Section 8.01(i), provided that such Liens do not secure obligations in excess of the greater of (i) $150,000,000 and (ii) 7% of Consolidated Net Tangible Assets;

(k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or a Restricted Subsidiary arising in the ordinary course of business from netting services, overdraft protection, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts;

(l) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower or becomes a Restricted Subsidiary of the Borrower; provided that (i) such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Restricted Subsidiary or acquired by the Borrower or such Restricted Subsidiary and (ii) such Liens do not secure obligations in excess of the greater of (A) $112,500,000 and (B) 5% of Consolidated Net Tangible Assets at any time outstanding;

(m) Liens on deposits with respect to Indebtedness that has been Discharged;

(n) Liens on Receivables Facility Assets or the Equity Interest of any Receivables Subsidiary that are granted or arise (or are deemed to have been granted or arisen) in connection with any Permitted Receivables Transaction ;

(o) Liens arising from precautionary UCC financing statements or similar or analogous financing statements in any jurisdiction and the filing of UCC financing statements or similar or analogous financing statements in any jurisdiction by bailees and consignees in the ordinary course of business;

(p) other Liens not described above, provided that such Liens do not secure obligations in excess of the greater of (i) $112,500,000 and (ii) 5% of Consolidated Net Tangible Assets at any time outstanding;

(q) Liens (i) solely on any cash earnest money deposits and/or arising in connection with any escrow arrangement made by the Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 8.03 and/or (B) the pledge of cash as part of an escrow arrangement required in any Disposition permitted under Section 8.03;

(r) Liens arising out of Sale and Lease-Back Transactions permitted under Section 8.03(a)(xiii);

(s) Liens securing Indebtedness permitted pursuant to Section 8.01(p) on the relevant acquired assets or on the Equity Interests and assets of the relevant newly acquired Restricted Subsidiary and/or any future subsidiary of such Restricted Subsidiary (including, for the avoidance of doubt, any after-acquired property of any such newly acquired subsidiary and/or any such subsidiary of such subsidiary); provided, that no such Lien (i) extends to or covers any other assets (other than the proceeds or products thereof, replacements thereof, accessions or additions thereto and improvements thereon) (it being understood that (A) individual financings of the type permitted under Section 8.01(c) provided by any lender may be cross collateralized to other financings of such type provided by such lender or its affiliates and (B) any such Lien may extend to after-acquired property of any such Person) or (ii) was created in contemplation of the applicable acquisition of assets or Equity Interests;

(t) Liens on assets owned by, and/or Equity Interests of, Restricted Subsidiaries that are not Credit Parties (including Equity Interests owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Credit Parties permitted pursuant to Section 8.01; and

(u) Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 8.01.

“Permitted Receivables Transaction” means any receivables, factoring and/or securitization facility or arrangement pursuant to which the Borrower and/or any of its Subsidiaries sells or grants a security interest in accounts receivable, payables or other customary securitization assets (including royalty and other revenue streams or other rights to payment and the proceeds thereof) and/or similar and/or related assets (the “Receivables Facility Assets”) to either (a) a Person that is not a Restricted Subsidiary or (b) any Receivables Subsidiary that, in turn, pledges, sells or otherwise transfers its Receivables Facility Assets to a Person that is not a Subsidiary (including any subsidiary of the Borrower).

“Permitted Refinancing” means any extension, renewal, refinancing, refunding, exchange, amendment or replacement of any existing Indebtedness so long as any such extended, renewed, refinanced, refunded, exchanged or amended or replaced Indebtedness (a) does not include an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, refinanced, refunded, exchanged, amended or replaced (unless any such new obligor is added as Guarantor hereunder) and (b) does not exceed the principal amount and unfunded commitments of the Indebtedness being extended, renewed, refinanced, refunded, exchanged, amended or replaced plus any premium and any reasonable fees, expenses and other financing costs payable in connection therewith, including in connection with the exercise or early unwind of a Convertible Bond Hedge Transaction, a Capped Call Transaction or a Warrant Transaction (it being understood that any premium paid as part of a refinancing of any Convertible Bond Indebtedness, including in connection with the repurchase, redemption, retirement or defeasance of any Convertible Bond Indebtedness or to exercise or early unwind or settle the Convertible Bond Hedge Transaction, a Capped Call Transaction or a Warrant Transaction shall be deemed to be reasonable).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of any Credit Party or any ERISA Affiliate or any such Plan to which any Credit Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Pledge and Security Agreement” means the Third Amended and Restated Pledge and Security Agreement, dated as of the Closing Date, executed and delivered in favor of the Administrative Agent for the benefit of the Secured Parties by each of the Credit Parties.

“Pro Forma Basis” means, with respect to any determination of the Consolidated Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio, Consolidated Interest Coverage Ratio and/or Consolidated EBITDA, Consolidated Total Assets or Consolidated Net Tangible Assets, that:

(a) in the case of (i) any Disposition of all or substantially all of the Equity Interests of any Restricted Subsidiary or any division and/or product line of the Borrower and/or any Restricted Subsidiary, (ii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (iii) the implementation of any Business Optimization Initiative relating to a cost-savings action and/or (iv) if applicable, any Subject Transaction described in clause (h) of the definition thereof, income statement items (whether positive or negative and including any expected cost saving) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;

(b) in the case of (i) any Acquisition or other Investment, (ii) any designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and/or (iii) if applicable, any Subject Transaction described in clause (i) of the definition thereof, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;

(c) any retirement or repayment of Indebtedness by the Borrower or any of its Subsidiaries that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;

(d) any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection therewith that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower in good faith to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower;

(e) the acquisition of any asset included in calculating Consolidated Total Assets or Consolidated Net Tangible Assets (other than the amount cash or Cash Equivalents, which is addressed in clause (g) below), whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets or Consolidated Net Tangible Assets described in the definition of “Subject Transaction”, shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made;

(f) subject to Section 1.03(d), other than, for the avoidance of doubt, for purposes of Section 7.07, the amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries shall be calculated as of the date of the consummation of such Subject Transaction after giving pro forma effect thereto, including any application of cash proceeds in connection therewith (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness that is the Subject Transaction for which such a calculation is being made); and

(g) each other Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets or Consolidated Net Tangible Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Consolidated Net Leverage Ratio for purposes of the definition of “Applicable Rate” ~~and~~, the Consolidated Net Leverage Ratio or Consolidated Interest Coverage Ratio for purposes of Section 7.07 (other than for the purpose of determining pro forma compliance with Section 7.07 as a condition to taking any action under this Credit Agreement), and the Consolidated Senior Secured Net Leverage Ratio for purposes of the definition of “Required Excess Cash Flow Percentage”, the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Projections” has the meaning specified in Section 6.14.

“Properties” has the meaning specified in Section 6.15(a).

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.20.

“Qualified Acquisition” means any Acquisition with aggregate cash and non-cash consideration (including assumed Indebtedness, the good faith estimate by the Borrower of the maximum amount of any deferred purchase price obligations (including the Borrower’s good faith estimate of any anticipated Earn Out Obligations) and Equity Interests) paid in connection therewith in excess of $150,000,000.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding

$10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under

§1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratable Share” has the meaning specified in Section 4.06.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Person in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Receivables Facility Assets” has the meaning specified in the definition of “Permitted Receivables Transactions”.

“Receivables Subsidiary” means any Subsidiary of the Borrower formed for the purpose of, or that solely engages in, any permitted securitization, receivables facility, receivables financing or Permitted Receivables Transaction and/or any other receivables arrangement and any other activity reasonably related thereto.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Recovery Event” means the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets but excluding cash receipts in the ordinary course of business.

“Refinancing Amendment” means an amendment to this Credit Agreement, in form and substance reasonably satisfactory to the Borrower, the Administrative Agent, the Lenders providing Specified Refinancing Facilities and, in the case of any Specified Refinancing Revolving Loans or Specified Refinancing Revolving Commitments, the L/C Issuers, effecting the incurrence of such Specified Refinancing Facilities in accordance with Section 2.17.

“Register” has the meaning specified in Section 11.06(c).

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any asset received by the Borrower or any Restricted Subsidiary in exchange for any asset transferred by the Borrower or any Restricted Subsidiary shall not be deemed to constitute a Related Business Asset if such asset consists of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 10.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Transaction” means (a) any prepayment or repayment of Term Loan B Loans with the proceeds of, or any conversion of Term Loan B Loans into, any new or replacement tranche using broadly syndicated first lien floating rate long-term term B loans incurred by any Credit Party and secured by the Collateral on a pari passu basis and denominated in Dollars the primary purpose of which is to reduce the Effective Yield applicable to such Term Loan B Loans (as determined by the Borrower in good faith) or (b) any amendment to the Term Loan B Loans the primary purpose of which is to reduce the Effective Yield applicable to the Term Loan B Loans (as determined by the Borrower in good faith); provided that any refinancing or repricing of Term Loan B Loans in connection with (i) any transformative acquisition or similar investment not permitted by this Credit Agreement or that would result in insufficient flexibility to operate, (ii) any material acquisition or similar Investment, Disposition or Restricted Payment (in each case, as determined by the Borrower in good faith), (iii) any Change of Control, (iv) any transaction resulting in the increase of any Term Loan and/or (v) the incurrence of term loan A facilities, in each case, shall not constitute a Repricing Transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice.

“Required Class Lenders” means, at any time, (a) with respect to the Revolving Commitments and Revolving Loans, Lenders holding in the aggregate more than 50% of (i) the unfunded Revolving Commitments and the outstanding Revolving Loans, L/C Obligations and participations therein or (ii) if the Revolving Commitments have been terminated, the outstanding Revolving Loans, L/C Obligations and participations therein, (b) with respect to the Term Loan A Loans or Term Loan A Commitments, Lenders holding in the aggregate more than 50% of (i) the unfunded Term Loan A Commitments and the outstanding Term Loan A Loans or (b) if the Term Loan A Commitments have been terminated, the outstanding Term Loan A Loans ~~and~~, (c) with respect to the Bridge Term Loans or Bridge Term Loan Commitments, Lenders holding in the aggregate more than 50% of (i) the unfunded Bridge Term Loan Commitments and the outstanding Bridge Term Loans or (ii) if the Bridge Term Loan Commitments have been terminated, the outstanding Bridge Term Loans and (d) with respect to the Term Loan B Loans or Term Loan B Commitments, Lenders holding in the aggregate more than 50% of (i) the unfunded Term Loan B Commitments and the outstanding Term Loan B Loans or (ii) if the Term Loan B Commitments have been terminated, the outstanding Term Loan B Loans. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.

“Required Excess Cash Flow Percentage” means, as of any date of determination, (a) if the Consolidated Senior Secured Net Leverage Ratio is greater than 3.75:1.00, 50% (b) if the Consolidated Senior Secured Net Leverage Ratio is less than or equal to 3.75:1.00 and greater than 3.50:1.00 (with such Consolidated Senior Secured Net Leverage Ratio test calculated after giving effect to a prepayment determined at a rate of 50%), 25% and (c) if the Consolidated Senior Secured Net Leverage Ratio is less than or equal to 3.50:1.00, 0% (with such Consolidated Senior Secured Net Leverage Ratio test calculated after giving effect to a prepayment determined at a rate of 25%); it being understood and agreed that, for purposes of this definition as it applies to the determination of the amount of Excess Cash Flow that is required to be applied to prepay the Term Loans under Section 2.05(b)(v) for any Excess Cash Flow Period, the Consolidated Senior Secured Net Leverage Ratio shall be determined on the scheduled date of prepayment.

“Required Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments and the outstanding Loans, L/C Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Pro Rata Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a)(i) the unfunded Revolving Commitments and the outstanding Revolving Loans, L/C Obligations and participations therein or (ii) if the Revolving Commitments have been terminated, the outstanding Revolving Loans, L/C Obligations and participations therein and (b)(i) the unfunded Term Loan A Commitments and the outstanding Term Loan A Loans or (ii) if the Term Loan A Commitments have been terminated, the outstanding Term Loan A Loans. The unfunded Commitments of, and the outstanding Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Pro Rata Lenders.

“Required Revolving Lenders” means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Revolving Commitments and the outstanding Revolving Loans, L/C Obligations and participations therein or (b) if the Revolving Commitments have been terminated, the outstanding Revolving Loans, L/C Obligations and participations therein. The unfunded Revolving Commitments of, and the outstanding Revolving Loans, L/C Obligations and participations therein held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 10.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Credit Party and (ii) solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. To the extent requested by the Administrative Agent when an incumbency for a Responsible Officer is not on file with the Administrative Agent, such Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent in connection therewith, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of Equity Interest of the Borrower or its Restricted Subsidiaries, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of Equity Interest of the Borrower or its Restricted Subsidiaries (including any payment to any employee of the Borrower in respect of equity awards to such employee but excluding payments in cash in lieu of fractional shares), (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interest of the Borrower or its Restricted Subsidiaries (other than payments in cash in lieu of fractional shares or payments in connection with the exercise or early unwind or settlement of a Convertible Bond Hedge Transaction, a Capped Call Transaction or a Warrant Transaction), (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness other than any Permitted Refinancing thereof with Subordinated Indebtedness and (e) any payment made in cash to holders of Convertible Bond Indebtedness (excluding (i) any required payment of interest with respect to such Convertible Bond Indebtedness, (ii) any payment of cash in lieu of a fractional share due upon conversion thereof and (iii) any Permitted Refinancing of such Convertible Bond Indebtedness and any payment in connection therewith) in excess of the sum of (x) the principal amount thereof, unless and to the extent that such cash payment arises from the conversion of such Convertible Bond Indebtedness by the holder thereof and such conversion triggers or corresponds to an exercise or early unwind or settlement of a corresponding portion of a Convertible Bond Hedge Transaction and/or Capped Call Transaction relating to such Convertible Bond Indebtedness substantially concurrently with (or a commercially reasonable period of time prior to or after) the payment to such holders of Convertible Bond Indebtedness and (y) interest, fees, premiums and other costs payable in connection with such Convertible Bond Indebtedness, including any payments made in connection with any redemption, purchase, repurchase, retirement or defeasance of Convertible Bond Indebtedness or the exercise or early unwind or settlement of a Convertible Bond Hedge Transaction, a Capped Call Transaction or a Warrant Transaction.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Commitment” means, as to each Lender, its obligation to (a)(i) make Revolving Loans to the Borrower pursuant to Section 2.01, (ii) purchase participations in L/C Obligations, and (iii) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed and delivered by such Lender pursuant to Section 2.01(c), as applicable as such amount may be adjusted from time to time in accordance with this Credit Agreement and (b) make Additional Revolving Loans to the Borrower pursuant to any Additional Revolving Commitment established hereunder.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Loan Maturity Date” means the date that is five years after the Closing Date.

“Revolving Note” has the meaning specified in Section 2.11(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower and its Restricted Subsidiaries, any arrangement with any Person whereby the Borrower or such Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” means any published sanctions administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority applicable to the Borrower and its Restricted Subsidiaries.

“Scheduled Expenditures” has the meaning specified in the definition of “Excess Cash Flow”.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority or any successor or analogous United States Governmental Authority.

“Secured Parties” means the Administrative Agent, the Lenders, the Swap Contract Providers and the Treasury Management Banks.

“Security Documents” means, collectively, (a) the Pledge and Security Agreement, (b) each Intellectual Property Security Agreement (c) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (d) each of the other instruments and documents pursuant to which any Credit Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Obligations.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 7.16 if the reference to “Restricted Subsidiary” in Section 7.16 were read to refer to such Person.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Acquisition Agreement Representations” means the representations and warranties made by, or on behalf of, the Closing Date Target or its business in the Acquisition Agreement as are material to the interests of the Lenders in their capacity as such, but only to the extent that the Borrower (or its applicable Affiliates) has the right to terminate their respective (or such Affiliate’s) obligations under the Acquisition Agreement or decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement.

“Specified Representations” means the representations and warranties set forth in Section 6.03(a) (as it relates to organizational existence of the Credit Parties), Section 6.04(a), Section 6.04(c), Section 6.05(b)(i) (limited to the execution, delivery and performance by the Credit Parties of the applicable Credit Documents, the incurrence of Indebtedness thereunder and the granting of guarantees and security interests in respect thereof), Section 6.10(a), Section 6.10(b), Section 6.16, Section 6.18 (solely as it relates to the use of proceeds of the Loans in violation of the United States Foreign Corrupt Practices Act of 1977), Section 6.19 (solely as it relates to the use of proceeds of the Loans in violation of OFAC and the Patriot Act) and Section 6.20 (as it relates to the creation, validity and perfection of the security interests in the Collateral).

“Specified Loan Party” means any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.08).

“Specified Refinancing Facilities” has the meaning specified in Section 2.17(a).

“Specified Refinancing Revolving Commitments” has the meaning specified in Section 2.17(a).

“Specified Refinancing Revolving Loans” has the meaning specified in Section 2.17(a).

“Specified Refinancing Term Loans” has the meaning specified in Section 2.17(a).

“Subject Transaction” means:

(a) the Transactions;

(b) any Permitted Acquisition or any other Acquisition or similar Investment, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Equity Interests of any Person (and, in any event, including any Investment in (i) any Restricted Subsidiary the effect of which is to increase the Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (ii) any joint venture for the purpose of increasing the Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Credit Agreement;

(c) any Disposition of (i) all or substantially all of the assets or (ii) the Equity Interests of any subsidiary (or any business unit, line of business or division of the Borrower and/or any Restricted Subsidiary) not prohibited by this Credit Agreement;

(d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with this Credit Agreement;

(e) any incurrence, retirement, redemption, repayment and/or prepayment of Indebtedness (other than any Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes);

(f) any capital contribution in respect of, or issuance of, Equity Interests (other than Disqualified Stock);

(g) any Business Optimization Initiative;

(h) at the election of the Borrower, any discontinued operation; and/or

(i) any other event that by the terms of the Credit Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subordinated Indebtedness” means any Indebtedness incurred by any Credit Party that by its terms is specifically subordinated in right of payment to the prior payment of the Revolving Loans, the L/C Obligations, the Swingline Loans and Term Loans on terms reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through Subsidiaries. Unless otherwise identified, “Subsidiary” or “Subsidiaries” shall mean Subsidiaries of the Borrower.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.20.

“Swap Contract” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements. Notwithstanding the foregoing, for the avoidance of doubt, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions, and any arrangements or agreements related thereto, and any accelerated share repurchase contract, forward share purchase contract or similar contract with respect to the purchase by the Borrower of the Equity Interests of Borrower shall not constitute Swap Contracts.

“Swap Contract Provider” means (a) any Person that, at the time it enters into a Swap Contract, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) any Person that, in the case of any Swap Contract in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Swap Contract or (c) any other Person, in each case of the foregoing clauses (a) through (c), that is designated by the Borrower to the Administrative Agent in writing as being a “Swap Contract Provider” for purposes of the Credit Documents; it being understood that each such Person designated pursuant to clause (c), shall (i) be designated by the Borrower to the Administrative Agent in writing within 30 days (or such longer period as the Administrative Agent shall agree in its sole discretion) after the time it enters into the applicable Swap Contract and (ii) be deemed to (A) appoint the Administrative Agent as its agent under the applicable Credit Documents and (B) agree to be bound by the provisions of Article X, Sections 11.04, 11.14 , 11.15 and any applicable Acceptable Intercreditor Agreement as if it were a Lender.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“SWIFT” has the meaning specified in Section 2.03(f).

“Swingline Commitment” means, as to the Swingline Lender, its obligation to make Swingline Loans pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Swingline Lender’s name on Schedule 2.04, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Swingline Lender” means Bank of America in its capacity as provider of Swingline Loans, or any successor swing line lender hereunder.

“Swingline Loan” has the meaning specified in Section 2.04(a).

“Swingline Loan Notice” means a notice of a Borrowing of Swingline Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swingline Note” has the meaning specified in Section 2.11(a).

“Swingline Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments. The Swingline Lender’s portion of the Swingline Sublimit is set forth opposite the Swingline Lender’s name on Schedule 2.01. The Swingline Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan A Loans” has the meaning specified in Section 2.01(b)(i).

“Term Loan A Commitment” means, as to each Lender, its obligation to make a Term Loan A Loan in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(c), as applicable as such amount may be adjusted from time to time in accordance with this Credit Agreement. The aggregate principal amount of the Term Loan A Commitments of all of the Lenders as in effect on the Closing Date is

$1,540,000,000.

“Term Loan Commitment” means, as to each Lender, its Term Loan A Commitment, Bridge Term Loan

Commitment, Term Loan B Commitment and/or any Additional Term ~~Loan~~ Commitment.

“Term Loan A Loan Maturity Date” means the date that is five years after the Closing Date.

“Term Loan B Commitment” means, as to each Lender, its obligation to make a Term Loan B Loan in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 to the First Amendment or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender pursuant to Section 2.01(c), as applicable as such amount may be adjusted from time to time in accordance with this Credit Agreement. The aggregate principal amount of the Term Loan B Commitments of all of the Lenders as in effect on the First Amendment Effective Date is $800,000,000.

“Term Loan B Loans” has the meaning specified in Section 2.01(b)(iii).

“Term Loan B Lender” has the meaning specified in the First Amendment.

“Term Loan B Loan Maturity Date” means the date that is seven years after the First Amendment Effective Date.

“Term Loans” means any Term Loan A Loan, Bridge Term Loan, Term Loan B Loan or Additional Term Loan.

“Term Note” has the meaning specified in Section 2.11(a).

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Credit Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR”.

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion).

“Threshold Amount” means an amount equal to the greater of (a) $75,000,000 and (b) 3.5% of Consolidated Net Tangible Assets.

“Termination Date” has the meaning specified in Article VII.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements under Section 7.01(a) or 7.01(b), as applicable, have been delivered (or are required to have been delivered).

“Total Consideration” has the meaning specified in Section 7.02(d).

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swingline Loans and all L/C Obligations.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees and any pre-closing hedging costs) payable or otherwise borne by the Borrower and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Credit Parties of the Credit Documents to which they are a party and the Borrowing of Loans hereunder on the Closing Date, (b) the transactions contemplated by the Acquisition Agreement, including the Closing Date Acquisition, (c) Closing Date Target Refinancing, (d) payment of the equity consideration contemplated by, and in at least the amount required pursuant to, the Acquisition Agreement (the “Equity Consideration”), (e) the payment of the Transaction Costs and (f) any transaction consummated in connection therewith.

“Treasury Management Agreement” means any agreement to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p cards (including, purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means (a) any Person that, at the time it enters into a Treasury Management Agreement, is a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, (b) any Person that, in the case of any Treasury Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent and a party to a Treasury Management Agreement or (c) any other Person, in each case of the foregoing clauses (a) through (c), that is designated by the Borrower to the Administrative Agent in writing as being a “Treasury Management Bank” for purposes of the Credit Documents; it being understood that each such Person designated pursuant to clause (c), shall (i) be designated by the Borrower to the Administrative Agent in writing within 30 days (or such longer period as the Administrative Agent shall agree in its sole discretion) after the time it enters into the applicable Treasury Management Agreement and (ii) be deemed to (A) appoint the Administrative Agent as its agent under the applicable Credit Documents and (B) agree to be bound by the provisions of Article X, Sections 11.04, 11.14 , 11.15 and any applicable Acceptable Intercreditor Agreement as if it were a Lender.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiaries” means (a) Subsidiaries designated on the Closing Date by the Borrower as “Unrestricted Subsidiaries” on Schedule 6.11 and other Subsidiaries designated from time to time by the Borrower in writing to the Administrative Agent that are in the same businesses or businesses reasonably related to, or reasonably ancillary or reasonably complementary to, the businesses of the Borrower and its Subsidiaries and (b) Subsidiaries designated from time to time by the Borrower as “Unrestricted Subsidiaries”; provided that (x) Investments by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries shall not exceed the limitations set forth in Section 8.04 and (y) Investments in Unrestricted Subsidiaries shall be deemed to include an amount (not less than zero) equal to the difference of (I) the book value of assets of any Guarantor or Restricted Subsidiary designated after the Closing Date as an Unrestricted Subsidiary that are included in Consolidated Total Assets as of the last day of the most recently ended Test Period minus (II) such Guarantor’s or Restricted Subsidiary’s liabilities as of the last day of the most recently ended Test Period.

“U.S. Foreign Holdco” means (a) any direct or indirect Domestic Subsidiary that has no material assets other than the Equity Interests (or Equity Interests and Indebtedness) of one or more direct or indirect Foreign Subsidiaries and (b) any direct or indirect Domestic Subsidiary that has no material assets other than the Equity Interests (or Equity Interests and Indebtedness) of one or more Persons of the type described in the immediately preceding clause (a) or in this clause (b), and/or Equity Interests (or Equity Interests and Indebtedness) of one or more direct or indirect Foreign Subsidiaries.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.20.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant Transactions” means one or more call options, warrants or rights to purchase (or substantively equivalent derivative transaction) referencing the Borrower’s common stock, which for the avoidance of doubt may be settled by a delivery of shares of the Borrower’s common stock or cash, written by the Borrower or a Restricted Subsidiary substantially contemporaneously with the purchase by the Borrower or such Restricted Subsidiary of Convertible Bond Hedge Transactions and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Convertible Bond Hedge Transactions.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02.	Other Interpretive Provisions.

With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,”

“hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

(d) For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.03.	Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

Notwithstanding the foregoing or anything else in this Credit Agreement, for the purposes of interpreting any provision contained herein or determining compliance with any covenant or any other provision contained herein, including for calculating compliance with the financial covenants in this Credit Agreement, (i) Indebtedness of the Credit Parties and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities and FASB ASC 350 and 360 on goodwill, intangibles and impairments shall be disregarded, and (ii) the effects of FASB ASC 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) on leases and debt obligations shall, in each case, be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Calculations. Notwithstanding anything to the contrary contained herein, but subject to clause (d) below, the parties hereto acknowledge and agree that:

(i) all financial ratios and tests (including the Consolidated Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and/or any Consolidated Interest Coverage Ratio and the amount of Consolidated EBITDA, Consolidated Total Assets or Consolidated Net Tangible Assets) contained in this Credit Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis (other than, for the avoidance of doubt, for purposes of calculating Excess Cash Flow). Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (i) any Subject Transaction has occurred or (ii) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (or, in the case of Consolidated Total Assets or Consolidated Net Tangible Assets (or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and/or Cash Equivalents), as of the last day of such Test Period) (it being understood, for the avoidance of doubt, that solely for purposes of (A) calculating actual compliance with Section 7.07 ~~and~~, (B) calculating the Consolidated Net Leverage Ratio for purposes of the definition of “Applicable Rate” and (C) calculating the Required Excess Cash Flow Percentage, in each case, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account); and

(ii) for purposes of all calculations hereunder, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal, valued at par.

(d) Certain Tests. Notwithstanding anything to the contrary herein, to the extent that the terms of this Credit Agreement require (w) compliance with any financial ratio or test (including Section 7.07, any Consolidated Net Leverage Ratio, Consolidated Senior Secured Net Leverage Ratio and/or any Consolidated Interest Coverage Ratio) and/or any threshold or cap expressed as a percentage of Consolidated EBITDA, Consolidated Total Assets or Consolidated Net Tangible Assets, (x) the absence of a Default or Event of Default (or any type of Default or Event of Default), (y) the making and/or accuracy of any representation and/or warranty or (z) compliance with availability under any basket, carve-out, exception or threshold (including any basket, carve-out, exception or threshold expressed as a percentage of Consolidated EBITDA, Consolidated Total Assets or Consolidated Net Tangible Assets), in each case, as a condition to (I) the consummation of any transaction in connection with any acquisition or other Investment (including the assumption or incurrence of Indebtedness) and/or (II) the making of any Restricted Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower:

(i) in the case of any Acquisition or other Investment (including with respect to (X) any Indebtedness incurred or repaid and/or (Y) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, in each case, in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of): (i) the execution of the definitive agreement with respect to such Acquisition or Investment, (ii) in connection with an acquisition to which the United Kingdom City Code or Takeover and Mergers (or any comparable Requirement of Law) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of the target of an acquisition (or equivalent notice under comparable Requirements of Law) or (iii) the consummation of such Acquisition or Investment, and/or

(ii) in the case of any Restricted Payment (including with respect to (X) any Indebtedness incurred or repaid and/or (Y) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary contemplated or incurred, in each case, in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (i) the declaration of such Restricted Payment, (ii) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Payment or (ii) the making of such Restricted Payment, in each case of the foregoing subclauses (i) through (ii), after giving effect, on a Pro Forma Basis, to (I) the relevant Acquisition, Investment, Restricted Payment and/or any related incurrence or repayment of Indebtedness (including the intended use of proceeds thereof) and (II) to the extent definitive documents in respect thereof have been executed, the Restricted Payment has been declared or delivery of notice with respect to a Restricted Payment has been given (which definitive documents, declaration or notice has not been terminated or expired without the consummation thereof), any other Subject Transaction that the Borrower has elected to treat in accordance with this clause (d). If the Borrower has made the election above, then, in connection with any subsequent calculation of any ratio, basket or financial metric on the date of or following such election and prior to the earlier of (i) the date on which such transaction is consummated or (ii) the date on which such transaction is abandoned, terminated or expires without consummation thereof, any such ratio, basket or financial metric shall be calculated on a Pro Forma Basis assuming such transaction and any other transaction in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) has been consummated. If financial statements for one or more subsequent Test Periods become available, the Borrower may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, the ratios, tests or baskets on the date of such redetermination shall thereafter govern. In calculating the Consolidated Interest Coverage Ratio test for purpose of this calculation, the Borrower shall be entitled to use an assumed interest rate based on the then-available documentation as determined in good faith and without giving effect to any “pricing flex” term that may be included in any committed financing, unless such “pricing flex” is exercised prior to any recalculation date. The amount of unrestricted cash and Cash Equivalents as of the relevant date of determination shall be estimated by the Borrower in good faith based on the information then available to the Borrower.

(e) Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.04.	Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.05.	Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.06.	Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein, the selection of rates, any related spread or adjustment or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.07.	Certain Determinations.

(a) For purposes of determining compliance with any of the provisions set forth in this Credit Agreement at any time (whether at the time of incurrence or thereafter) and/or whether any Lien (including any Lien with respect to any Incremental Credit Facility), Investment, Indebtedness (including any Indebtedness under any Incremental Credit Facility), Disposition or Restricted Payment meets the criteria of one, or more than one, of the categories permitted pursuant to the applicable provision, the Borrower (x) shall in its sole discretion determine under which category or categories such Lien, Investment, Indebtedness, Disposition or Restricted Payment (or, in each case, any portion there) is permitted and (y) shall be permitted to make any such determination or redetermination or classification or reclassification (including by dividing any amounts across more than once exception) at such time and from time to time as it may determine and without notice to the Administrative Agent or any Lender.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision herein that does not require compliance with a financial ratio or test (including any Consolidated Net Leverage Ratio, Consolidated Interest Coverage Ratio or Consolidated Senior Secured Net Leverage Ratio or any amount expressed as a percentage of Consolidated EBITDA or Consolidated Net Tangible Assets) (any such amounts, the “Fixed Amounts”) which the Borrower intends to utilize with or substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Credit Agreement or any other Credit Document that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence. In calculating any Fixed Amounts and Incurrence Based Amounts to be utilized at the same time, only the portion of such amounts incurred or transactions entered into (or consummated) under such Incurrence Based Amounts shall be included in the calculation of the applicable financial ratio or test (and the applicable Fixed Amounts shall be deemed to not have been incurred in such calculations).

1.08.	Timing of Payment or Performance.

When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

1.09.	Effectuation of Transactions.

Each of the representations and warranties contained in this Credit Agreement or any other Credit Document (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.	Commitments.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b) Term Loans.

(i) Term Loan A Loans. Subject to the terms and conditions set forth herein, each Lender with a Term Loan A Commitment severally agrees to make its portion of a term loan (the “Term Loan A Loans”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term Loan A Commitment. The Lenders shall make the Term Loan A Loans to the Borrower in a single borrowing on the Closing Date. Amounts repaid on the Term Loan A Loans may not be reborrowed. The Term Loan A Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.

(ii) Bridge Term Loans. Subject to the terms and conditions set forth herein, each Lender with a Bridge Term Loan Commitment severally agrees to make its portion of a term loan (the “Bridge Term Loans”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Bridge Term Loan Commitment. The Lenders shall make the Bridge Term Loans to the Borrower in a single borrowing on the Closing Date. Amounts repaid on the Bridge Term Loans may not be reborrowed. The Bridge Term Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.

(iii) Term Loan B Loans. Subject to the terms and conditions set forth herein and in the First Amendment, each Lender with a Term Loan B Commitment severally agrees to make its portion of a term loan (the “Term Loan B Loans”) to the Borrower in Dollars on the First Amendment Effective Date in an amount not to exceed such Lender’s Term Loan B Commitment. The Lenders shall make the Term Loan B Loans to the Borrower in a single borrowing on the First Amendment Effective Date. Amounts repaid on the Term Loan B Loans may not be reborrowed. The Term Loan B Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.

(c) Incremental Credit Facilities. At any time after the Closing Date, the Borrower may, at any time, upon written notice to the Administrative Agent pursuant to an Incremental Amendment, establish additional credit facilities (collectively, the “Incremental Credit Facilities”) by (x) increasing the Aggregate Revolving Commitments, (y) increasing the principal amount of any then existing Term Loans and/or (z) establishing Additional Term Loans; provided that, in any such case:

(i) the aggregate amount of loans and commitments for all Incremental Credit Facilities established after the Closing Date as an Incremental Credit Facility shall not exceed (determined on the date such Incremental Credit Facilities are established) the sum of (A) the greater of (I) $927,000,000 and (II) 100% of Consolidated EBITDA for the most recently ended Test Period (this clause (A), the

“Unrestricted Incremental Amount”), (B) an aggregate amount such that, after giving effect to such Incremental Credit Facility on a Pro Forma Basis (including the application of proceeds thereof (without “netting” the cash proceeds of any Incremental Credit Facility) and assuming for purposes hereof, that the amount of the incremental commitments is fully drawn and funded), the Consolidated Senior Secured Net Leverage Ratio as of the last day of the most recently ended Test Period does not exceed 3.50:1.00 (this clause (B), the “Incremental Incurrence-Based Component”) and (C)(i) in the case of any Incremental Credit Facility that effectively extends the Maturity Date with respect to any Class of Loans and/or Commitments hereunder, an amount equal to the portion of the relevant Class of Loans or Commitments that will be replaced by such Incremental Credit Facility and (ii) without duplication of clause (i), the amount of any voluntary prepayment, redemption, repurchase or other retirement of any Class of Term Loans; provided that, the relevant prepayment, redemption, repurchase, redemption or other retirement was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness), it being understood and agreed that

(A) any Incremental Credit Facilities so incurred or implemented shall be subject in all respects to Section 1.03(d);

(B) any Incremental Credit Facilities may be incurred or implemented under clause (c)(i)(A), (c)(i)(B) or (c)(i)(C) as selected by the Borrower in its sole discretion; provided, that unless the Borrower elects otherwise, any such Incremental Credit Facility will be deemed to have been incurred first under the Incremental Incurrence-Based Component, to the maximum extent permitted thereunder (and calculated as described below); and

(C) if all or a portion of any Incremental Credit Facility is intended to be incurred or implemented in reliance on the Incremental Incurrence Based Component, (I) the permissibility of such portion of the Incremental Credit Facility to be incurred or implemented under the Incremental Incurrence Based Component shall be determined without giving effect to any Indebtedness simultaneously incurred or implemented under the Unrestricted Incremental Amount, but giving full pro forma effect to the use of proceeds and/or commitment of the entire amount of such Incremental Credit Facility and the related transactions, and (II) thereafter, the permissibility of the portion of such Incremental Credit Facility to be incurred or implemented under the Unrestricted Incremental Amount shall be determined thereafter (the foregoing clauses (B) and (C), the “Incremental Calculation Methodology”);

(ii) any increase in the Aggregate Revolving Commitments or the principal amount of any Additional Term Loan established under this Section 2.01 shall be in a principal amount of at least $10,000,000 and integral multiples of $1,000,000 in excess thereof;

(iii) any increase in the Aggregate Revolving Commitments under this Section 2.01(c) shall have terms identical to those for the Revolving Loans under Section 2.01(a), except for fees payable to the Lenders providing commitments for such Incremental Credit Facility;

(iv) any Additional Term Loan established under this Section 2.01 (A) will be made in Dollars and may consist of Base Rate Loans or Term SOFR Loans as further provided herein, (B) will have a final maturity date that is coterminous with or later than the Term Loan A Loan Maturity Date and will have a weighted average life to maturity that is not shorter than the weighted average life to maturity of the Term Loan A Loans (it being understood that, notwithstanding the foregoing, up to 50% of any Additional Term Loan may amortize prior to the Term Loan A Loan Maturity Date) and (C) if not on terms substantially consistent with those applicable to any then-existing Class of Term Loans, must be reasonably acceptable to the Administrative Agent; it being agreed that any terms applicable to such Additional Term Loan that (I) are applicable only after the Term Loan A Loan Maturity Date, (II) are, taken as a whole, in the good faith determination of the Borrower, not more favorable to the lenders or the agent of such Additional Term Loans than those contained in the Credit Documents, (III) are more favorable to the lenders or the agent of such Additional Term Loans than those contained in the Credit Documents and are then conformed (or added) to the Credit Documents for the benefit of the Lenders holding the relevant Class of Term Loans (i.e., by conforming or adding a term to the then-outstanding Class of Term Loans pursuant to the amendment implementing such Additional Term Loans) and/or (IV) taken as a whole, reflect then current market terms and conditions at the time of the incurrence or issuance of such Additional Term Loans (as determined by the Borrower in good faith), shall, in each case, be deemed to be satisfactory to the Administrative Agent; provided, that notwithstanding the foregoing, any Additional Term Loans may be structured as a “delayed draw” facility with such conditions to borrowing thereunder as the Borrower and the relevant lenders providing such Additional Term Loans may agree and (E) subject to the limitations set forth in the foregoing clauses (A) through (C), the pricing, interest rate margins, fees, premiums (including any prepayment premium), OID, funding discounts, maturity and amortization schedule applicable to any Incremental Credit Facility and the covenants, event of default and other terms applicable thereto shall be determined by the Borrower and the lenders providing such Additional Term Loans; provided, that, in the case of any Additional Term Loans that constitute MFN Indebtedness, the cash interest rate applicable thereto may not be more than 1.00% higher than the cash interest rate margin applicable to the Term Loan B Loans, in each case, unless the Applicable Rate with respect to the Term Loan B Loans, is adjusted such that the cash interest rate margin in respect of such Term Loan B Loans is not more than 1.00% per annum less than the cash interest rate with respect to such Additional Term Loans (this proviso, the “MFN Provision”); provided that the MFN Provision shall apply only to Incremental Credit Facilities that (1) are denominated in the same currency as the Term Loan B Loans, (2) require payment of interest in cash (to the extent of such cash interest), (3) are originally incurred in reliance on the Incremental Incurrence-Based Component, (4) are in an aggregate outstanding principal amount in excess of the greater of (x) $927,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period, (5) are scheduled to mature prior to the Term Loan B Loan Maturity Date, (6) are not incurred in connection with any acquisition, other Investment, capital expenditure and/or Restricted Payment, (7) are not incurred in connection with a refinancing, (8) are not customary bridge loans (as determined by the Borrower in good faith) and (9) are not customary term A loans (as determined by the Borrower in good faith).

(v) no Event of Default shall have occurred and be continuing, or would result after giving effect to any such Incremental Credit Facility;

(vi) the establishment of the Incremental Credit Facilities and the extension of credit thereunder are subject to satisfaction (or waiver in accordance with Section 11.01) of the conditions to all Credit Extensions in Section 5.02(a)(i) and (a)(iv);

(vii) the Borrower will provide (A) a compliance certificate from a Responsible Officer demonstrating compliance with the financial covenants hereunder after giving effect to the Incremental Credit Facility on a Pro Forma Basis (assuming for purposes hereof, that the amount of the incremental commitments is fully drawn and funded), and (B) supporting resolutions, legal opinions, promissory notes and other items as may be reasonably required by the Lenders providing the loans and commitments for the Incremental Credit Facility;

(viii) any new lender providing loans and commitments for the Incremental Credit Facilities must be acceptable to the Borrower and the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), and any lender providing commitments for any increase in the Aggregate Revolving Commitments must also be reasonably acceptable to the L/C Issuer and the Swingline Lender (such consent not to be unreasonably withheld, conditioned or delayed);

(ix) [reserved];

(x) all upfront fees and arrangement fees, if any, in respect of the new commitments so established shall be determined by the Borrower and the lenders providing such Incremental Credit Facility;

(xi) if any Revolving Loans are outstanding at the time of any increase in the Aggregate Revolving Commitments pursuant to this Section 2.01, the Borrower will make such payments and adjustments on the Revolving Loans as may be necessary to give effect to the revised commitment amounts and percentages, it being agreed that the Administrative Agent shall, in consultation with the Borrower, manage the allocation of the revised commitments percentages to the existing Term SOFR Loans in such a manner as to minimize the break-funding amounts so payable by the Borrower; and

(xii) the Administrative Agent shall have received all documents (including resolutions of the board of directors of the Borrower and the Guarantors) it may reasonably request relating to the corporate or other necessary authority for such increase or establishment of any Additional Term Loan and the validity of such increase in the Aggregate Revolving Commitments or establishment of an Additional Term Loan, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however that the consent of the existing Lenders shall not be required to consummate the transactions contemplated under this Section 2.01(c) pursuant to any Incremental Amendment and all conditions imposed by the lenders providing such Incremental Credit Facility set forth in the applicable Incremental Amendment shall be satisfied or waived by solely by such lenders; provided, further, that necessary modifications of this Credit Agreement will be consummated as set forth in Section 11.01(g).

In connection with establishment of any Incremental Credit Facility, (A) none of the Lenders or their Affiliates shall have any obligation to provide commitments or loans for any Incremental Credit Facility without their prior written approval, (B) none of the Administrative Agent or the Joint Lead Arrangers shall have any responsibility for arranging any such additional commitments without their prior written consent and subject to such conditions, including fee arrangements, as they may provide in connection therewith and (C) Schedule 2.01 will be deemed to be revised to reflect the Lenders, Loans, Commitments and pro rata shares after giving effect to establishment of any Incremental Credit Facility. In addition, with respect to any Incremental Credit Facility, the Borrower may, without the consent of any Lender (other than any Lender providing such Incremental Term Loans) or the Administrative Agent, include such technical amendments to this Credit Agreement in any Incremental Amendment as may be necessary, appropriate or advisable as reasonably determined by the Administrative Agent and the Borrower to make the applicable Incremental Credit Facility “fungible” with the relevant existing Class of Term Loans (including by modifying the amortization schedule, interest period and/or extending the time period during which any prepayment premium applies).

2.02.	Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) a Loan Notice or (B) telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Term SOFR Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding clause (a).

In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction (or waiver in accordance with Section 11.01) of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as actually received by the Administrative Agent no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with written instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.

(c) [Reserved].

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than fifteen Interest Periods in effect with respect to Revolving Loans and ten Interest Periods in effect with respect to any Term Loan.

(f) With respect to SOFR or Term SOFR, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Credit Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(g) Notwithstanding anything contained in this Section 2.02 to the contrary, each Swingline Loan shall be made in accordance with the terms and procedures set forth in Section 2.04.

2.03.	Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, (z) the Outstanding Amount of L/C Obligations of each L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment, in each case, without the approval of such L/C Issuer; provided, further, that Truist Bank shall not be obligated to issue commercial Letters of Credit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, from the Closing Date until the Letter of Credit Expiration Date, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders that have Revolving Commitments have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender with a Revolving Commitment is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(v) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one (1) or more applicable conditions contained in Article V shall not be satisfied (or waived in accordance with Section 11.01), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued.

Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied (or waived in accordance with Section 11.01), and in each case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall promptly notify the Borrower and the Administrative Agent thereof. If the L/C Issuer notifies the Borrower before 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on such day. If the L/C Issuer notifies the Borrower after 1:00 p.m. on the applicable Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing not later than 11:00 a.m. on the Business Day immediately after such Honor Date. If the Borrower fails to so reimburse the L/C Issuer by such day and time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof (after giving effect to any reallocation pursuant to Section 2.15(b)). In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the satisfaction (or waiver in accordance with Section 11.01) of the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice); provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied (or waived in accordance with Section 11.01) or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing;

provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the satisfaction (or waiver in accordance with Section 11.01) of the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Credit Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Credit Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless the L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required under any law, order, or practice that is required to be applied to any Letter of Credit or this Credit Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit, equal to half the Applicable Rate used to determine the interest rate applicable to Revolving Loans times the daily amount available to be drawn under such Letter of Credit and (ii) for each standby Letter of Credit, equal to the Applicable Rate used to determine the interest rate applicable to Revolving Loans times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by any Requirement of Law, as provided in Section 2.15(b), to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(b), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first full fiscal quarter ending after the Closing Date in which a Letter of Credit has been issued, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate in accordance with this Section 2.03(h) separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee at the rate specified in writing between the Borrower and any L/C Issuer (but in any event not to exceed 0.125% per annum), in each case, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first full fiscal quarter ending after the Closing Date in which a Letter of Credit has been issued, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l)	New or Successor L/C Issuer.

(i) Any L/C Issuer may resign as an issuer of Letters of Credit upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the terms of the following sentence, the Borrower may replace any L/C Issuer for any reason upon written notice to the Administrative Agent and the applicable L/C Issuer, and the Borrower may add one or more additional L/C Issuers at any time upon notice to the Administrative Agent. If the L/C Issuer shall resign or be replaced, or if the Borrower shall decide to add a new L/C Issuer under this Credit Agreement, then the Borrower may appoint any Lender as a successor issuer of Letters of Credit or a new L/C Issuer, as the case may be, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) and the acceptance of such appointment by such Lender, whereupon such successor L/C Issuer shall succeed to the rights, powers and duties of the replaced or resigning L/C Issuer under this Credit Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of an L/C Issuer hereunder, and the term “L/C Issuer” shall include such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced L/C Issuer all accrued and unpaid fees pursuant to Section 2.03(h) and (i).

The acceptance of any appointment by any Lender as an L/C Issuer hereunder, whether as a successor issuer or new issuer of Letters of Credit in accordance with this Credit Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall be an “L/C Issuer” hereunder. After the resignation or replacement of an L/C Issuer hereunder, the resigning or replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Credit Agreement and the other Credit Documents solely with respect to Letters of Credit issued by it prior to such resignation or replacement and only for so long as such Letters of Credit remain outstanding, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (i) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (A) the Borrower, the resigning or replaced L/C Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced L/C Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (B) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning L/C Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced L/C Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced L/C Issuer, which new Letters of Credit shall have a face amount equal to the Letters of Credit being back-stopped, and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced L/C Issuer’s resignation or replacement as L/C Issuer, the provisions of this Credit Agreement relating to an L/C Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an L/C Issuer under this Credit Agreement or (B) at any time with respect to Letters of Credit issued by such L/C Issuer.

(ii) To the extent that there are, at the time of any resignation or replacement as set forth in clause (i) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees pursuant to Section 2.03(h) and (i) or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced L/C Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (i) above.

(m) Letters of Credit Reports. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Credit Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

2.04.	Swingline Loans.

(a) Swingline Facility. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swingline Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the lesser of (x) the Swingline Sublimit and (y) the Swingline Lender’s Swingline Commitment, notwithstanding the fact that such Swingline Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swingline Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment; provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swingline Loan.

(b) Borrowing Procedures. Each Borrowing of Swingline Loans shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by (A) a Swingline Loan Notice or (B) telephone. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.

Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swingline Loans (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied (or waived in accordance with Section 11.01), then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

(c)	Refinancing of Swingline Loans.

(i) The Swingline Lender may at any time in its sole and absolute discretion request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding (after giving effect to any reallocation pursuant to Section 2.15(b)). Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the satisfaction (or waiver in accordance with Section 11.01) of the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice); provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. The Swingline Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan

Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d)	Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.05.	Prepayments.

(a) Voluntary Prepayments of Loans.

(i) Revolving Loans and Term Loans. The Borrower may, in its sole and absolute discretion, upon notice from the Borrower to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans or Term Loans of one or more Classes, as specified by the Borrower in its sole discretion, in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding) and (D) any prepayment of Term Loans shall be applied to the Class or Classes of Term Loans specified in the Notice of Loan Prepayment (on a pro rata basis among the Lenders within such Class or Classes) and shall be applied against the remaining principal amortization payments due in respect of the Term Loans of such Class or Classes in the manner specified by the Borrower or, in the absence of any such specification in such Notice of Loan Prepayment, in direct order of maturity or to the remaining outstanding principal amount. Each such notice shall specify the date and amount of such prepayment and the Classes or Classes and Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii) Swingline Loans. The Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Term Loan B Loan Call Protection. In connection with any Repricing Transaction occurring prior to the date that is six months after the First Amendment Effective Date, the Borrower shall pay on the date of consummation of such Repricing Transaction a prepayment premium with respect to the portion of the Term Loan B Loans subject to such Repricing Transaction in an amount equal to 1.00% of the aggregate principal amount of the Term Loan B Loans subject to such Repricing Transaction.

(b) Mandatory Prepayments of Loans.

(i) Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Swingline Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swingline Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii) Dispositions and Recovery Events. Within five Business Days of receipt thereof, the Borrower shall prepay the Term Loans as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds actually received by the Borrower or any Restricted Subsidiary from all Dispositions pursuant to Section 8.03(a)(xii) and Recovery Events to the extent such Net Cash Proceeds are not reinvested in the business of the Borrower and its Subsidiaries within 18 months following actual receipt of such Net Cash Proceeds (the “Initial Reinvestment Period”); provided, however, if any portion of such Net Cash Proceeds are not so reinvested within such Initial Reinvestment Period but within such Initial Reinvestment Period are contractually committed to be reinvested, then upon the termination of such contract or if such Net Cash Proceeds are not so reinvested within six months after the expiration of Initial Reinvestment Period, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry and shall be immediately applied as set forth in this Section 2.05(b); provided, further, that no such prepayment shall be required with respect to any individual Disposition (for such purpose, treating any series of related Dispositions as a single such transaction) that generates Net Cash Proceeds of less than the greater of (A) $95,000,000 and (B) 10% of Consolidated EBITDA for the most recently ended Test Period.

(iii) Debt Issuances. Within three Business Days of actual receipt by the Borrower or any Restricted Subsidiary of the Net Cash Proceeds of any Debt Issuance after the Closing Date, the Borrower shall prepay the Term Loans as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(iv) Equity Issuances. Within three Business Days of the actual receipt by the Borrower of the Net Cash Proceeds of any Equity Issuance after the Closing Date, the Borrower shall prepay the Bridge Term Loans as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.

(v) Excess Cash Flow. No later than the fifth Business Day after the date on which the financial statements with respect to each fiscal year of the Borrower are required to be delivered pursuant to Section 7.01(a), commencing with the second full fiscal year ending after the First Amendment Effective Date, the Borrower shall prepay the Term Loan B Loans as hereafter provided in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (x) the Required Excess Cash Flow Percentage of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for the Excess Cash Flow Period then ended, minus (y) at the option of the Borrower (to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)):

( A)(1) the aggregate principal amount of any optional prepayment, repurchase, redemption or other retirement of any First Lien Debt (and in the case of any such First Lien Debt constituting revolving indebtedness, to the extent accompanied by a permanent reduction in the applicable revolving commitments) prior to the date that the applicable prepayment is due and (2) the aggregate principal amount of any optional prepayment, repurchase, redemption or other retirement of any Junior Lien Debt (and in the case of any such Junior Lien Debt constituting revolving indebtedness, to the extent accompanied by a permanent reduction in the applicable revolving commitments) prior to the date that the applicable prepayment is due, in each case of the foregoing clauses (1) and (2), excluding any such optional prepayment, repurchase, redemption or other retirement made during such fiscal year that reduced the amount required to be prepaid pursuant to this Section 2.05(b)(v) in any prior fiscal year of the Borrower;

(B) the amount of any reduction in the outstanding principal amount of any Term Loan, any other First Lien Debt and/or any Junior Lien Debt resulting from any assignment to (and/or purchase by) the Borrower or any Restricted Subsidiary of any such Indebtedness (and in the case of any such Indebtedness constituting revolving indebtedness, to the extent accompanied by a permanent reduction in the applicable revolving commitment) prior to the date that the applicable prepayment is due, in each case, to the extent of the amount paid in cash by the Borrower or the applicable Restricted Subsidiary in connection with the relevant assignment and/or purchase, excluding any such assignment and/or purchase made during such fiscal year that reduced the amount required to be prepaid pursuant to this Section 2.05(b)(v) in any prior fiscal year;

(C) the amount of any Capital Expenditure, Investment and/or Restricted Payment (1) made during such fiscal year or after such fiscal year but prior to the date that the applicable prepayment is due or (2) contractually committed during such fiscal year (or after such fiscal year but prior to the date that the applicable prepayment is due) to be made during the immediately succeeding fiscal year, in each case, excluding any such amount that (x) is actually applied during such fiscal year and (y) reduced the amount required to be prepaid pursuant to this Section 2.05(b)(v) in any prior fiscal year; provided, that the deduction described in clause (1) above shall not apply to the extent the relevant amount was financed with the proceeds of long-term funded Indebtedness (other than revolving Indebtedness); provided, that:

(1) no prepayment under this Section 2.05(b)(v) shall be required unless the amount thereof exceeds the greater of $325,000,000 and 35% of Consolidated EBITDA (the “De Minimis ECF Threshold”) as of the last day of the most recently ended Test Period; it being understood that (x) only the amount in excess of the De Minimis ECF Threshold shall be required to be applied to make a prepayment in accordance with this Section 2.05(b)(v) and (y) if the amount of any required prepayment pursuant to this Section 2.05(b)(v) (without giving effect to the De Minimis ECF Threshold) for any Excess Cash Flow Period is less than the De Minimis ECF Threshold for such Excess Cash Flow Period, an amount equal to (1) the De Minimis ECF Threshold for such Excess Cash Flow Period minus (2) the amount of the required prepayment (without giving effect to the De Minimis ECF Threshold) pursuant to this Section 2.05(b)(v) for such Excess Cash Flow Period shall be applied to increase the De Minimis ECF Threshold in succeeding Excess Cash Flow Periods; and

(2) to the extent the ECF Prepayment Amount for any Excess Cash Flow Period, after giving effect to all deductions and credits (including any deduction of the types described in clauses (A) through (C) above) applicable thereto, is a negative amount, such negative amount may be carried forward to reduce the required ECF Prepayment Amount with respect to any future Excess Cash Flow Period selected by the Borrower in its sole discretion.

(vi) ~~(v)~~ Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.05(b)(i), first, ratably to outstanding L/C Borrowings and Swingline Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations;

(B) with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii) and (iii), first, ratably to the outstanding Term Loans (with such amounts being applied, in respect of the Term Loan A Loans, to the remaining principal amortization payments thereof in direct order of maturity), second, ratably to outstanding L/C Borrowings and the Swingline Loans, and third, to outstanding Revolving Loans (without any corresponding permanent reduction in the Aggregate Revolving Commitments); ~~and~~

(C) with respect to all amounts prepaid pursuant to Section 2.05(b)(iv), ratably to the outstanding Bridge Term Loans until paid in full; and

(D) with respect to all amounts prepaid pursuant to Section 2.05(b)(v), ratably to the outstanding Term Loan B Loans until paid in full.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06. Termination or Reduction of Aggregate Revolving Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Total Revolving Outstandings; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Except as provided in Section 2.15(e), any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued with respect thereto until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07. Repayment of Loans.

(a) Revolving Loans. The Borrower shall repay to the Lenders on the Revolving Loan Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b) Swingline Loans. The Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date that is ten Business Days after such Swingline Loan is made and (ii) the Revolving Loan Maturity Date.

(c) Term Loan A Loans. The Borrower shall repay to Administrative Agent, for the account of each the Lender with a Term Loan A Loan outstanding, the outstanding principal amount of the Term Loan A Loans on, commencing June 15, 2027, the 15th of each of March, June, September and December prior to the Term Loan A Loan Maturity Date, in each case, in an amount equal to 1.25% of the original principal amount of the Term Loan A Loans funded on the Closing Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02. The Outstanding Amount of the Term Loan A Loans, together with unpaid accrued interest, shall be due and payable in full on the Term Loan A Loan Maturity Date.

(d) Bridge Term Loans. The Borrower shall repay to the Lenders on the Bridge Term Loan Maturity Date the aggregate principal amount of all Bridge Term Loans outstanding on such date.

(e) Additional Term Loans. The Outstanding Amount of any Additional Term Loan hereunder shall be repayable as provided in the documentation establishing such Additional Term Loan. Amounts repaid on any Additional Term Loan may not be reborrowed.

(f) Term Loan B Loans. The Borrower shall repay to Administrative Agent, for the account of each Lender with a Term Loan B Loan outstanding, the outstanding principal amount of the Term Loan B Loans on, commencing September 15, 2026, the 15th of each of March, June, September and December prior to the Term Loan B Loan Maturity Date, in each case, in an amount equal to 0.25% of the original principal amount of the Term Loan B Loans funded on the First Amendment Effective Date (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02. The Outstanding Amount of the Term Loan B Loans, together with unpaid accrued interest, shall be due and payable in full on the Term Loan B Loan Maturity Date.

2.08. Interest.

(a) Subject to the provisions of clause (b) below, with respect to the Term Loans, Revolving Loans and Swingline Loans, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. Any Additional Term Loan hereunder shall bear interest on the outstanding principal amount thereof as provided in the loan documentation establishing such Additional Term Loan.

(b)

(i) If any amount, including the principal of any Loan, payable by the Borrower under any Credit Document is not paid when due, whether at stated maturity, by acceleration or otherwise, after giving effect to any applicable grace period, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09. Fees.

In addition to certain fees described in clauses (h) and (i) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not satisfied (or waived in accordance with Section 11.01), and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first full fiscal quarter ending after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swingline Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.

(b) Agent Fee Letter. The Borrower shall pay to the Administrative Agent, for its own account, fees in the amounts and at the times specified in the Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10. Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is repaid or prepaid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or under Article IX. The Borrower’s obligations under this clause (b) shall survive through and including the date that is one year after date of the termination of the Aggregate Revolving Commitments and the repayment of all Obligations hereunder (other than contingent Obligations hereunder with respect to which no claim has been made).

2.11. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records; it being understood and agreed that such Lender shall be required to return such promissory note to the Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower. The obligation of each Lender to execute and deliver an affidavit of loss containing an indemnification provision that is reasonably satisfactory to the Borrower shall survive the Termination Date. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit 2.11(a)-1 (a “Revolving Note”), (ii) in the case of Swingline Loans, be in the form of Exhibit 2.11(a)-2 (a “Swingline Note”) and (iii) in the case of any Class of Term Loan, be in the form of Exhibit 2.11(a)-3 (a “Term Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of, and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.

The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13. Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Credit Party or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14. Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(c) or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(b) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than Liens permitted under clause (k) in the definition of “Permitted Liens”), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower or the relevant Defaulting Lender shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the good faith determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Class Lenders”, “Required Pro Rata Lenders” and/or “Required Revolving Lenders”, as applicable, and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.15(b) below, (y) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(b) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s

Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation; provided, however, that any such claim shall be subject to Section 11.19.

(c) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in Section 2.15(b) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(d) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral to be provided by such Lender), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(b)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(e) Non-Ratable Reduction of Revolving Commitments. During any period in which there is a Defaulting Lender, the Borrower may (in its discretion) apply all or any portion (to be specified by the Borrower) of any optional reduction of unused Revolving Commitments of such Defaulting Lender as specified by the Borrower before applying any remaining reduction to all Lenders holding a Revolving Commitment in the manner otherwise specified in Section 2.06.

(f) New Swingline Loans/Letters of Credit. So long as any Lender holding a Revolving Commitment is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.16. Reverse Dutch Auction Prepayments.

(a) Notwithstanding anything to the contrary contained in this Credit Agreement, any Credit Party may at any time and from time to time purchase Term Loans of any Class at a purchase price to be determined in accordance with the Auction Procedures (each, an “Auction”, and each such Auction to be managed exclusively by the Administrative Agent or another financial institution of recognized national standing selected by such Credit Party and reasonably acceptable to the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.16 and the Auction Procedures;

(ii) no Event of Default shall have occurred and be continuing or would result therefrom;

(iii) the principal amount (calculated on the face amount thereof) of any Term Loan that such Credit Party offers to repay in any such Auction shall be no less than $5,000,000 and whole increments of $500,000 in excess thereof (unless another amount is agreed to by the Administrative Agent and the Auction Manager);

(iv) the aggregate principal amount (calculated on the face amount thereof) of any Term Loan so prepaid by such Credit Party shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant prepayment;

(v) no more than one Auction may be ongoing at any one time; and

(vi) any Auction shall be offered to all Lenders with a Commitment or outstanding Loans of the applicable Class of Term Loan that is to be prepaid on a pro rata basis.

(b) Any purchase of Term Loans pursuant to this Section 2.16 shall be effective upon recordation in the Register (in the manner set forth above) by the Administrative Agent. Each assignment shall be recorded in the Register immediately following the completion of the relevant Auction conducted pursuant to the relevant Auction Procedures. The date of such recordation of a transfer shall be referred to in this Section 2.16 as the “Auction Effective Date”. After such assignments have been recorded in the Register, such Term Loans and, to the extent of such Term Loans, the Credit Party and the Borrower, shall each be removed by the Administrative Agent from the Register in their entirety. The processing and recordation fee as set forth in Section 11.06(b)(iv) shall not be applicable to any purchase of Term Loans pursuant to this Section 2.16 or the concurrent assignment of Term Loans by any Credit Party to the Borrower, in each case consummated pursuant to this Section 2.16.

(c) Each Credit Party shall make payment of the purchase price for Term Loans accepted for purchase pursuant to the Auction Procedures by transmitting funds directly to the assigning Lender. Interest on such Term Loans accrued through the Auction Effective Date shall be paid to the Lender that has assigned such Term Loans on the Auction Effective Date.

(d) The provisions of this Section 2.16 shall not require any Credit Party to offer to purchase any Term Loans.

(e) The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.16 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Credit Agreement (including, Sections 2.05 and 2.13, it being understood and acknowledged that prepayments of the Term Loans by a Credit Party contemplated by this Section 2.16 shall not constitute Investments by such Credit Party) that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.16.

The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Section 11.04(b) mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.17. Refinancing Facilities.

(a) The Borrower may from time to time, request (x) one or more new term loan facilities to the credit facilities under this Credit Agreement (the “Specified Refinancing Term Loans”) to refinance all or any portion of any Class of Term Loans then outstanding under this Credit Agreement and/or (y) one or more new revolving facilities to the credit facilities under this Credit Agreement to refinance all or a portion of any Class of Revolving Loans (the “Specified Refinancing Revolving Loans”) or Revolving Commitments (the “Specified Refinancing Revolving Commitments” and together with any Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, the “Specified Refinancing Facilities”), in each case pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower;

provided that such Specified Refinancing Facilities:

(i) will rank pari passu in right of payment as the other Loans and Commitments hereunder;

(ii) will not have obligors or contingent obligors that were not obligors or contingent obligors in respect of the Obligations;

(iii) will be (A) unsecured or (B) secured by the Collateral on a pari passu or junior basis with the Obligations pursuant to an Acceptable Intercreditor Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower;

(iv) will have a maturity date that is not prior to the applicable Maturity Date of, and will have a weighted average life to maturity that is not shorter than the weighted average life to maturity of, the Class of Revolving Loans and/or Term Loans being refinanced, as applicable;

(v) any Specified Refinancing Term Loan or Specified Refinancing Revolving Loan shall share ratably in any prepayments of the Loans pursuant to Section 2.05(b) (or otherwise provide for more favorable prepayment treatment for the then outstanding Loans other than the Specified Refinancing Term Loans);

(vi) subject to clause (v) above, shall have terms and conditions substantially consistent with those applicable to the Class of Term Loans or Revolving Commitments being refinanced or replaced, or otherwise be reasonably acceptable to the Administrative Agent; it being agreed that any terms applicable to such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, that (A) are applicable only after the relevant Maturity Date with respect to the Class of Term Loans or Revolving Commitments being refinanced or replaced, (B) are, taken as a whole, in the good faith determination of the Borrower, not more favorable to the lenders or the agent of such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, than those contained in the Credit Documents with respect to the relevant Class of Term Loans or Revolving Commitments, as applicable, (C) are more favorable to the lenders or the agent of such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable, than those contained in the Credit Documents with respect to the relevant Class of Term Loans or Revolving Commitments, as applicable, and are then conformed (or added) to the Credit Documents for the benefit of the Lenders holding the relevant Class of Term Loans or Revolving Commitments, as applicable (i.e., by conforming or adding a term to the then-outstanding Class of Term Loans or Revolving Commitments pursuant to the applicable Refinancing Amendment) and/or (D) taken as a whole, reflect then current market terms and conditions at the time of the incurrence or issuance of such Specified Refinancing Term Loans or Specified Refinancing Revolving Commitments, as applicable (as determined by the Borrower in good faith), shall, in each case, be deemed to be satisfactory to the Administrative Agent;

(vii) no Event of Default shall have occurred and be continuing at the time such Specified Refinancing Facilities are incurred; and

(viii) the Net Cash Proceeds of such Specified Refinancing Facilities shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced, in each case pursuant to Sections 2.05 and 2.07, as applicable;

provided, however, that such Specified Refinancing Facilities shall not have a principal or commitment amount greater than the Loans being refinanced (excluding accrued interest, fees (including original issue discount and upfront fees), discounts, premiums or expenses).

(b) The Borrower shall make any request for Specified Refinancing Facilities pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Facilities may be provided by existing Lenders (it being understood that existing Lenders are not required to provide such proposed Specified Refinancing Facilities) or Eligible Assignees in such respective amounts as the Borrower may elect.

(c) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver in accordance with Section 11.01) on the date thereof of each of the conditions set forth in clause (a) above, and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Credit Documents providing for such Specified Refinancing Facilities to be secured thereby, generally consistent, where applicable, with those delivered on the Closing Date (other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). The Lenders hereby authorize the Administrative Agent to enter into amendments to this Credit Agreement and the other Credit Documents with the Borrower as may be necessary or desirable in order to establish any Specified Refinancing Facilities and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such Specified Refinancing Facilities, in each case on terms consistent with and/or to effect the provisions of this Section 2.17, it being understood and agreed that no Lender shall be required to consent to such amendment.

(d) Each Class of Specified Refinancing Facilities incurred under this Section 2.17 shall be in an aggregate principal amount that is (i) not less than $25,000,000, or $5,000,000 increments in excess thereof or (ii) the amount required to refinance all of the applicable class of Loans and/or Commitments.

(e) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Notwithstanding anything to the contrary in Section 11.01, each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Facilities incurred pursuant thereto (including the addition of such Specified Refinancing Facilities as separate facilities hereunder and treated in a manner consistent with the credit facilities under this Credit Agreement being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent, the Lenders providing such Specified Refinancing Facilities and, in the case of any Specified Refinancing Revolving Loans or Specified Refinancing Revolving Commitments, the L/C Issuers, effect such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower to effect the provisions of or be consistent with this Section 2.17.

2.18. Amend and Extend Transactions.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the Maturity Date of any Loans (and, as applicable, the Commitments relating thereto) to the extended maturity date specified in such notice. Such notice shall set forth (i) the amount of the Class of Revolving Commitments and/or Term Loans to be extended (which shall be in minimum increments of $5,000,000 and a minimum amount of $25,000,000 or, if less, the remaining outstanding amount of such Class of Revolving Commitments and/or Term Loans), and (ii) the date on which such Extension is requested to become effective (which shall be not less than ten Business Days nor more than 60 days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)). Each Lender holding the relevant Class of Commitments and/or Loans to be extended shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. Any Lender approached to participate in such Extension may elect or decline, in its sole discretion, to participate in such Extension.

If the aggregate principal amount of the Class of Revolving Commitments and/or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments and/or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Commitments and/or Term Loans, as applicable, of the applicable Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b) The following shall be conditions precedent to the effectiveness of any Extension: (i) no Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the L/C Issuers and the Swingline Lender shall have consented to any Extension of the Revolving Commitments, in each case to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period, and (iii) the terms of such Extended Revolving Commitments and Extended Term Loans shall comply with Section 2.18(c).

(c) The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Commitment or Extended Term Loan shall be no earlier than the applicable Maturity Date for the Class of Revolving Commitments so extended or the Class of Term Loans so extended, as applicable, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Commitments, and (B) the weighted average life to maturity of the Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the applicable Class of Term Loans so extended, (iii) the Extended Revolving Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Loans and the existing Term Loans and the borrower and guarantors of the Extended Revolving Commitments or Extended Term Loans, as applicable, shall be the same as the Borrower and Guarantors with respect to the existing Revolving Loans and the existing Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Commitment (and the Extended Revolving Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lenders, and (v) to the extent the terms of the Extended Revolving Commitments or Extended Term Loans are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iv) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d ) In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment. Notwithstanding anything to the contrary in Section 11.01, the Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Credit Agreement and the other Credit Documents shall be amended by, any Extension Amendment entered into in connection with any Extension to the extent (and only to the extent) the Administrative Agent deems necessary in order to (i) reflect the existence and terms of such Extension, (ii) make such other changes to this Credit Agreement and the other Credit Documents consistent with the provisions and intent of such Extension, and (iii) effect such other amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.18.

The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. The effectiveness of any Extension Amendment shall be subject to the receipt by the Administrative Agent of (A) to the extent requested by the Administrative Agent, customary opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender (including each Person providing any portion of such Extension) dated as of the effective date of such Extension, and (B) such other documents and certificates it may reasonably request relating to the necessary authority for such Extension, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or any Credit Party, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(ii) If any Credit Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Each Recipient shall use reasonable efforts to cooperate with the Credit Parties in seeking a refund of any payment made pursuant to this Section 3.01 in respect of Taxes that, in the opinion of the independent certified public accountants to the Borrower, were not correctly or legally asserted, unless, in such Recipient’s sole discretion, such Recipient determines that such cooperation could have an adverse consequence to such Recipient.

(iii) If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it, in its good faith discretion, to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten days after written demand therefor (accompanied by any supporting documentation received from the taxing authority imposing such Indemnified Taxes, except to the extent the applicable Recipient deems such information to be confidential), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that no payment shall be required that would duplicate a payment made pursuant to clause (a) above. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Credit Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (B) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Credit Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.01(e)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W- 8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W- 8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e)-2 or Exhibit 3.01(e)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.01(e)-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund (including any application thereof to another amount owed to the refunding Governmental Authority) of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (including any application thereof to another amount owed to the refunding Governmental Authority) (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund (including any application thereof to another amount owed to the refunding Governmental Authority) to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this clause (f) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02. Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03. Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent (at the instruction of the Required Lenders) or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted such request into a request for a Borrowing of, or conversion to, Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans shall be deemed to have been converted into Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Credit Document with Daily Simple SOFR, in each case, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Credit Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Credit Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Credit Agreement and the other Credit Documents.

In connection with the use, administration, adoption or implementation of a Successor Rate, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Credit Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

3.04. Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Credit Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to or continuing or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided, that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto or (y) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b) Capital and Liquidity Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of materially reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level materially below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy) by a cost or an amount the Lender deems in good faith material, then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error; provided, that such Lender or the L/C Issuer shall be required to certify that such Lender or the L/C Issuer is generally charging such relevant amounts to similarly situated borrowers under comparable syndicated credit facilities in connection with any request for payment. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Notwithstanding any other provision of this Section 3.04, no Lender or L/C Issuer shall demand compensation for any increased cost or reduction pursuant to this Section 3.04 if it shall not at the time be the general policy or practice of such Lender or L/C Issuer to demand such compensation from borrowers similarly situated in similar circumstances under comparable provisions of other credit agreements.

3.05. [Reserved].

3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If (x) any Lender requests compensation under Section 3.04, (y) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or (z) any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07. Survival.

All of the Credit Parties’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder (other than contingent Obligations with respect to which no claim has been made), and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01. The Guaranty.

(a) Each of the Guarantors hereby jointly and severally guarantees to each Swap Contract Provider, each Treasury Management Bank, the Administrative Agent and each Lender, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.02. Obligations Unconditional.

(a) The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, any Swap Contracts or Treasury Management Agreements or any other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than a payment in full of all outstanding Obligations, unless such any payment with respect to such Obligations is rescinded or must be otherwise restored by any holder of the Obligations), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until the Termination Date or the date such Guarantor shall have been released from its guarantee in accordance with Section 10.10. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Contract Provider or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument expressly incorporated by reference in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Contract Provider or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument expressly incorporated by reference in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(v) any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Contract Provider or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument expressly incorporated by reference in the Credit Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03. Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

4.04. Certain Additional Waivers.

Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05. Remedies.

The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

4.06. Rights of Contribution.

The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment.

The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Obligations until the Termination Date or the date such Guarantor shall have been released from its guarantee in accordance with Section 10.10, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until the Termination Date or the date such Guarantor shall have been released from its guarantee in accordance with Section 10.10. For purposes of this Section 4.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrower in respect of any payment of Obligations.

4.07. Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

4.08. Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Credit Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).

The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Termination Date or the date such Qualified ECP Guarantor shall have been released from its guarantee in accordance with Section 10.10. Each Qualified ECP Guarantor intends this Section 4.08 to constitute, and this Section 4.08 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

4.09. Appointment of Borrower.

Each of the Credit Parties hereby appoints the Borrower to act as its agent for all purposes of this Credit Agreement, the other Credit Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute and deliver such documents and provide such authorizations on behalf of such Credit Parties as the Borrower deems necessary, appropriate or desirable in its sole discretion and each Credit Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Credit Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed and delivered by the Borrower on behalf of each of the Credit Parties.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01. Conditions of Effectiveness.

This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Loans is subject to, the satisfaction (or waiver in accordance with Section 11.01) of the following conditions precedent:

(a) Execution of Credit Agreement and Credit Documents. Receipt by the Administrative Agent of (i) a counterpart of this Credit Agreement for each Credit Party, (ii) a Request for Credit Extension in accordance with the requirements hereof and (iii) for the account of each Lender who has requested a promissory note at least three Business Days prior to the Closing Date, a Note, executed by a duly authorized officer of each party thereto.

(b) Legal Opinion. Receipt by the Administrative Agent of (a) a customary legal opinion of Weil, Gotshal & Manges LLP, in its capacity as special New York and Delaware counsel for the Credit Parties, (b) a customary legal opinion of Akerman LLP, in its capacity as special Florida counsel for the Credit Parties and (c) a customary legal opinion of Fennemore Craig, P.C., in its capacity as special Arizona counsel for the Credit Parties, in each case, relating to this Credit Agreement and the other Credit Documents and the transactions contemplated herein and therein, in form and substance reasonably acceptable to the Administrative Agent.

(c) [Reserved].

(d) Corporate Documents. Receipt of the following (or their equivalent) for each Credit Party, each (other than with respect to clause (iv)) certified by the secretary, assistant secretary, director or officer responsible for the administration of the obligations of such Credit Party as of the Closing Date to be true and correct and in force and effect pursuant to a certificate substantially in the form attached hereto as Exhibit 5.01(d):

(i) Articles of Incorporation. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization (or a certification that such articles of incorporation or charter documents previously delivered to the Administrative Agent have not been amended and remain in full force and effect).

(ii) Resolutions. Copies of resolutions of the board of directors or comparable managing body approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof.

(iii) Bylaws. Copies of the bylaws, operating agreement or partnership agreement certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date (or a certification that such bylaws, operating agreement or partnership agreement previously delivered to the Administrative Agent have not been amended and remain in full force and effect).

(iv) Good Standing. Copies, where applicable, of certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authorities of the State of organization.

(v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

(e) Personal Property Collateral. Subject to the final paragraph of this Section 5.01 and except as may be otherwise agreed by the Administrative Agent, the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” shall be satisfied.

(f) Fees. Prior to or substantially concurrently with the funding of the Loans hereunder on the Closing Date, the Administrative Agent (including for the account of any Lender) shall have received, on or before the Closing Date, (i) all fees required to be paid on the Closing Date pursuant to the Fee Letters and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel required to be paid), which amounts may be offset against the proceeds of the Loans.

(g) Officer’s Certificate. Receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower on the Closing Date certifying that after giving effect to the Credit Extensions and other transactions contemplated herein on the Closing Date, the conditions specified in Sections 5.01(h) and (m) have been satisfied as of the Closing Date.

(h) No Material Adverse Effect. Since the date of the Acquisition Agreement, no Closing Date Target Material Adverse Effect shall have occurred.

(i) [Reserved].

(j) Solvency Certificate. The Administrative Agent shall have received an officer’s certificate for the Credit Parties prepared by the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower in substantially the form of Exhibit 5.01(j).

(k) “Know Your Customer” and Patriot Act Information. No later than three Business Days in advance of the Closing Date, receipt by the Administrative Agent or any Lender of all documentation and other information that such Lender shall have reasonably requested in writing at least ten days prior to the Closing Date in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering laws and regulations, including (i) the Patriot Act and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

(l) Closing Date Target Refinancing. Prior to or substantially concurrently with the funding of the Loans hereunder on the Closing Date, all existing third party debt for borrowed money of the Closing Date Target, if any, under that certain Amended and Restated Loan Agreement, dated as of January 15, 2019 (as amended prior to the date hereof, by and between the Target, as the borrower, and Branch Banking and Trust Company (n/k/a Truist Bank), as the lender, will have been repaid, redeemed, defeased, discharged or terminated (or irrevocable notice for the repayment or redemption thereof will be given), and all commitments, liens, security interests and guarantees thereunder, in each case provided to or by, as applicable, the Closing Date Target will be terminated (the “Closing Date Target Refinancing”).

(m) Representations and Warranties. (i) The Specified Acquisition Agreement Representations shall be true and correct to the extent required by terms of the definition thereof on and as of the Closing Date and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided, that (A) in the case of any Specified Representation which expressly relates to a given date or period, such Specified Representation shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be, and (B) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (x) the definition thereof will be the definition of “Closing Date Target Material Adverse Effect” for purposes of the making or deemed making of such Specified Representation on, or as of, the Closing Date (or any date prior thereto) and (y) the same will be true and correct in all respects.

(n) Substantially concurrently with the funding of the Loans hereunder on the Closing Date, the Closing Date Acquisition will have been consummated in accordance with the terms of the Acquisition Agreement, but without giving effect to any amendment or waiver by the Borrower (or any of its Affiliates) that is materially adverse to the interests of the Lenders in their respective capacities as such without the consent of the Joint Lead Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.

(o) Existing Credit Agreement. The Borrower shall have paid (i) all accrued and unpaid interest with respect to the outstanding Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as of the Closing Date and (ii) all accrued and unpaid fees required to be paid by the Borrower under the Existing Credit Agreement.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Notwithstanding anything to the contrary in this Credit Agreement or the other Credit Documents, to the extent that the Lien on any Collateral is not or cannot be created or perfected on the Closing Date (other than, to the extent required herein or in the other Credit Documents, the creation and perfection of a Lien on the Collateral of the Borrower and its subsidiaries immediately prior to the consummation of the Closing Date Acquisition that is of the type that may be perfected by the filing of a Form UCC-1 financing statement under the UCC), in each case, after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then in case, the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability or funding of the Loans hereunder on the Closing Date but may instead be delivered and/or perfected within 90 days after the Closing Date (or such later date as the Administrative Agent may reasonably agree), pursuant to arrangements to be mutually agreed by the Borrower and the Administrative Agent.

5.02. Conditions to all Credit Extensions.

(a) The obligation of each Lender to honor any Request for Credit Extension after the Closing Date is subject to the following conditions precedent:

(i) Representations and Warranties. The representations and warranties made by any Credit Party herein or in any other Credit Document shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct (after giving effect to such materiality qualifications set forth therein) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respect, in each case, on and as of the date of such Credit Extension as if made on and as of such date except for any representation or warranty made as of an earlier date, in which case such representation or warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such earlier date.

(ii) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Credit Extension to be made on such date.

(iii) [Reserved].

(iv) Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(b) Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a)(i) and (a)(ii) have been satisfied on and as of the date of the applicable Credit Extension. For the avoidance of doubt, the conditions set forth in this Section 5.02 shall not apply to any Request for Credit Extension under any Section 2.01(c), 2.17 or 2.18, unless, in each case, the Lenders thereunder have required satisfaction of the same.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Credit Agreement and to make Credit Extensions herein provided for, Borrower hereby represents and warrants to the Administrative Agent and to each Lender, solely on the dates and to the extent required by Section 5.01 or 5.02, as applicable, that:

6.01. Financial Condition.

The Borrower has delivered to the Administrative Agent and the Lenders balance sheets and the related statements of income and of cash flows of the Borrower and its Subsidiaries for the Borrower’s fiscal year ended January 27, 2024 audited by PricewaterhouseCoopers, certified public accountants. The financial statements referred to above are, in all material respects, true and correct and present fairly the consolidated financial condition of the Borrower and its Subsidiaries in accordance with GAAP as of such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.

6.02. No Material Adverse Change.

Since the Closing Date, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

6.03. Organization; Existence.

Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, other than with respect to the Borrower, as would not have a Material Adverse Effect, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except as would not, in the aggregate, have a Material Adverse Effect and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect.

6.04. Power; Authorization; Enforceable Obligations.

(a) Each Credit Party has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party.

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of any Credit Extension by the Borrower or the making of the guaranties hereunder or with the execution, delivery or performance of any Credit Documents by the Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Credit Parties, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, authorizations, filings, or other actions the failure to obtain or make which would not have a Material Adverse Effect.

(c) Each Credit Document to which it is a party constitutes a valid and legally binding obligation of each Credit Party enforceable in accordance with its terms, subject to Debtor Relief Laws and to general equity principles.

6.05. Conflict.

The execution, delivery and performance of the Credit Documents, the Borrowings hereunder and the use of the proceeds of the Loans will not (a) violate any Requirement of Law or Sanctions applicable to the Borrower or its Restricted Subsidiaries (except those as to which waivers or consents have been obtained or which would not have a Material Adverse Effect), (b) conflict with, result in a breach of or constitute a default under (i) the articles of incorporation, bylaws or other organizational documents of such Person or (ii) any material indenture, material agreement or other material instrument to which such Person is a party or by which any of its properties may be bound (except which would not have a Material Adverse Effect), or (c) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of their respective properties or revenues pursuant to any Requirement of Law except which would not have a Material Adverse Effect.

6.06. No Material Litigation

No claim, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of their respective properties which would reasonably be expected to have a Material Adverse Effect.

6.07. No Event of Default.

No Event of Default has occurred and is continuing.

6.08. Taxes.

Each of the Borrower and its Restricted Subsidiaries has filed, or caused to be filed, all federal and state income tax returns and other material tax returns required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except, in either case, for such taxes (i) which are not yet delinquent, (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (iii) which would not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Restricted Subsidiaries are aware as of the Closing Date of any proposed tax assessments against the Borrower or any of its Restricted Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

6.09. ERISA.

(a) There are no pending claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that would reasonably be expected to have a Material Adverse Effect.

(b) Except as would not have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably to occur with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher; (iii) neither any Credit Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; and (iv) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.

(c) The Borrower represents and warrants as of the Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Credit Agreement.

6.10. Governmental Regulations, Etc.

(a) No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock. No Indebtedness being reduced or retired out of the proceeds of the Loans hereunder was or will be incurred for the purpose of purchasing or carrying any Margin Stock or any “margin security” within the meaning of Regulation T. Margin Stock does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Restricted Subsidiaries. Neither the execution and delivery hereof by the Borrower, nor the performance by it of any of the transactions contemplated by this Credit Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of Regulation T, U or X.

(b) None of the Credit Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

6.11. Subsidiaries.

As of the Closing date, set forth on Schedule 6.11 is a list of all the Subsidiaries of the Borrower, including a list setting forth Unrestricted Subsidiaries on the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

6.12. Use of Proceeds.

(a) The proceeds of the Revolving Loans will be used for any purpose not prohibited by this Agreement.

(b) The proceeds of the Term Loan A Loans will be used solely to finance all or a portion of the Transactions.

(c) The proceeds of the Bridge Term Loans will be used solely to finance all or a portion of the Transactions.

(d) The proceeds of the Term Loan B Loans will be used solely to (i) refinance the Bridge Term Loans outstanding hereunder prior to the First Amendment Effective Date, (ii) to pay the fees, premiums, expenses and other transaction costs incurred in connection therewith, and (iii) for any purpose not prohibited by this Agreement.

6.13. Compliance with Laws.

The Borrower and each of its Restricted Subsidiaries is in compliance with all Requirements of Law and Sanctions, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.14. Accuracy and Completeness of Information.

As of the Closing Date, all written information (other than (a) financial projections, forecasts, financial estimates, other forward-looking information and/or projected information (the “Projections”), (b) information of a general economic or industry-specific nature and/or (c) any third party report and/or memorandum (but not the written information (other than Projections and/or general economic or industry-specific information) on which such third party report and/or memorandum was based, if such written information was provided to any Lender the Borrower and/or any of their respective representatives, and is otherwise subject to this Section 6.14(a)) concerning the Borrower and its Subsidiaries which has been made available to the Administrative Agent or the Lenders by any Credit Party or any Credit Parties’ representatives, taken as a whole together with all supplements delivered by any Credit Party to the Administrative Agent or any Lender on or before the

Closing Date in connection with the transactions contemplated hereby is, when taken as a whole, true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in any material manner, in light of the circumstances under which it has been made. As of the Closing Date, the Projections that have been made available to the Administrative Agent or the Lenders by the Borrower and its Subsidiaries or any of their representatives have been prepared in good faith based upon assumptions believed in good faith by the Borrower to be reasonable at the time furnished, it being understood and agreed that the Projections are subject to uncertainty and that there can be no assurances that they will be achieved and that actual results may differ materially from the Projections.

6.15. Environmental Matters.

(a) Except where such non-compliance or violation or liability would not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by the Borrower or any Restricted Subsidiary (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) have resulted in liability under, any Environmental Law.

(b) Except where such non-compliance or violation would not reasonably be expected to have a Material Adverse Effect, and to the best knowledge of the Borrower with respect to Properties that are leased, the Properties and all operations of the Borrower and its Restricted Subsidiaries at the Properties are in compliance, and have in the last three years been in compliance, with all applicable Environmental Laws.

(c) Except where such non-compliance, violation or liability would not reasonably be expected to have a Material Adverse Effect, none of the Borrower or its Restricted Subsidiaries has received any written notice of, or otherwise become aware of, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any of the Credit Parties for which any of the Credit Parties has liability (the “Business”).

(d) Except where such violation or liability would not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which has given rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that has given rise to liability under, any applicable Environmental Law.

(e) Except as would not reasonably be expected to have a Material Adverse Effect, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any of the Credit Parties is or, to the knowledge of any Credit Party, would reasonably be expected to be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial directives outstanding under any Environmental Law with respect to the Properties or the Business.

(f) Except where such violation or remediation would not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any of the Credit Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner requiring remediation under Environmental Laws.

6.16. Solvency.

As of the Closing Date, after giving effect to the Transactions that occur on the Closing Date and the incurrence of the Indebtedness and obligations being incurred in connection with this Credit Agreement and the Transactions on the Closing Date, that (i) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets (on a going concern basis) of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iii) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For purposes of this Section 6.16, (A) it is assumed that the Indebtedness and other obligations under this Credit Agreement will come due at their respective maturities and (B) the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

6.17. Insurance.

As of the Closing Date, the present insurance coverage of the Credit Parties complies with the requirements set forth in Section 7.05.

6.18. Anti-Corruption Laws.

The Borrower and its Restricted Subsidiaries are currently conducting their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption laws applicable to the Borrower and its Restricted Subsidiaries and have instituted and currently maintain policies and procedures reasonably designed to promote and achieve compliance with such laws in all material respects.

6.19. Sanctions.

Neither the Borrower, nor any of its Restricted Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee or affiliate thereof, is an individual or entity that is, or is owned 50% or more, individually or in the aggregate, directly or indirectly, or controlled by one or more individuals or entities that are (i) currently the subject of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar published list enforced by any other relevant sanctions authority applicable to the Borrower and its Restricted Subsidiaries or (iii) located, organized or resident in a Designated Jurisdiction. To the extent applicable, each Loan Party is in compliance, in all material respects with the Patriot Act.

6.20. Security Documents.

Subject to (w) the terms of the last paragraph of Section 5.01, (x) the Perfection Requirements, (y) any Debtor Relief Law and (z) the provisions, limitations and/or exceptions set forth in this Credit Agreement and/or any other Credit Document, the Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby and upon the satisfaction of the Perfection Requirements and/or any other perfection action required under the terms of any Credit Document, the Administrative Agent shall have perfected security interests and Liens in the Collateral (to the extent such Liens are then required to be perfected under the terms of the Credit Documents), prior to all other Liens other than Permitted Liens.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that from the Closing Date until the Commitments have been terminated, no Loans remain outstanding and all amounts owing hereunder or under any other Credit Document (other than (A) indemnification obligations which survive the termination of this Credit Agreement and (B) any obligations and liabilities under Swap Contracts or Treasury Management Agreements other than such outstanding obligations then due and payable as to which arrangements satisfactory to the applicable Swap Contract Provider or Treasury Management Bank have not been made) have been paid in full (such date, the “Termination Date”), the Borrower shall, and shall cause each Restricted Subsidiary to:

7.01. Financial Statements.

Furnish, or cause to be furnished, to the Administrative Agent for the benefit of the Lenders:

(a) Audited Financial Statements. Within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending January 31, 2026), a consolidated balance sheet of the Borrower as of the end of the fiscal year and the related consolidated statements of income, retained earnings, shareholders’ equity and cash flows for the year, audited by an independent certified public accounting firm of nationally recognized standing, setting forth in each case in comparative form the figures for the previous year, reported without a “going concern” or like qualification or exception (but which may be subject to a “going concern” explanatory paragraph or like statement) (except as resulting from, in the good faith determination of the Borrower, (1) the impending maturity of Indebtedness, (2) the breach or anticipated breach of any financial covenant, (3) the activities, operations, financial results, assets or liability of any Unrestricted Subsidiary and/or (4) any change in accounting principles that is required or approved by the independent auditor of the Borrower), or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification.

(b) Company-Prepared Financial Statements. Within 45 days after the end of each of the first three fiscal quarters of the Borrower (commencing with the fiscal quarter ending May 2, 2026), a company-prepared consolidated balance sheet of the Borrower as of the end of the quarter and related company-prepared consolidated statements of income for such quarterly period and for the fiscal year to date and cash flows for the fiscal year to date; in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable, in each case subject to normal recurring year-end adjustments.

(c) [Reserved].

(d) Unrestricted Subsidiaries. For any period in which Unrestricted Subsidiaries collectively account for more than 7.5% of Consolidated Total Assets, within the time periods specified in Section 7.01(a) and (b) (as applicable), unaudited consolidating financial statements reflecting adjustments necessary to eliminate the assets, accounts and operations of such Unrestricted Subsidiaries from such financial statements delivered pursuant to Section 7.01(a) or (b), subject to normal recurring year-end adjustments.

All such financial statements delivered pursuant to Section 7.01(b) shall be true and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.03. Notwithstanding anything contained herein to the contrary, no financial statement required to be delivered pursuant to Section 7.01(a) or (b) shall be required to include any acquisition accounting adjustment relating to the Transaction or any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustment in such financial statement.

7.02. Certificates; Other Information.

Furnish, or cause to be furnished, to the Administrative Agent for distribution to the Lenders:

(a) [Reserved].

(b) Officer’s Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and 7.01(b) above, a certificate of a Responsible Officer in the form attached hereto as Exhibit 7.02(b) or another form reasonably acceptable to the Borrower and the Administrative Agent (the “Compliance Certificate”), delivered to the Administrative Agent at its credit contact address, with a copy to the Administrative Agent at its syndication agency services address, in each case as set forth in Section 11.02 (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), stating that, to the best of such Responsible Officer’s knowledge and belief, (i) with respect to financial statements, such financial statements fairly present in all material respects the financial condition of the parties covered by such financial statements and (ii) no condition or event which constitutes a Default or Event of Default exists as of such date, except as specified in such certificate. Such certificate shall include (i) the calculations required to indicate compliance with Section 7.07 as of the last day of the period covered by such financial statements and (ii) solely with respect to the certificate delivered in connection with Section 7.01(a), an updated Schedule 6.11 as of the last day of the financial statements delivered.

(c) Public Information. Promptly after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section 7.01 or accessible to the public via www.sec.gov or any successor or other website maintained by the SEC) and other financial information which the Borrower sends to its public stockholders, and promptly upon written request after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with, the SEC.

(d) [Reserved].

(e) [Reserved].

(f) Patriot Act; Beneficial Ownership Regulation. Promptly following any written request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) that is required for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(g) Other Information. Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02 or on the website of the SEC at http://www.sec.gov; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its written request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each a “Public Lender”) may have personnel who do not wish to receive MNPI with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

7.03. Notices.

Give notice to the Administrative Agent (for distribution to the Lenders) of:

(a) Defaults. Promptly (but in any event within three Business Days), after the Borrower or any other Credit Party obtains knowledge, or has reason to know, of the occurrence of any Default or Event of Default, if and to the extent such Default or Event of Default shall then be continuing.

(b) Legal Proceedings. Promptly, any litigation, or any investigation or proceeding known by the Borrower or any other Credit Party, relating to the Borrower or any of its Restricted Subsidiaries, which would reasonably be expected to have a Material Adverse Effect.

(c) ERISA. Promptly, (i) the occurrence of (or if a Responsible Officer of the Borrower determines it is reasonably expected to occur) any Reportable Event with respect to any Pension Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Pension Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan, that in each case is reasonably likely to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the terminating or Insolvency of, any Multiemployer Plan, that in each case is reasonably likely to have a Material Adverse Effect.

(d) Other. Promptly, any other development or event which a Responsible Officer of the Borrower determines is reasonably likely to have a Material Adverse Effect.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

7.04. Maintenance of Existence; Compliance with Laws.

(a)(i) Except as permitted under Section 8.03, preserve, renew and keep in full force and effect the corporate existence of (A) the Borrower and (B) each Restricted Subsidiary, except where such failure to preserve, renew and keep in full force and effect the corporate existence of such Restricted Subsidiary could not reasonably be expected to have a Material Adverse Effect and (ii) take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business other than any such rights, privileges, licenses and franchises the loss of which would not have a Material Adverse Effect.

(b) Comply with all Requirements of Law (including all Environmental Laws and ERISA) applicable to it except to the extent that failure to comply therewith would have a Material Adverse Effect.

7.05. Maintenance of Property; Insurance.

(a) Except where the failure to do so would not have a Material Adverse Effect, keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability, business interruption and such other insurance (which may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice; and furnish to the Administrative Agent such information as to the insurance carried as the Administrative Agent shall reasonably request in writing.

(b) Each such policy of insurance shall, subject to Section 7.19, (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy) (A) contain a lender loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the lender loss payee thereunder and (B) provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premium thereunder); provided, that, unless an Event of Default exists, (A) the Administrative Agent agrees that the Borrower and/or its applicable Restricted Subsidiary shall have the sole right to adjust or settle any claims under such insurance, and (B) all proceeds from a casualty event shall be paid to the Borrower.

7.06. Inspection of Property; Books and Records; Discussions.

Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable prior notice by the Administrative Agent, the Administrative Agent to visit and inspect any of its properties and examine and make abstracts (including photocopies) from any of its books and records at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and with their independent certified public accountants; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Administrative Agent shall not exercise such right more than twice in any calendar year. The cost of the inspection referred to in the preceding sentence shall be for the account of the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of the Borrower.

7.07. Financial Covenants.

(a) Consolidated Net Leverage Ratio. On the last day of any Test Period, not permit the Consolidated Net Leverage Ratio of the Borrower and its Restricted Subsidiaries to be greater than (i) until the first Test Period ending after the second anniversary of the Closing Date, 4.50:1.00, and (ii) thereafter, 4.00:1.00; provided, however, that the Consolidated Net Leverage Ratio level set forth above may, at the election of the Borrower and upon written notice to the Administrative Agent and upon the consummation of a Qualified Acquisition, be increased for the fiscal quarter in which such Qualified Acquisition occurs and the next three full fiscal quarters ending after the such Qualified Acquisition is consummated (such period, the “Covenant Acquisition Increase Period”) by (A) if such Qualified Acquisition is consummated prior to the first Test Period ending after the second anniversary of the Closing Date, 0.25:1.00 and (B) thereafter, 0.50:1.00 (such increase, as applicable, the “Covenant Acquisition Increase”); provided, further, that notwithstanding the foregoing, (i) there shall be at least one fiscal quarter in which no Covenant Acquisition Increase is in effect between successive Covenant Acquisition Increase Periods (which, for the avoidance of doubt, may result in the delay of the commencement of a Covenant Acquisition Increase Period with respect to any Qualified Acquisition that occurs during another Covenant Acquisition Increase Period or such one fiscal quarter period) and (ii) the Consolidated Net Leverage Ratio levels shall not be increased pursuant to the foregoing proviso on more than two occasions during the term of this Credit Agreement (commencing on the Closing Date).

(b) Consolidated Interest Coverage Ratio. On the last day of any Test Period, not permit the Consolidated Interest Coverage Ratio of the Borrower and its Restricted Subsidiaries to be less than 2.50:1.00.

7.08. Limitation on Restricted Actions.

(a) Each of the Credit Parties will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement or any other Credit Document, (ii) applicable Laws, (iii) any document or instrument governing Indebtedness incurred pursuant to Sections 8.01(c), (i), (j), (k), (o) or (q); provided that with respect to Indebtedness incurred pursuant to Sections 8.01(i), (j), (k) and (q), any such restriction shall not apply to this Credit Agreement or any other Credit Document or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

(b) Each of the Credit Parties will not, nor will it permit any of its Restricted Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Sections 8.01(b), (c), (i), (j), (k), (o) or (q) provided that, (i) with respect to Indebtedness incurred pursuant to Section 8.01(c), any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (ii) with respect to Indebtedness incurred pursuant to Sections 8.01(i), (j), (k), (o) and (q), any such restriction shall not apply to this Credit Agreement or any other Credit Document, and, and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restrictions contained therein relates only to the asset or assets subject to such Permitted Lien.

7.09. Additional Guarantors.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary as a Restricted Subsidiary or (iii) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary (including pursuant to clause (b) below), on or before the date on which financial statements are required to be delivered pursuant to Sections 7.01(a) or (b), as applicable, for the fiscal quarter in which the relevant formation, acquisition, designation or cessation occurred (or such longer period as the Administrative Agent may reasonably agree), the Borrower shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the applicable requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the Lenders.

(b) Notwithstanding anything to the contrary herein or in any other Credit Document, the Borrower may, in its sole discretion, elect to cause any Excluded Subsidiary that is a Domestic Subsidiary (any such Person, a “Discretionary Guarantor”) that is not otherwise required to be a Guarantor to provide a Guaranty by causing such Person to execute a Guarantor Joinder Agreement, and any such Person shall constitute a Credit Party and a Guarantor for all purposes hereunder.

(c) Notwithstanding anything to the contrary herein or in any other Credit Document, it is understood and agreed that:

(i) the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of the Guaranty by any Restricted Subsidiary, and each Lender hereby consents to any such extension of time;

(ii) any Lien required to be granted from time to time pursuant to any Credit Document and/or any action requested in connection therewith shall be subject to the exceptions and limitations set forth in this Credit Agreement and the Security Documents;

(iii) perfection by control shall not be required with respect to any asset requiring perfection (other than by the filing of a UCC financing statement) through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of (A) pledged Equity Interests of any material first tier Restricted Subsidiary that is a wholly-owned Subsidiary and (B) any Material Debt Instrument, in each case, to the extent the same otherwise constitute Collateral);

(iv) no Credit Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(v)(A) no Credit Party (including for the avoidance of doubt, any Discretionary Guarantor) will be required to (I) take any action to grant or perfect a security interest in any asset located outside of the U.S., any state thereof, or the District of Columbia or (II) execute any security agreement, pledge agreement, mortgage, deed, charge or other collateral document governed by the laws of any jurisdiction other than a U.S. jurisdiction and (B) no Credit Party (including for the avoidance of doubt, any Discretionary Guarantor) will be required to take any action to perfect a security interest in the Collateral in any jurisdiction other than the jurisdiction in which such Credit Party is organized;

(vi) in no event will (A) the Collateral include any Excluded Asset or (B) any Excluded Subsidiary be required to become a Guarantor;

(vii) without limiting clause (xiv) below, no action shall be required to perfect any Lien with respect to (A) any vehicle or other asset subject to a certificate of title, (B) any Letter-of-Credit Right, (C) the Equity Interests of any Immaterial Subsidiary, (D) the Equity Interests of any Person that is not a subsidiary and/or (E) any aircraft, in each case, except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC;

(viii) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (A) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Credit Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases, purchase money Indebtedness and similar financings), (B) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Credit Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases, purchase money Indebtedness and similar financings), in each case, after giving effect to the applicable anti- assignment provisions of the UCC or other applicable Requirement of Law or (C) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Credit Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases, purchase money Indebtedness and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirement of Law notwithstanding the relevant prohibition, violation or termination right;

(ix)(A) no Credit Party shall be required to (A) perfect a Lien in any asset to the extent the perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law or (B) comply with the Federal Assignment of Claims Act or any similar statute; provided that the Borrower will use commercially reasonable efforts to structure the provision of security by such Credit Party to avoid or address such restrictions;

(x) any Guarantor Joinder Agreement, any Security Document and/or any other Credit Document executed by any Restricted Subsidiary that is required to become (or otherwise becomes) a Credit Party pursuant to Section 7.09 above may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Credit Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Credit Document;

(xi) the Lenders and the Administrative Agent acknowledge and agree that the Collateral that may be provided by any Credit Party may be limited to minimize stamp duty, notarization, registration or other applicable fees, Taxes and duties where the benefit to the Secured Parties of increasing the Guaranty and/or secured amount is disproportionate to the cost of such fees, Taxes and duties;

(xii) no Security Document will impose any commercial obligation on any Credit Party or contain any representation, warranty, indemnity or covenant (including in respect of insurance, information, maintenance or protection of assets, further assurance, proxy, appointment of attorney or the payment of fees, costs and expenses) unless required for the creation, validity, enforceability and/or perfection of security under applicable Requirement of Law and, in the case of any representation and warranties, shall be given only on the date on which such Security Document is executed and shall not otherwise repeat unless required for the creation, validity, enforceability and/or perfection of security under applicable Requirement of Law and (B) to the extent the subject matter of any representation, warranty or undertaking in any in any Security Document is the same as any representation, warranty or covenant in this Credit Agreement, such representation, warranty or covenant shall be no more burdensome to the applicable Credit Party than the corresponding provision of this Credit Agreement unless the relevant additional requirement is necessary for the creation, validity, enforceability and/or perfection of a security interest in the relevant asset;

(xiii) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, any asset as to which the cost of obtaining or perfecting such Lien (including any stamp, intangibles or other Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined in writing by the Borrower and the Administrative Agent;

(xiv) no Loan Party (including any Discretionary Guarantor) shall be required, and the Administrative Agent shall not be authorized, to perfect any security interest by means other than as set forth in the definition of Perfection Requirements; and

(xv) no Credit Party shall be required to enter into any source code escrow arrangement or have any obligation to apply for the registration of any intellectual property in any jurisdiction.

(d) It is understood and agreed for the avoidance of doubt that the Borrower may elect to join any Domestic Subsidiary that is not required to be or become a Guarantor solely because such Restricted Subsidiary is an Immaterial Subsidiary without (i) the consent of the Administrative Agent or (ii) delivery of an opinion of counsel.

(e) Notwithstanding anything to the contrary in this Section 7.09, if (i) the Borrower designates any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the definition of Unrestricted Subsidiary or (ii) subject to Section 10.10(c), any Guarantor is sold or otherwise Disposed of in a transaction that is not prohibited under the terms of this Credit Agreement, it is acknowledged and agreed that, in any of such cases, such Guarantor shall be automatically released from its Guaranty without the need to take any further action and that the Administrative Agent shall promptly take such action to evidence such release of such Guarantor from its Guaranty as is reasonably requested by, and at the expense of, the Credit Parties.

7.10. Payment of Taxes.

Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, pay, discharge or otherwise satisfy before becoming delinquent, all of its federal taxes, state income taxes and other material taxes and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, except when the amount or validity of such taxes and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be.

7.11. Environmental Laws.

(a) Comply in all material respects with, and take commercially reasonably steps to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take commercially reasonably steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings or such proceedings would not reasonably be expected to have a Material Adverse Effect.

7.12. Use of Proceeds.

Use the Loans solely for the purposes provided in Section 6.12.

7.13. Further Assurances.

Promptly upon request of the Administrative Agent and subject to the limitations described in Section 7.09:

(a) The Borrower will, and will cause each other Credit Party to, execute all further documents, financing statements, agreements, instruments, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable Law and, in each case, that the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Security Documents, all at the expense of the relevant Loan Parties.

(b) The Borrower will, and will cause each other applicable Credit Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register all such further acts (including notices to third parties), deeds, assurances and other instruments, in each case, as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Security Documents.

7.14. Anti-Corruption Laws.

(a) Conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption laws applicable to the Borrower and its Restricted Subsidiaries and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws in all material respects.

(b) Not directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Credit Extension for any purpose which would result in a violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption laws applicable to the Borrower and its Restricted Subsidiaries.

7.15. Sanctions.

Not directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (i) to fund in violation of Sanctions any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would constitute a violation of Sanctions by the Borrower or any of its Subsidiaries or the Administrative Agent, the L/C Issuer, the Swingline Lender or any Lender as a result of their participation in the transaction.

7.16. Nature of Business.

The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, taken as a whole, alter the character of its business in any material respect from that conducted as of the Closing Date or a similar, incidental, complementary, ancillary or related business thereto.

7.17. Transactions with Affiliates.

Except as permitted under this Credit Agreement or among the Borrower and its Restricted Subsidiaries, the Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, shareholder or Affiliate (or, if in the good faith judgment of the Borrower, there is no comparable transaction on the basis of which to make the comparison described above, such transaction is fair to the Borrower or its applicable Restricted Subsidiary from a financial point of view, as determined by the Borrower in good faith); provided, that, the foregoing requirement will not apply to (a)(i) transactions permitted by Section 8.03 (other than Section 8.03(a)(x)), Sections 8.04 (other than clause (g) of the definition of “Permitted Investment”) and Section 8.05 (other than Section 8.05(n)) and (ii) issuances of Equity Interests, equity contributions and issuances and incurrences of Indebtedness, and the provision of guarantees, not otherwise restricted by this Credit Agreement, (b) the Transactions, the payment of Transaction Costs and any payment required under the Acquisition Agreement, (c) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business, (d)(i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement (including salary or guaranteed payment and bonuses) entered into by the Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) any transaction pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement (e) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement, (f) any payment to or from, and/or any transaction with, any joint venture or Unrestricted Subsidiary in the ordinary course of business (including, any cash management activity related thereto), (g) any transaction in connection with any Permitted Receivables Transaction and (h) any transaction (or series of related transactions) approved by a majority of the disinterested directors (or members of any similar governing body) of the Borrower.

7.18. Fiscal Year.

In the event that the Borrower elects to change the end date of its fiscal year to a date other than the end date of its fiscal year as in effect on the Closing Date, the Borrower shall notify the Administrative Agent in writing, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustment to this Agreement that is necessary to reflect such change in fiscal year.

7.19. Post-Closing Covenant.

Take the actions required by Schedule 7.19 in each case within the time periods specified therein (or, in each case, such longer period to which the Administrative Agent may reasonably agree).

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower covenants and agrees that, from the Closing Date until the Termination Date:

8.01. Indebtedness.

The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

(b) Indebtedness of the Borrower and its Restricted Subsidiaries (i) existing as of the Closing Date and, with respect to all Indebtedness with an outstanding principal amount in excess of $25,000,000, set forth on Schedule 8.01 and (ii) any Permitted Refinancing thereof;

(c) Indebtedness of the Borrower and its Restricted Subsidiaries incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing plus any reasonable fees, premiums and other financing costs payable in connection therewith; and (iii) the total amount of all such Indebtedness incurred in reliance on this clause (c) shall not exceed at any time outstanding the greater of (A) $150,000,000 and (B) 7% of Consolidated Net Tangible Assets;

(d) unsecured intercompany Indebtedness among the Borrower and its Restricted Subsidiaries, provided that any such Indebtedness owing by a Credit Party to any Restricted Subsidiary that is not a Credit Party shall be fully subordinated to the Obligations hereunder on terms reasonably satisfactory to the Administrative Agent;

(e) Indebtedness and obligations owing under Swap Contracts entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(f) Indebtedness and obligations of the Borrower and its Restricted Subsidiaries owing under documentary letters of credit for the purchase of goods or other merchandise generally;

(g) Guaranty Obligations in respect of Indebtedness of the Borrower or any Restricted Subsidiary to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 8.01;

(h) obligations with respect to performance, payment and other surety bonds incurred in the ordinary course of business and in respect of letters of credit, bank guaranties, performance bonds or similar instruments to support any of the foregoing items;

(i) Indebtedness of the Borrower and its Restricted Subsidiaries not otherwise contemplated by this Section 8.01 in an aggregate amount at any time outstanding not to exceed the sum of (i) $150,000,000 plus (ii) additional amounts so long as at the time of incurrence, the Consolidated Net Leverage Ratio as of the last day of the most recently ended Test Period is less than or equal to (x) if such Indebtedness is incurred prior to the first Test Period ending after the second anniversary of the Closing Date, 4.25:1.00, and (y) if such Indebtedness is incurred on or after the first Test Period ending after the second anniversary of the Closing Date, 3.75:1.00, in each case, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness; provided that (x) Indebtedness incurred pursuant to this Section 8.01(i) that is secured may not exceed at any time outstanding the greater of (A) $150,000,000 and (B) 7% of Consolidated Net Tangible Assets and (y) the aggregate principal amount of all Indebtedness incurred by Restricted Subsidiaries that are not Credit Parties pursuant to this Section 8.01(i) shall not exceed at any time outstanding the greater of (A) $112,500,000 and (B) 5% of Consolidated Net Tangible Assets;

(j) Indebtedness of the Borrower in the form of senior, unsecured notes in an aggregate amount not to exceed $500,000,000 and issued pursuant to that certain Indenture dated as of April 1, 2021, with U.S. Bank National Association, as trustee (and any Permitted Refinancing thereof);

(k) Subordinated Indebtedness of the Credit Parties and the Restricted Subsidiaries so long as at the time of incurrence, the Consolidated Net Leverage Ratio as of the last day of the most recently ended Test Period is less than or equal to (x) if such Subordinated Indebtedness is incurred prior to the first Test Period ending after the second anniversary of the Closing Date, 4.25:1.00, and (y) if such Subordinated Indebtedness is incurred on or after the first Test Period ending after the second anniversary of the Closing Date, 3.75:1.00, in each case, calculated on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness;

(l) Indebtedness arising under (i) any Treasury Management Agreement or (ii) from netting services, overdraft protection, treasury management obligations and otherwise in connection with deposit, securities and commodities accounts in the ordinary course of business;

(m) Indebtedness arising from agreements providing for indemnities, Earn Out Obligations or similar obligations, or from guaranties, performance, payment or other surety bonds securing the performance of the Borrower and any Restricted Subsidiary pursuant to such agreements, in connection with any Acquisition permitted hereunder;

(n) Indebtedness consisting of Investments permitted by clauses (c), (j), (k), (l) and (m) the definition of Permitted Investments;

(o) Indebtedness incurred in connection with any Sale and Leaseback Transaction permitted by Section 8.03(a)(xiii);

(p) Indebtedness of any Person that becomes a Restricted Subsidiary of the Borrower after the Closing Date or assumed in connection with a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary of the Borrower or at the time of the Permitted Acquisition and was not incurred solely in contemplation of such Person’s becoming a Subsidiary or such Permitted Acquisition;

(q) Indebtedness of the Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of the Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Acquisition or any other Investment permitted hereby ;

(r) Indebtedness in respect of any Permitted Receivables Transaction;

(s) any repurchase or indemnification obligations arising as a result of any breach of any covenant or representation made as part of any Permitted Receivables Transaction;

(t) Indebtedness (including obligations in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment, property, casualty or liability insurance (including premiums related thereto) or self-insurance, other reimbursement-type obligations regarding workers’ compensation claims, other types of social security, pension obligations, vacation pay or health, disability or other employee benefits;

(u) Indebtedness of the Borrower and/or any Restricted Subsidiary (i) as a result of or pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business or pursuant to self-insurance obligations and not in connection with debt for borrowed money and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(v) Indebtedness of the Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business; and

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses.

8.02. Liens.

The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

8.03. Consolidation, Merger, Sale or Purchase of Assets, Etc.

The Borrower will not, nor will it permit any of its Restricted Subsidiaries to,

(a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets except that the following, without duplication, shall be expressly permitted:

(i) Dispositions of inventory, materials, tools, property, equipment, software and intellectual property whether now owned or hereafter acquired, in the ordinary course of business (including Dispositions of vehicles for purposes of fleet maintenance that are substantially consistent with the Credit Parties’ past practices and that are in the ordinary course of business), including any of the foregoing with an Unrestricted Subsidiary (subject to Section 7.17) (it being understood that a Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Restricted Subsidiary or a Disposition of a line of business or a division of a Restricted Subsidiary shall not constitute Disposition in the ordinary course of business);

(ii) Dispositions of (A) obsolete or worn-out property or assets, whether now owned or hereafter acquired, in the ordinary course of business and (B) to the extent that (I) the relevant property is exchanged for credit against the purchase price of similar replacement property or (II) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(iii) Dispositions of cash and Cash Equivalents for fair market value;

(iv) Dispositions (A) of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and (B) made as part of a Permitted Receivables Transaction;

(v) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries;

(vi) Dispositions of property or assets as a direct result of a Recovery Event;

(vii)(A) Dispositions of property or assets (including Equity Interests) between Credit Parties, (B) Dispositions of property or assets (including Equity Interests) between (1) any Credit Party and any Restricted Subsidiary that is not a Credit Party in an aggregate amount not to exceed the greater of (I) $112,500,000 and (II) 5% of Consolidated Net Tangible Assets during the term of this Credit Agreement (commencing on the Closing Date) and (2) subject to Section 7.17, any Credit Party or any Restricted Subsidiary that is not a Credit Party and any Unrestricted Subsidiary in an aggregate amount not to exceed the greater of (I) $112,500,000 and (II) 5% of Consolidated Net Tangible Assets during the term of this Credit Agreement (commencing on the Closing Date), (C) Dispositions of property or assets between Restricted Subsidiaries that are not Credit Parties, (D) any conversion of a Restricted Subsidiary from one corporate form to another and (E) Dispositions of Equity Interests of, or sales of Indebtedness or other Contractual Obligations of, Unrestricted Subsidiaries;

(viii)(A) Dispositions of property or assets (including Equity Interests) not to exceed the greater of (i) $112,500,000 and (ii) 5% of Consolidated Net Tangible Assets in the aggregate in any fiscal year plus (B) Dispositions of property or assets not to exceed the greater of (i) $75,000,000 and (ii) 3.5% of Consolidated Net Tangible Assets during the term of this Credit Agreement (commencing on the Closing Date); provided, that the aggregate amount of property or assets Disposed of pursuant to the immediately foregoing clauses (A) and (B) shall not exceed the greater of (i) $112,500,000 and (ii) 5% of Consolidated Net Tangible Assets in the aggregate in any fiscal year;

(ix) the liquidation and/or dissolution of any Restricted Subsidiary if the Borrower determines in good faith that (A) such liquidation, dissolution or Delaware LLC Division is in the best interests of the Borrower, (B) is not materially disadvantageous to the Lenders (taken as a whole) and (C) the Borrower or any Restricted Subsidiary receives the assets (if any) of the relevant liquidated, dissolved or divided Restricted Subsidiary; provided, that in the case of any liquidation or dissolution of any Credit Party that results in a distribution of assets to any Restricted Subsidiary that is not a Credit Party, such distribution shall be treated as an Investment and shall comply with Section 8.04 (other than in reliance on clause (g) of the definition of “Permitted Investment”);

(x) Dispositions and Investments permitted under Section 8.04 (other than clause (g) of the definition of “Permitted Investment”) and, to the extent constituting a Disposition, transactions permitted under Section 8.02, Section 8.05 (other than Section 8.05(n)) and Section 7.17 (other than clause (a)(i) of the proviso thereto);

(xi) Dispositions of non-core assets acquired in a Permitted Acquisition; provided that (A) such Dispositions are completed within 18 months of such Permitted Acquisition and (B) such non-core assets do not exceed 25% of the total tangible assets acquired in such Permitted Acquisition;

(xii) Dispositions for fair market value; provided, that

(A) with respect to any such Disposition (other than any Permitted Asset Swap) with a purchase price in excess of the greater of $100,000,000 and 10% of Consolidated EBITDA as of the most recently ended Test Period, at least 75% of the consideration for such Disposition (other than the portion of any such Disposition consisting of a Permitted Asset Swap) shall consist of cash or Cash Equivalents;

(B) for purposes of the 75% cash consideration requirement described immediately above:

(1) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets (or that are otherwise terminated or cancelled in connection with the transaction with such transferee) and for which the Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing,

(2) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition,

(3) any Contractual Obligation received by the Borrower or any Restricted Subsidiary from such transferee that will be converted by such Person into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and

(4) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not in excess of the greater of $100,000,000 and 10% of Consolidated EBITDA as of the most recently ended Test Period, in each case, shall be deemed to be Cash;

(xiii) Sale and Leaseback Transactions; provided, the fair market value of all property so Disposed of after the Closing Date shall not exceed the greater of (i) $10,000,000 and (i) 0.5% of Consolidated Net Tangible Assets;

(xiv) [reserved];

(xv) Dispositions in connection with reorganizations and/or restructurings and/or activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, in the good faith determination of the Borrower, neither the Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired; and

(xvi) the settlement or early termination of any Capped Call Transaction, Convertible Bond Hedge Transaction or Warrant Transaction.

(b) enter into any transaction of merger or consolidation, except, in each case, for (i) Investments or acquisitions permitted pursuant to Section 8.04, (ii) the merger or consolidation of a Credit Party or other Subsidiary with and into another Credit Party (with the Credit Party being the surviving entity; provided, that, if the Borrower is a party to such transaction, the Borrower shall be the surviving entity), (iii) the merger or consolidation of an Unrestricted Subsidiary with and into any Restricted Subsidiary or (iv) the merger or consolidation of a Restricted Subsidiary with and into another Restricted Subsidiary.

It is understood and agreed that (a) to the extent that any Collateral is Disposed of as permitted by this Section 8.03, such Collateral shall be Disposed of free and clear of the Liens created by the Credit Documents, which Liens shall be automatically released upon the consummation of such Disposition, and the Administrative Agent shall be authorized to take, and shall take, any action reasonably requested by the Borrower in order to effect the foregoing; provided, that in the case of a Disposition made to any Credit Party, the relevant transferred assets shall become part of the Collateral of the transferee Credit Party (except to the extent such assets constitute Excluded Assets) and (b) any determination of the fair market value of any asset other than cash for purposes of this Section 8.03 shall be made by the Borrower in good faith at its election either (1) at the time of the execution of the definitive agreement governing such Disposition or (2) the date on which such Disposition is consummated.

8.04. Advances; Investments and Loans.

The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, make any Investment except for:

(a) Permitted Investments,

(b) other Investments not permitted by clause (a); provided that (i) no Event of Default shall exist immediately before and immediately after giving effect to such Investment, (ii) the Credit Parties shall be in compliance with the financial covenants in Section 7.07 on a Pro Forma Basis after giving effect to such Investment, and (iii) the aggregate amount of all Investments made pursuant to this clause (b) plus the aggregate amount of all Restricted Payments made pursuant to Section 8.05(l) shall not exceed the greater of (A) $75,000,000 and (B) 3.5% of Consolidated Net Tangible Assets, and

(c) so long as no Event of Default has occurred and is continuing or would result therefrom, to make Investments (i) in an aggregate amount not to exceed the greater of (A) $225,000,000 and (B) 10.5% of Consolidated Net Tangible Assets for the period from the Closing Date through the Term Loan A Loan Maturity Date plus (ii) unlimited Investments, if the Consolidated Net Leverage Ratio as of the last day of the most recently ended Test Period would be less than or equal to 4.00 to 1.00 on a Pro Forma Basis, after giving effect thereto (it being understood and agreed that Investments made pursuant to this clause (ii) shall not be included in the calculation of the amount available for Investments pursuant to the foregoing clause (i)), provided, that, notwithstanding any to the contrary set forth in this Credit Agreement or any other Credit Document, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to consummate any transaction that results in the transfer (whether by way of any dividend, distribution, Investment, Disposition, designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or otherwise, and whether in a single transaction or a series of related transactions) of Material Intellectual Property from the Borrower or any of its Restricted Subsidiaries to any Unrestricted Subsidiary.

8.05. Restricted Payments.

The Borrower will not, nor will it permit any of its Restricted Subsidiaries to pay any Restricted Payment, except:

(a) to make dividends or other distributions payable solely in the same class of Equity Interests of such Person;

(b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries);

(c) subject to the subordination terms thereof, to make regularly scheduled interest payments, and payments of fees, expenses and indemnification obligations as and when due, under any Subordinated Indebtedness;

(d) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower held by any current or former officer, director or employee of the Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that (i) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the greater of (A) $75,000,000 and (B) 3.5% of Consolidated Net Tangible Assets in any 12-month period plus the portion of such amount available but unused from prior 12-month periods and (ii) such amount in any 12-month period may be increased by an amount not to exceed (A) the net cash proceeds received by the Borrower from the sale of Equity Interests (other than Disqualified Stock) of the Borrower that occurs after the Closing Date (to the extent such cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments), plus (B) the net cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Closing Date, less (C) the amount of any Restricted Payments made pursuant to clauses (ii)(A) and (ii)(B) of this clause (d);

(e) the repurchase of Equity Interests deemed to occur (i) upon the exercise of stock options, warrants or other convertible securities (other than, for the avoidance of doubt, convertible securities constituting Convertible Bond Indebtedness) to the extent such Equity Interests represent a portion of the exercise price thereof or (ii) upon the transfer of shares of restricted stock to the Borrower in connection with the payment of withholding tax by the Borrower or a Restricted Subsidiary following a sale of shares of restricted stock by the holder thereof;

(f) so long as no Event of Default has occurred and is continuing or would result therefrom, (i) to make dividends, repurchase shares of its Equity Interests and make other Restricted Payments in an aggregate amount not to exceed the greater of (A) $325,000,000 and (B) 15% of Consolidated Net Tangible Assets for the period from the Closing Date through the Term Loan A Maturity Date and (ii) if the Consolidated Net Leverage Ratio as of the last day of the most recently ended Test Period would be less than or equal to 3.75 to 1.00 on a Pro Forma Basis, after giving effect thereto, to make unlimited dividends, share repurchases and other Restricted Payments (it being understood and agreed that Restricted Payments made pursuant to this clause (ii) shall not be included in the calculation of the amount available for Restricted Payments pursuant to the foregoing clause (i));

(g) the Borrower may (i) enter into Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions in connection with the issuance of Convertible Bond Indebtedness permitted under Section 8.01(q) and satisfy its obligations to pay premiums upon entering into such transactions and (ii) make any payment in connection therewith by delivery of shares of the Borrower’s common stock upon net share settlement thereof (together with cash in lieu of fractional shares) or set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination thereof, in each case made in Borrower’s common stock;

(h) the Borrower may issue shares of its common stock, make cash payments of interest required pursuant to the related indenture, make cash payments required to be made under the related indenture in an amount (excluding any required payment of interest with respect to such Convertible Bond Indebtedness and excluding any payment of cash in lieu of a fractional share) equal to or less than the principal amount of the Convertible Bond Indebtedness in respect of which such cash payment is made and/or make cash payments in lieu of issuing fractional shares, in each case, to satisfy obligations in respect of Convertible Bond Indebtedness (including, for the avoidance of doubt, cash payments in lieu of issuing fractional shares pursuant to the terms of any related Capped Call Transaction, Convertible Bond Hedge Transaction or Warrant Transaction);

(i) the Borrower may make cash payments to satisfy obligations in respect of Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions solely to the extent the Borrower does not have the option of satisfying such payment obligations through the issuance of the Borrower’s common stock or is required to satisfy such payment obligations in cash, it being understood and agreed that any payment made in cash in connection with Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions by set-off, netting and/or payment of an early termination payment or similar payment thereunder upon any early termination thereof, in each case, after using commercially reasonable efforts to satisfy such obligation (or the portion thereof remaining after giving effect to any netting or set-off against termination or similar payments under an applicable Convertible Bond Hedge Transaction) by delivery of shares of the Borrower’s common stock shall be deemed to be a payment obligation required to be satisfied in cash;

(j) the Borrower may receive shares of its own common stock and/or cash on account of settlements and/or early terminations or unwinds howsoever documented or agreed of any Convertible Bond Hedge Transactions, Capped Call Transactions or Warrant Transactions;

(k) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower in connection with any Convertible Bond Indebtedness with proceeds received (or substantially simultaneously received) from the issuance of such Convertible Bond Indebtedness, in an aggregate amount not to exceed the greater of (i) $150,000,000 and (ii) 7% of Consolidated Net Tangible Assets, it being understood and agreed that any payment, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower made in connection with any Permitted Refinancing shall be permitted and shall not be subject to any dollar limitation;

(l) other Restricted Payments not permitted by the foregoing clauses; provided that (i) no Event of Default shall exist immediately before and immediately after giving effect to such Restricted Payment, (ii) the Credit Parties shall be in compliance with the financial covenants in Section 7.07 on a Pro Forma Basis after giving effect to such Restricted Payment, and (iii) the aggregate amount of all Restricted Payments made pursuant to this clause (l) plus the aggregate amount of all Investments made pursuant to Section 8.04(b) shall not exceed the greater of (A) $75,000,000 and (B) 3.5% of Consolidated Net Tangible Assets;

(m) [reserved];

(n) to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 8.04 (other than clause (g) of the definition of “Permitted Investment”) and/or Section 8.03 (other than Section 8.03(a)(x)); and

(o) the Borrower may make payments or distributions to satisfy dissenters’ or appraisal rights, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 8.03.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01. Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) The Borrower shall fail to pay any principal on any Loan when due in accordance with the terms hereof; or the Borrower shall fail to reimburse the L/C Issuer for any L/C Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due in accordance with the terms hereof and such failure shall continue unremedied for five Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder within the aforesaid period of time); or

(b) Any representation or warranty made or deemed made herein or in any of the other Credit Documents or which is contained in any certificate furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; provided, that if such representation or warranty is capable of being cured, it shall not constitute an Event of Default unless such representation or warranty continues uncured for a period of 30 days following the earlier of a Responsible Officer of the Borrower obtaining knowledge thereof or receipt by the Borrower of a written notice thereof from the Administrative Agent; or

(c)(i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 7.03(a), 7.04(a)(i) (other than with respect to any Immaterial Subsidiary), 7.07 or in Article VIII or (ii) any Credit Party shall fail to perform, comply with or observe any covenant or agreement contained in Section 7.01 and such failure shall continue unremedied for a period of ten Business Days; or (iii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents (other than as described in Sections 9.01(a), 9.01(b), 9.01(c)(i) or 9.01(c)(ii) above), and such failure is capable of cure but continues for 30 days following the earlier of a Responsible Officer of the Borrower obtaining knowledge thereof or receipt by the Borrower of a written notice thereof from the Administrative Agent; or

(ii) notwithstanding this clause (c), a breach or default by any Credit Party under Section 7.07 will not constitute a Default or Event of Default with respect to any Bridge Term Loan or Term Loan B Loan unless and until the Required Pro Rata Lenders have accelerated the Term Loan A Loans and Revolving Loans, and terminated the Revolving Commitments, and have not rescinded such acceleration;

(d) Any Credit Party or any Restricted Subsidiary shall (i) default in any payment of principal of or interest on any Indebtedness (other than as specified in clause (a) above) in a principal amount outstanding of at least the Threshold Amount beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due or required to be prepaid, repurchased or redeemed prior to its stated maturity; provided that (A) that the occurrence of any event described in this clause (d) that would, prior to the expiration of any applicable grace period, permit the holder or holders of the relevant Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice, if required, such Indebtedness to become due or required to be prepaid, repurchased or deemed prior to its stated maturity, as the case may be, will not result in a Default or Event of Default under this Credit Agreement prior to the expiration of any grace period provided for therein and (B) this clause (d) shall not apply to (x) Indebtedness that becomes due as a result of a voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of property or assets, (y) termination events or similar events pursuant to the terms of any Swap Contract (other than a failure to make a payment required as a result of such termination or similar event) and (z) any redemption, settlement, conversion (or satisfaction of a condition permitting holders of Convertible Bond Indebtedness to convert), required repurchase (or satisfaction of a condition permitting holders of Convertible Bond Indebtedness to require the repurchase) or offer to repurchase of Convertible Bond Indebtedness in accordance with its terms and the satisfaction by the Borrower or any Restricted Subsidiary of its obligations in connection therewith (other than, in either case, as a result of a default by the Borrower or any Restricted Subsidiary thereunder or an event of the type that constitutes an Event of Default); or

(e)(i) Any Credit Party, other than an Immaterial Subsidiary, shall commence any case, proceeding or other action (A) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party, other than an Immaterial Subsidiary, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party, other than an Immaterial Subsidiary, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party, other than an Immaterial Subsidiary, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) [reserved]; or (v) any Credit Party, other than an Immaterial Subsidiary, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(f) One or more judgments or decrees shall be entered against any Credit Party or any Restricted Subsidiary involving a liability (to the extent not paid when due or covered by insurance) in excess of the Threshold Amount and such judgment or decree shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(g) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of one or more Credit Parties under Title IV of ERISA that, together with all other such ERISA Events, if any, could have a Material Adverse Effect; or

(h) There shall occur a Change of Control; or

(i) Any material portion of the Guaranty shall cease to be in full force and effect or any Guarantor shall, in writing, purport to revoke, terminate or rescind any Guarantor’s obligations under the Guaranty, except in accordance with the Credit Documents; or

(j)(i) Any Credit Document (other than those which are ministerial or immaterial in nature) shall fail to be in full force and effect or (ii) any Lien in favor of the Administrative Agent for the benefit of the Lenders shall fail to be a first priority, perfected Lien on a material portion of the Collateral (other than solely by reason of (A) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Security Documents, this Credit Agreement or otherwise, (B) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file Uniform Commercial Code financing statements, amendments or continuation statements, (C) a release of Collateral in accordance with the terms hereof or thereof or (D) as such documents may be terminated or no longer in force and effect in accordance with the terms thereof).

9.02. Remedies upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions, to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Credit Documents or any Requirement of Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03. Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Credit Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Credit Party or any Restricted Subsidiary and any Swap Contract Provider, to the extent such Swap Contract is permitted by Section 8.01(e), ratably among the Lenders (and, in the case of such Swap Contracts, Affiliates of Lenders) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Credit Party or any Restricted Subsidiary and any Swap Contract Provider, to the extent such Swap Contract is permitted by Section 8.01(e), (c) payments of amounts due under any Treasury Management Agreement between any Credit Party and any Treasury Management Bank and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, in proportion to the respective amounts described in this clause Fourth, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Swap Contract Providers or Treasury Management Banks, as applicable) and the L/C Issuer; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Swap Contracts and Treasury Management Agreements may be excluded from the application described above without any liability to the Administrative Agent, if the Administrative Agent has not received written notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Contract Provider or Treasury Management Bank. Each Swap Contract Provider and Treasury Management Bank not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X

ADMINISTRATIVE AGENT

10.01. Appointment and Authority.

Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (on behalf of itself and its Affiliates) (including in its capacities as a Lender, Swingline Lender, Swap Contract Provider and/or Treasury Management Bank, as applicable) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender (and its Affiliates) and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.

10.02. Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03. Exculpatory Provisions.

(a) Neither the Administrative Agent nor any Joint Lead Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Joint Lead Arrangers and their respective Related Parties:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, the Joint Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04. Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05. Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent (in each case, other than any Disqualified Institution). The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower so long as no Event of Default has occurred and is continuing, which consent shall not be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower so long as no Event of Default has occurred and is continuing, which consent shall not be unreasonably withheld or delayed, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent with the consent of the Borrower so long as no Event of Default has occurred and is continuing, which consent shall not be unreasonably withheld or delayed, as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article X and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation or removal of the Administrative Agent pursuant to this Section 10.10 shall also constitute its resignation or removal as L/C Issuer and Swingline Lender. The retiring L/C Issuer shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation or removal as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in

Unreimbursed Amounts pursuant to Section 2.03(c). The retiring Swingline Lender shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation or removal, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(e) Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

10.07. Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Joint Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Joint Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Joint Lead Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or any Joint Lead Arranger has disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and each Joint Lead Arranger that it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Credit Agreement as a Lender or an L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

10.08. No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, co-documentation agents or co-agents shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09. Administrative Agent May File Proofs of Claim; Credit Bids.

(a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Credit Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

(b) The holders of the Obligations hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (x) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Credit Party is subject, (y) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Credit Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(vii) of Section 11.01), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or any acquisition vehicle to take any further action.

10.10. Collateral and Guaranty Matters.

Without limiting the provisions of Section 10.09, each of the Lenders (including in its capacities as a potential Swap Contract Provider or Treasury Management Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release (or evidence the release of) any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon the occurrence of the Termination Date, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Credit Document or any Recovery Event, (iii) that is permitted to be released pursuant to Section 7.09(e) or (iii) as approved in accordance with Section 11.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 8.02 and clause (b) in the definition of “Permitted Liens”; and

(c) to release (or evidence the release of) any Guarantor from its obligations under the Guaranty (i) if such Person ceases to be a Restricted Subsidiary (or is or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited under this Credit Agreement, including under the terms of Sections 7.09(b) or (c)); provided, that if any Guarantor ceases to constitute a wholly-owned Restricted Subsidiary, such Guarantor shall not be released from its Guaranty unless (A) such Guarantor is no longer a direct or indirect subsidiary of the Borrower, (B) such Guarantor becomes an Excluded Subsidiary for reasons other than not being a wholly-owned Subsidiary or (C) in the case of any Guarantor that becomes an Excluded Subsidiary solely as a result of not being a wholly owned Restricted Subsidiary, (x) the transaction that causes such Guarantor to be less than wholly-owned, directly or indirectly, by the Borrower, is a good faith Disposition to a bona fide unaffiliated third party (as determined by the Borrower in good faith) for fair market value and for a bona fide business purpose (as determined by the Borrower in good faith) and (y) after giving pro forma effect to such release and the consummation of the relevant transaction, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such new Investment is permitted under this Credit Agreement and/or (ii) in the case of any Discretionary Guarantor, at the election of the Borrower, upon notice from the Borrower to the Administrative Agent at any time.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

In each case as specified in this Section 10.10, the Administrative Agent will promptly execute and deliver to the applicable Credit Party, at the Credit Parties’ sole expense, such documents as any Credit Party may reasonably request in order to evidence the release of such item of Collateral from the security interest granted under the Security Documents or to subordinate its security interest in such item or to release such Guarantor from its obligations under the Guaranty, as applicable, in each case in accordance with the terms of this Section 10.10 and the Credit Documents.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11. Secured Treasury Management Agreements and Secured Swap Contracts.

(a) No Swap Contract Provider or Treasury Management Bank that obtains the benefit of the provisions of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Credit Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.

(b) Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts or Treasury Management Agreements except to the extent expressly provided herein and unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Contract Provider or Treasury Management Bank. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts or Treasury Management Agreements in the case of a Maturity Date.

10.12. ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Credit Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related hereto or thereto).

10.13. Recovery of Erroneous Payments.

Without limitation of any other provision in this Credit Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (each, a “Loan Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Loan Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Loan Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Loan Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Loan Party promptly upon determining that any payment made to such Loan Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI

MISCELLANEOUS

11.01. Amendments, Etc.

No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, and no consent to any departure by any Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that

(a) no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any representation, warranty, covenant, Default, Event of Default, mandatory prepayment or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled reduction of the Commitments hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend the definition of “Consolidated Net Leverage Ratio” or any other ratio used in calculation of the Applicable Rate or Commitment Fee, or any financial covenant hereunder (or any definition used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(iv) change any provision of this Section 11.01(a) or the definition of “Required Lenders”, “Required Class Lenders”, “Required Pro Rata Lenders” and/or “Required Revolving Lenders”, or any other provision of any Credit Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

(v) release all or substantially all of the Collateral without the written consent of each Lender whose Obligations are secured by such Collateral (except as otherwise permitted herein or in the Credit Documents);

(vi)(A) change Section 2.05, Section 2.06, Section 2.13 or Section 2.17 in a manner that would alter the pro rata sharing of payments or reduction of commitments required thereby or change Section 9.03, in each case, without the written consent of each Lender directly and adversely affected thereby or (B) subordinate, or have the effect of subordinating, (i) the Obligations hereunder to any other Indebtedness or other obligation or (ii) the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, without the written consent of each Lender, other than, in the case of this clause (B), in connection with (x) any acceptable “debtor-in-possession” financing or (y) any other financing with respect to which each relevant Lender has been offered the opportunity to provide such financing;

(vii) release (x) the Borrower, without the consent of each Lender, or (y) all or substantially all of the value of the Guaranty, without the written consent of each Lender whose Obligations are guaranteed thereby, in each case, except to the extent such release is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(b) no such amendment, waiver or consent shall (x)(i) waive any Default for purposes of Section 5.02(a)(ii) or (ii) amend, change, waive, discharge or terminate Sections 5.02, 9.01 or this Section 11.01(b)(x) in a manner adverse to the Required Revolving Lenders, without the consent of the Required Revolving Lenders (and not the Required Lenders or any other Lender) or (y) change, waive, discharge or terminate Section 7.07 (or any definition used therein) or this Section 11.01(b)(y) in a manner adverse to the Required Pro Rata Lenders, with the consent of the Required Pro Rata Lenders (and not the Required Lenders or any other Lender); or

(c) with respect to any amendment, waiver or modification of any term or provision that solely affects Lenders under any one Class of Loans or Commitments and does not directly and adversely affect Lenders under any other Class of Loans or Commitments, at the option of the Borrower, only the consent of the Required Class Lenders of the applicable Class (but not the Required Lenders or any other Lender) shall be required, it being understood and agreed that each amendment, waiver or modification by the Required Class Lenders of a Class described below would not adversely affect other Lenders and may be effected solely with the consent of the applicable Credit Party and the Required Class Lenders of the applicable Class: (i) any waiver or modification of conditions to any extension of credit under such Class of Commitments, (ii) any change to the any prepayment premium, covenant and other terms applicable solely to such Class, including the inclusion of any maturity and/or weighted average life to maturity protection applicable solely to such Class, (iii) the waiver of any mandatory prepayment solely with respect to such Class, (iv) the waiver of any Default or Event of Default and the election to not exercise remedies after the occurrence of any Event of Default solely with respect to such Class and (v) any amendment, modification or waiver of compliance with, any covenant or other term solely for the benefit of such Class or the breach of any such covenant or term;

(d) unless also signed by any L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(e) unless also signed by the Swingline Lender, no amendment, waiver or consent shall affect the rights or duties of the Swingline Lender under this Credit Agreement;

(f) unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document; and

(g) for the avoidance of doubt and notwithstanding provisions to the contrary in this Section 11.01 or elsewhere in this Credit Agreement, this Credit Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Administrative Agent (and the consent of the Lenders or the Required Lenders shall not be required, other than the consent of any Lenders providing the Incremental Credit Facilities, Specified Refinancing Facilities, Extended Revolving Commitments or Extended Term Loans, as applicable, referred to below) for the purpose of establishing any Incremental Credit Facilities as contemplated by Section 2.01(c), any Specified Refinancing Facilities as contemplated by Section 2.17 or any Extended Revolving Commitments or Extended Term Loans as contemplated by Section 2.18;

provided, however, that notwithstanding anything to the contrary herein, (i) each of the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed and delivered only by the parties thereto, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (iii) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders, (iv) (A) the L/C Commitment reflected on Schedule 2.03 may be amended from time to time by the Borrower, the Administrative Agent and the applicable L/C Issuer, to reflect the L/C Commitment of such L/C Issuer in effect from time to time and (B) the Swingline Commitment reflected on Schedule 2.04 may be amended from time to time by the Borrower, the Administrative Agent and the Swingline Lender to reflect the Swingline Commitment of the Swingline Lender in effect from time to time and (v) any provision of this Credit Agreement or any other Credit Document may be amended by an agreement in writing entered into between the Borrower and the Administrative Agent for the purpose of curing any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Credit Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain MNPI relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, electronic address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Laws, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Credit Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03. No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and authorized by the Required Lenders.

11.04. Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Credit Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, its Affiliates and the Joint Lead Arrangers (but limited, in the case of legal fees, to the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent and the Joint Lead Arrangers, taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole, and, solely in the case of a conflict of interest, one additional counsel to all affected Persons, taken as a whole, in each such relevant material jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (but limited, in the case of legal fees, to the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent, any Lender or the L/C Issuer, taken as a whole, and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole, and, solely in the case of a conflict of interest, one additional counsel to all affected Persons, taken as a whole, in each such relevant material jurisdiction) in connection with the enforcement or protection of its rights in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section 11.04.

(b) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub- agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of any such loss, claim, damage and/or liability constituting legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and solely in the case of a conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby (including the Indemnitee’s reliance on any Communication executed using an Electronic Signature or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Credit Documents (including, without duplication, in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by a Credit Party or any Restricted Subsidiary, or any Environmental Liability related in any way to a Credit Party or any Restricted Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from disputes solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent or a Joint Lead Arranger and other than any claims arising out of any act or omission on the part of the Borrower or any of its affiliates. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 11.04(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claims.

(c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.04 to be paid by them to the Administrative Agent (and any sub- agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (and any sub-agent thereof), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (and any sub-agent thereof) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (and any sub-agent thereof) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Laws, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that this sentence shall in no way diminish the Borrower’s indemnification obligations under Section 11.04(b).

No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Payments. Any amount due under this Section 11.04 shall be payable by the Borrower within 30 days (i) after receipt by the Borrower of a written demand therefor, in the case of any indemnification obligations under Section 11.04(b) and (ii) in the case of reimbursement of costs and expenses under Section 11.04(a), after receipt by the Borrower of an invoice setting forth such costs and expenses in reasonable detail, together with reasonable backup documentation supporting the relevant reimbursement request.

(f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05. Payments Set Aside.

To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

11.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 11.06, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 11.06 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 11.06 (and any other attempted assignment or transfer by any party hereto shall be null and void (other than an assignment or transfer to a Disqualified Institution, which shall be subject to Section 11.06(g))). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such Trade Date, shall not be less than $10,000,000, in the case of any assignment in respect of the revolving credit facility provided hereunder, or $5,000,000, in the case of any assignment in respect of the term loan facility provided hereunder, unless (1) for the remaining outstanding amount under the revolving credit facility or term loan facility hereunder, or (2) each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Term Loans, if any, on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default under Section 9.01(a) or (e) has occurred and is continuing at the time of such assignment or (2) such assignment is to (x) in the case of any Term Loan or Term Loan Commitment, a Lender, an Affiliate of a Lender or an Approved Fund and (y) in the case of any Revolving Loan or Revolving Commitment, a Lender holding a Revolving Commitment; provided that the Borrower shall be deemed to have consented to any such assignment of Term Loans (other than any assignment to any Disqualified Institution or any natural person) unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Loans or Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment or an Affiliate of such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments; and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural person or (D) a Disqualified Institution

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. If any assignment by any Lender holding any Note is made after the issuance of such Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Note to the Administrative Agent for cancellation. Following such cancellation of any prior Note, and upon request by the assignee Lender, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this clause (b) shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.06.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Disqualified Institution, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of Section 11.01(a) that adversely affects the Loans or Commitments in which such Participant has an interest.

Subject to clause (e) of this Section 11.06, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank (other than to any Disqualified Institution or any natural person); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

(g) Assignments to Disqualified Institutions. (i) Any assignment, participation or pledge by a Lender (A) to or with any Disqualified Institution or (B) in the case of any assignment and/or participation, without the Borrower’s consent to the extent the Borrower’s consent is required under this Section 11.06 (and, if applicable, not deemed to have been given pursuant to Section 11.06(b)(iii)(A)), in each case, to any Person shall be null and void unless, solely in the case of any assignment, solely to the extent that there has been any subsequent assignment by a Disqualified Institution or any such other Person to an Eligible Assignee that complies with the requirements of Section 11.06(b), in which case such subsequent assignment will be deemed to be a valid and enforceable assignment for the purposes hereof; and the Borrower shall each be entitled to seek specific performance to unwind any such assignment, participation or pledge and/or specifically enforce this Section 11.06(b) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedy available to the Borrower at Law or in equity; it being understood and agreed that the Borrower and its Subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 11.06 as it relates to any assignment or participation to a Disqualified Person, the pledge or assignment of any security interest in any Loan or Commitment to a Disqualified Person and/or any assignment or participation of, or pledge or assignment of a security interest in, any Loan or Commitment to any Person to whom the Borrower’s consent is required but not obtained. Nothing in this Section 11.06(g) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at Law or equity. The Administrative Agent may make the list of Disqualified Institutions available on a confidential basis in accordance with Section 11.07 to any Lender who specifically requests a copy thereof, and such Lender may provide such list of Disqualified Institutions to any potential assignee or participant who agrees to keep such list confidential in accordance with Section 11.07 solely for the purpose of permitting such Person to verify whether such Person (or any Affiliate thereof) constitutes a Disqualified Institution.

(ii) If any assignment or participation under this Section 11.06 is made to any Disqualified Institution and/or any Affiliate of any Disqualified Institution (other than any Competitor Debt Fund Affiliate) and/or any other Person to whom the Borrower’s consent is required but not obtained, in each case, without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Term Loan held by such Disqualified Person, purchase such Term Loan by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loan, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.06), all of its interests, rights and obligations under this Credit Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans and participations in Letters of Credit and Swingline Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 11.06 (except that no registration and processing fee required under this Section 11.06 shall be required with any assignment pursuant to this paragraph) and (III) in no event shall such Disqualified Person be entitled to receive amounts to which it would otherwise be entitled under Section 2.08(b). Further, whether or not the Borrower has taken any action described in the preceding sentence, (A) no Disqualified Person identified by the Borrower to the Administrative Agent shall be permitted to (x) receive information (including financial statements) provided by any Credit Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) for purposes of determining whether the Required Lenders or the majority Lenders under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class, all Lenders or all affected Lenders, as the case may be, have taken any action, and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons (1) in any proceeding under any Debtor Relief Law commenced by or against the Borrower or any other Credit Party and/or (2) for purposes of any matter requiring the consent of each Lender or each affected Lender and (C) shall not be entitled to receive the benefits of Section 11.04. For the sake of clarity, the provisions in this Section 11.06(g) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.

(iii) Notwithstanding anything to the contrary herein, the Borrower and each Lender acknowledges and agrees that the Administrative Agent shall not (x) have any liability for any assignment or participation made to any Disqualified Institution (regardless of whether the consent of the Administrative Agent is required thereto) or (y) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Person, and none of the Borrower, any Lender or any of their respective Affiliates will bring any claim to that effect.

If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07.	Treatment of Certain Information; Confidentiality.

(a) Information and Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, representatives and any insurer or reinsurer (solely to the extent required in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Credit Agreement) on a need-to-know basis (it being understood that (x) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (y) the Administrative Agent, such Lender or the L/C Issuer shall be responsible for its Affiliates’ and its and their Affiliate’s respective partners, directors, officers, employees, agents, trustees, advisors and representatives compliance with this Section 11.07 and (z) unless the Borrower has otherwise consented, no disclosure shall be made to any Disqualified Institution), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case the Administrative Agent, such Lender or the L/C Issuer shall, except with respect to any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, (i) to the extent practicable and permitted by Law, notify the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, such Lender or the L/C Issuer shall (i) to the extent practicable and permitted by Law, notify the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(c) or (ii) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Credit Party and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or other confidentiality obligations owing to the Borrower or any other Credit Party but only to the extent the Administrative Agent, such Lender or such L/C Issuer has actual knowledge of such other confidentiality obligations or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of any Requirement of Law to a Governmental Authority without any notification to any Person.

For purposes of this Section 11.07, “Information” means all information received from or on behalf of a Credit Party or any Subsidiary relating to the Credit Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a non-confidential basis prior to disclosure by such Credit Party or any Subsidiary, provided that, in the case of information received from a Credit Party or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, in no event shall any disclosure of any Information be made to any Person that is a Disqualified Institution at the time of disclosure.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include MNPI concerning a Credit Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle such MNPI in accordance with applicable Laws, including United States Federal and state securities Laws.

(b) Customary Advertising Material. The consent of the Borrower (which may be withheld in the Borrower’s sole and absolute discretion) is required for the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Credit Parties.

11.08. Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirement of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lende or the L/C Issuer to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party now or hereafter existing under this Credit Agreement or any other Credit Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and the L/C Issuer under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or the L/C Issuer may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09. Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Laws (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10. Integration; Effectiveness; Amendment and Restatement.

(a) This Credit Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed and delivered by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) The parties to the Existing Credit Agreement each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of Section 5.01, (a) the Existing Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement, and (b) the Commitments and Loans under the Existing Credit Agreement and as defined therein automatically shall be replaced with the Commitments and Loans hereunder. This Credit Agreement is not a novation of the Existing Credit Agreement.

11.11. Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12. Severability.

If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13. Replacement of Lenders.

(a) If (w) any Lender requests compensation under Section 3.04, (x) the Borrower is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (y) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or (z) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort and with the reasonable assistance and cooperation of such Lender, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b) (unless waived by the Administrative Agent in its sole discretion);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Laws; and

(v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swingline Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution and delivery by such Non-Consenting Lender of an Assignment and Assumption.

(b) A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed and delivered by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

(d) Notwithstanding anything in this Section 11.13 to the contrary, (A) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.06.

11.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT (I) THE INTERPRETATION OF THE DEFINITION OF “CLOSING DATE TARGET MATERIAL ADVERSE EFFECT” AND THE DETERMINATION OF WHETHER A CLOSING DATE TARGET MATERIAL ADVERSE AFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF, THE BORROWER OR ITS RESPECTIVE AFFILIATES HAS A RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR DECLINE TO CONSUMMATE THE CLOSING DATE ACQUISITION AND (III) THE DETERMINATION OF WHETHER THE CLOSING DATE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT AND, IN ANY CASE, ANY CLAIM OR DISPUTE ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT

THEREOF, SHALL IN EACH CASE BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE WHICH GOVERN THE ACQUISITION AGREEMENT WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE OF ANY JURISDICTION THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION. EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION, LITIGATION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

11.15. Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

11.16. No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Credit Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (B) each of the Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii)(A) the Administrative Agent, the Joint Lead Arrangers and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Credit Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers nor any Lender has any obligation to disclose any of such interests to the Credit Parties and their respective Affiliates. To the fullest extent permitted by Law, each of the Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17. Electronic Execution; Electronic Records; Counterparts. Any Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties and each of the Administrative Agent and each Loan Party agrees that the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any Communication shall be deemed to include Electronic Signatures and that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Loan Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Loan Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party and/or any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Loan Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, any L/C Issuer nor any Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any L/C Issuer’s or any Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each L/C Issuer and each Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Credit Agreement or any other Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

Each of the Credit Parties and each Loan Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Credit Agreement, any other Credit Document based solely on the lack of paper original copies of this Credit Agreement, such other Credit Document, and (ii) waives any claim against the Administrative Agent, each Loan Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Loan Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Credit Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.18. Patriot Act Notice.

Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests that is necessary in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

11.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.20. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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